Exhibit 99.22

DECLARATION OF THE SIXTH AMENDMENT

AND RESTATEMENT OF THE DENTINO FAMILY TRUST

BY

WILLIAM DENTINO AND REBECCA R. DENTINO

i

4.07.	Aggregate Theory of Community Property		9
4.08.	Disclaimer by Survivor		10
4.09.	Unclaimed Administration Expenses, Management and Transmission Expenses		10

ARTICLE V.		SURVIVOR’S TRUST	10
5.01.	Applicability of Article		10
5.02.	Distribution of Income		10
5.03.	Distribution of Principal		11
5.04.	Gifts		11
5.05.	Debts, Expenses and Taxes		11
5.06.	Survivor’s Testamentary General Power of Appointment		11
5.07.	Distribution Upon Death of Survivor		11

ARTICLE VI.		MARITAL TRUST	11
6.01.	Applicability of Article		11
6.02.	Unitrust Payments to Survivor		11
6.03.	Distribution of Principal		12
6.04.	Tax Payment to Survivor’s Estate		12
6.05.	Distribution Upon Death of Survivor		13
6.06.	Marital Deduction Intention and Election		13
	A.	Directive to Convert to Income Producing Property	13
	B.	Discount Paid as Interest	14
	C.	Personal Residence	14
	D.	Management and Transmission Expenses	14
	E.	No Power to Appoint Marital Trust to Anyone Other Than Survivor	14
	F.	Retention of Assets	14
	G.	Protection of QTIP Marital Deduction	14
6.07.	Qualified Retirement Plans		14
	A.	Annual Distributions	14
	B.	Elections	15
	C.	Records	15
6.08.	Personal Residence		15

ARTICLE VII.		FAMILY BYPASS TRUST	15
7.01.	Applicability of Article		15
7.02.	Unitrust Payments to Survivor		15
7.03.	Distribution of Principal		16
7.04.	Order of Invasion of Principal		16
7.05.	Distributions Upon Death of Survivor		16

ARTICLE VIII.		DISCLAIMER TRUST	16
8.01.	Applicability of Article		16
8.02.	Distribution of Income		16

8.03.	Distribution of Principal		16
8.04.	Distributions Upon Death of Survivor		16

ARTICLE IX.		DISTRIBUTION AFTER SURVIVOR’S DEATH	17
9.01.	Applicability of Article		17
9.02.	Deferral of Division or Distribution of Trust Estates		17
9.03.	Specific Bequests		17
	A.	Jewelry and Certain Personal Items	17
	B.	Balance of Personal Items	17
	C.	Proceeds of Prudential Policy and Bill Notes Receivable	18
		(1) Proceeds of Prudential Policy	18
		(2) Bill Notes Receivable and Proceeds of Prudential Policy	18
9.04.	Residue		18
	A.	William Decedent; Rebecca Survivor	18
	B.	Rebecca Decedent; William Survivor	18
9.05.	William’s Remainder		19
	A.	Marital Trust(s)	19
	B.	Family Bypass Trust	19
	C.	Disclaimer Trust	19
	D.	Distribution	19
	E.	No Issue	20
9.06.	Trust for Child of William		20
	A. Distributions for Education and Other Purposes		20
	B.	Income Supplementing Distributions	20
	C.	Special Loans	21
	D.	Discretionary Distributions	21
		(1) Disability	21
		(2) Low Income	21
		(3) Care for Others	21
		(4) Other Circumstances	22
		(5) Exculpation of Trustee	22
	E.	Unused Income Before Age 25	22
	F.	Child’s Right to Income at Age 25	22
	G.	Distribution of Principal	22
		(1) At Age 30	22
		(2) Termination of Trust at Age 35	22
	H.	Death of Child Prior to Distribution of Entire Trust	22
9.07.	Trust for Grandchild of William		23
	A.	Distribution to Grandchild Under Age 20	23
	B.	Distributions to Grandchild After Graduation or Attaining Age 20	23
	C.	Income Supplementing Distributions	23
	D.	Special Loans	24

	E.	Discretionary Distributions	24
		(1) Disability	24
		(2) Low Income Occupation	25
		(3) Care for Others	25
		(4) Other Circumstances	25
		(5) Exculpation of Trustee	25
	F.	Unused Income Before Age 30	25
	G.	Grandchild’s Right to Income At Age 30	25
	H.	Distribution of Principal	25
	I.	Death of Grandchild Prior to Distribution of Entire Trust	26
9.08.	Trust for Great-Grandchildren, Etc., of William		26
	A.	Family Pot Trust for Great-Grandchildren	26
	B.	Distribution When Youngest Great-Grandchild is 35	27
9.09.	Small Trust Estate		27
9.10.	William’s Contingent Remainder Beneficiaries		27
9.11.	Rebecca’s Remainder		27
	A.	Marital Trust(s)	27
	B.	Family Bypass Trust	28
	C.	Disclaimer Trust	28
	D.	Distribution	28
	E.	No Issue	28
9.12.	Trust for Child of Rebecca		28
	A.	Distributions for Education and Other Purposes	28
	B.	Income Supplementing Distributions	29
	C.	Special Loans	29
	D.	Discretionary Distributions	29
		(1) Disability	30
		(2) Low Income	30
		(3) Care for Others	30
		(4) Other Circumstances	30
		(5) Exculpation of Trustee	30
	E.	Unused Income Before Age 25	30
	F.	Child’s Right to Income at Age 25	31
	G.	Distribution of Principal	31
		(1) At Age 30	31
		(2) Termination of Trust at 35	31
	I.	Death of Child Prior to Distribution of Entire Trust	31
9.13.	Trust for Grandchild of Rebecca		31
	A.	Distribution to Grandchild Under Age 20	31
	B.	Distributions to Grandchild After Graduation or Attaining Age 20	32
	C.	Income Supplementing Distributions	32
	D.	Special Loans	32

	E.	Discretionary Distributions	33
		(1) Disability	33
		(2) Low Income Occupation	33
		(3) Care for Others	33
		(4) Other Circumstances	33
		(5) Exculpation of Trustee	34
	F.	Unused Income Before Age 30	34
	G.	Grandchild’s Right to Income At Age 30	34
	H.	Distribution of Principal	34
	I.	Death of Grandchild Prior to Distribution of Entire Trust	34
9.14.	Trust for Great-Grandchildren, Etc., of Rebecca		35
	A.	Family Pot Trust for Great-Grandchildren	35
	B.	Distribution When Youngest Great-Grandchild is 35	35
9.15.	Small Trust Estate		35
9.16.	Rebecca’s Contingent Remainder Beneficiaries		36
9.17.	Dentino Education Trust		36
9.18.	Dentino’s Children Trust		36
	A.	Allocation	36
	B.	Distribution	36
	C.	Death of Child Prior to Termination	37

ARTICLE X.		GENERAL PROVISIONS APPLICABLE TO CERTAIN TRUSTS AND POWERS	37
10.01.	Application of Article		37
10.02.	Multiple Trusts for Same Beneficiary		37
	A.	Discretionary Distributions	37
	B.	Distributions for Particular Purposes	37
10.03.	Distribution to Beneficiary Under Age 21 or Legally Disabled		37
	A.	Distribute Outright	38
	B.	Distribute to Custodian If Under Age 21	38
	C.	Retain in Trust	38
	D.	“Legally Disabled”	38
10.04.	Independent Trustee May Postpone or Accelerate Distributions		38
	A.	Actions That Can Be Taken	38
		(1) Net Income	38
		(a) Beneficiary Entitled to Net Income	38
		(b) Further Descendants’ Trusts	39
		(c) Delay Conversion of ESBT to QSST	39
		(2) All Trusts; Change in Time for Principal Distributions	39
		(3) Changes in Direction	39
	B.	Discretion	39
	C.	Certain Tax Consequences	40

v

10.05.	Powers and Powers of Appointment		40
	A.	Manner of Exercise	40
	B.	Restrictions on Implementation of Exercise of a Power of Appointment	40
	C.	Compelled Exercise Not Effective	41
10.06.	Survivorship Provision		41
10.07.	Rule Against Perpetuities		41
	A.	Termination	41
	B.	Distributions Upon Termination	41
10.08.	Spendthrift Restrictions		42
	A.	In General	42
		(1) Distributions for Needs	42
		(2) Excess Retained as Principal	42
	B.	Exception for Assignments by Survivor	42
	C.	Exception for Modification by Independent Trustee	42
10.09.	No-Contest Provision		43
	A.	Contests	43
	B.	Defense	43
10.10.	Attorneys’ Fees		43
10.11.	Qualified Retirement Plans		43
	A.	Designated Beneficiary Trust	43
	B.	Administration of Retirement Plan Trusts	44
	C.	Distributions During Life of Beneficiary	44
	D.	Taxes	44
	E.	Not Liable for Debts, Expenses or Taxes on Other Trust Assets	45
	F.	Withdrawals from Qualified Retirement Plan and Trustee’s Discretion to Accelerate	45
	G.	Distribution upon Beneficiary’s Death	45
10.12.	Material Purpose and Possible Changed Circumstances		45

ARTICLE XI		ALLOCATION PROVISIONS	45
11.01.	Application of Article		45
11.02.	Principal and Income		46
	A.	Power to Determine Principal and Income	46
	B.	Partnerships and LLCs	46
	C.	S Corporations	46
11.03.	Allocation of Income and Expenses Among Successive Beneficiaries		46
	A.	Allocation of Income	46
	B.	Allocation of Expenses	46
11.04.	Unitrust Conversion and Reconversion		47
11.05.	Reconversion		47

ARTICLE XII.		GENERATION-SKIPPING TRANSFER TAX PROVISIONS	47
12.01.	Application of Article		47
12.02.	Definitions		47
	A.	Code	47
	B.	Generation-Skipping Tax	48
	C.	Exempt	48
	D.	Trust	48
	E.	Other Terms	48
12.03.	Dividing Trusts		48
12.04.	Combining Trusts		48
12.05.	Exercising Discretion to Divide and Combine Trusts		48
12.06.	Coordination Decisions		48
12.07.	Reserved		49
12.08.	Distributions From Exempt and Non-Exempt Trusts; Medical and Education Expenses		49
12.09.	General Power of Appointment		49
	A.	Testamentary General Power of Appointment to Avoid Generation-Skipping Transfer Tax	49
		(1) No Greater State Tax	49
		(2) U.S. Citizen or U.S. Trust	50
		(3) No Section 2701 Application	50
	B.	Non-Exercise of General Power of Appointment	50
	C.	Independent Trustee Discretion	50
12.10.	Interest on Pecuniary Amounts		50
12.11.	Good Faith Exercise		50

ARTICLE XIII.		S CORPORATION PROVISIONS	50
13.01.	Applicability of Article		50
13.02.	Establishment of Separate Trust		50
	A.	QSST for Survivor	50
	B.	Multiple Income Beneficiaries	51
	C.	Income Beneficiary Under Age for Income	51
	D.	Income Beneficiary Age	51
	E.	Exception if Unnecessary Under Tax Laws	51
13.03.	QSST Dispositive Provisions		51
	A.	Only One Income Beneficiary	51
	B.	Corpus Distributions	51
	C.	Termination of Income Interest	52
	D.	Termination of Trust During Life of Income Beneficiary	52
	E.	Income Distributions	52
	F.	No Distributions to Satisfy Support Obligations	52
	G.	Successor Trustee in the Event of Dependent Beneficiary	52

	H.	Section 1361(d)(3) or Treasury Regulations Modifications	52
	I.	QSST for Survivor	52
13.04.	ESBT Administration		53
13.05.	Intent		53
13.06.	Good Faith Exercise		53

ARTICLE XIV.		PROVISIONS REGARDING TRUSTEES	53
14.01.	Designation of Trustee		53
	A.	Dentino Family Trust	53
		(1) In General	53
		(2) Molina Stock	54
	B.	Survivor’s Trust	54
		(1) William as Survivor	54
		(2) Rebecca as Survivor	54
	C.	Marital Trust, Family Bypass Trust and Disclaimer Trust	54
		(1) William as Survivor	54
		(2) Rebecca as Survivor	55
	D.	Trusts for Issue	55
	E.	Interested Trustees	55
14.02.	Designation of Co-Trustees, Successor Trustees and Independent Trustee		55
	A.	Designation	55
	B.	Manner of Designation	56
	C.	Conflict	56
	D.	Condition to Serving	56
	E.	Independent Trustee	56
14.03.	Provisions Concerning Successor Trustees		57
14.04.	Exculpatory Clause		57
	A.	Exculpation of Trustee in General	57
	B.	Disbursements	57
	C.	No Successor Liability for Predecessor or Co-Trustee	57
	D.	No Liability for Co-Trustee or Successor Trustee	58
14.05.	Voluntary Resignation		58
14.06.	Incapacity of Trustee		58
	A.	Determination of Incapacity or Capacity	58
	B.	Effect of Determination or Finding of Incapacity	59
		(1) Temporary Incapacity	59
		(2) Resumption of Trusteeship Upon Recovery From Temporary Incapacity	59
		(3) Permanent Incapacity	59
	C.	Consent to Examination and Waiver of Doctor-Patient Privilege	59
14.07.	Delegation by Trustees Permitted		60
	A.	Temporary Absence	60

	B.	Third Party Reliance on Delegation	60
14.08.	Conflicts of Interest		60
14.09.	Removal and Replacement of Trustee		60
	A.	By Survivor	60
	B.	By Children	60
14.10.	Bond Waived		61
14.11.	Compensation for Services		61
14.12.	Majority Control; Vacancy		62
14.13.	Actions by Independent Trustee		62
	A.	Powers Limited to Independent Trustee	62
		(1) Directions to Make Distributions or Loans	62
		(2) Timing of Distributions	62
		(3) Support Disbursements	62
		(4) Other Powers	62
	B.	Liability of Independent Trustee Limited	62
	C.	Application to Independent Trustee; Delegation	63
	D.	Independent Trustee Compensation and Limited Responsibility	63
14.14.	Certain Actions of Trustee Restricted		63
14.15	Disclaimer of Fiduciary Powers		63

ARTICLE XV.		TRUST ADMINISTRATION	64
15.01.	Powers of Trustee		64
	A.	Employ Professional and Other Assistance	64
	B.	Pay Expenses and Carry Insurance	64
	C.	Receive and Retain Property	64
	D.	Hold Property	64
	E.	Operate a Business	64
	F.	Manage and Control Property	64
	G.	Purchase and Sell	65
	H.	Create Restrictions	65
	I.	Borrow and Lend	65
	J.	Conduct Banking	65
	K.	Combine and Divide Trusts	66
	L.	Distribute Assets	66
	M.	Pay a Deceased Beneficiary’s Death Taxes	66
	N.	Deal With Insurance	66
		(1) Premiums	67
		(2) Trustee Powers Regarding Insurance	67
		(3) Reliance by Insurers	67
		(4) Ownership	67
	O.	Deal With Certain Treasury Bonds	67
	P.	Abandon Property	68
	Q.	Leasing	68

	R.	Deal With Claims	68
	S.	Partition	68
	T.	Purchase or Sell From Estate or Trust	68
	U.	Withhold Distributions Subject to Disputes	68
	V.	Allow Occupancy	68
	W.	Real Property	69
	X.	Appoint Trustee in Other Jurisdiction	69
	Y.	Resolve Disputes	69
	Z.	No Need to Make Adjustments	69
	AA.	Powers on Termination	69
	BB.	Limitations on Trustee’s Duty of Loyalty	69
15.02.	Income and Expenses		70
15.03.	Accounting for Separate Trusts		70
15.04.	Delay in Distribution		70
15.05.	Annual Accounting		70
15.06.	Receipts Upon Distribution		71
15.07.	Other Property May Be Added		71
15.08.	Environmental Hazards and Compliance With Environmental Laws		71
	A.	Authorization to Inspect Property Prior to Accepting Property or Consenting to Serve as Trustee	71
		(1) Due Diligence Prior to Acceptance	71
		(a) Site Inspection	71
		(b) Document Inspection	71
		(2) Equivalent Rights	72
		(3) No Consent From Due Diligence	72
		(4) Trustee Acceptance of Specific Assets	72
	B.	Termination, Bifurcation or Modification of Trust Due to Environmental Liability	72
		(1) Permissible Actions	72
		(a) Modify	72
		(b) Bifurcate	72
		(c) Appoint Special Trustee	72
		(d) Abandon	73
		(2) Terminate	73
		(3) Broad Discretion	73
	C.	Trustee’s Powers Relating To Environmental Laws	73
	D.	Indemnification of Trustee for Environmental Expenses	73
		(1) Environmental Expenses	73
		(a) Investigation and Remediation	73
		(b) Legal Fees	73
		(c) Other Fees and Fines	73
		(d) Consultants and Other Experts	73
		(2) Expenses for Assets Owned Directly or Indirectly	73

x

		(a) Owned by Trust Outright	74
		(b) Owned by Business	74
		(3) Expenses Paid From Trust	74
		(4) Bad Faith	74
	E.	Indemnification of Trustee for Environmental Expenses In Excess of Trust Value	74
	F.	Exoneration of Trustee for Acts Relating To Environmental Law	74
	G.	Allocation of Environmental Expenses and Receipts Between Income and Principal	74
15.09.	Special Provisions Regarding Business Interests		75
	A.	Powers to Accept and Continue Ownership	75
	B.	No Diversification	75
	C.	Control of Ownership Interests	75
	D.	Profits and Losses	76
	E.	No Liability for Losses or Misconduct, Etc.	76
	F.	Trustee’s Activities	76
15.10.	Tax Elections and Allocations		76
15.11.	Special Provisions Regarding Trustees and Interested Trustees		76
	A.	Interested Trustee	76
	B.	Certain Tax Elections by Non-Interested Trustees	77
	C.	Trustee/Beneficiary	77
	C.	Life Insurance Policies	77

ARTICLE XVI.		PAYMENT OF DEBTS, EXPENSES AND TAXES	77
16.01.	Payment of Debts and Expenses		77
16.02.	General Rule for Payment and Apportionment of Death Taxes		78
16.03.	Exceptions and Clarifications to General Rule for Payment and Apportionment of Death Taxes		78
	A.	Gifts Indicated as Free of Death Tax	78
	B.	Qualified Retirement Plans or Other “Outside” Assets	78
	C.	Disclaimed Property	79
	D.	Charitable Deduction Property	79
	E.	Exempt QTIP Assets Pass Free of Death Tax	79
	G.	Lifetime Transfers; 2207B Confirmation	79
	H.	Gift Tax on Lifetime Gifts	79
	I.	Payment From Exempt and Non-Exempt Assets	79
16.04.	Payment of GST Tax		80
16.05.	Allocation of GST Exemption; Other Tax Elections		80
16.06.	Portability; No Code Section 2010(c)(5) Election		80

ARTICLE XVII.		AMENDMENT AND REVOCATION	80
17.01.	During Trustors’ Lives		80
17.02.	During the Survivor’s Life		80
17.03.	Agents		81

17.04.	Method of Revocation or Amendment	81
17.05.	Revocation by Gift	81
17.06.	Effect of Defective Documents	81
17.07.	Effect of Amendment Not Acceptable to Trustee	81
17.08.	Limitation on Exercise of Powers by Conservator or Guardian of Estate	82

ARTICLE XVIII.	DEFINITIONS	82
18.01.	Agent	82
18.02.	Appropriate Interest	82
18.03.	Beneficiary	82
18.04.	Charity	82
18.05.	Child, Grandchild and Issue	82
18.06.	Code	83
18.07.	Current Beneficiary	83
18.08.	Death Taxes	83
18.09.	Discretion	83
18.10.	Education	83
18.11.	Exempt; Exempt Trust	83
18.12.	Income Beneficiary	83
18.13.	Independent Trustee	83
18.14.	May	83
18.15.	Non-Exempt; Non-Exempt Trust	84
18.16.	Pay To	84
18.17.	Qualified Retirement Plan	84
18.18.	Right Of Representation	84
18.19.	Shall	84
18.20.	Spouse	84
18.21.	Tax Terminology	84
18.22.	Trust	85
18.23.	Value	85

ARTICLE XIX.	MISCELLANEOUS PROVISIONS	85
19.01.	Captions	85
19.02.	Partial Invalidity	85
19.03.	Rules of Construction and Change of Situs	85
19.04.	Interpretation	85
19.05.	Intentional Omission	85
19.06.	Trust Name	85

SCHEDULE A

DECLARATION OF THE SIXTH AMENDMENT

AND RESTATEMENT OF THE DENTINO FAMILY TRUST

BY

WILLIAM DENTINO AND REBECCA R. DENTINO

WILLIAM DENTINO (“William”) and REBECCA R. DENTINO (“Rebecca”), as trustors and as trustees of the Dentino Family Trust, dated June 28, 2005, as amended pursuant to that certain First Amendment of the Declaration of the Dentino Family Trust, executed on April 3, 2008, as amended and restated pursuant to that certain Declaration of the Second Amendment and Restatement of the Dentino Family Trust, executed on March 14, 2012, as amended pursuant to the Declaration of the Third Amendment of the Dentino Family Trust, executed on March 2, 2016, as amended pursuant to that certain Declaration of the Fourth Amendment of the Dentino Family Trust, dated July 8, 2017, and as amended pursuant to that certain Declaration of the Fifth Amendment of the Dentino Family Trust, dated July 25, 2017, hereby amend and restate such trust as provided in this Declaration of the Sixth Amendment and Restatement of the Dentino Family Trust (“Declaration).

The trustors declare that they have transferred to themselves, as trustees, the properties described on the attached Schedule A, to be held administered and distributed as provided in this Declaration.

ARTICLE I.                                                                          FAMILY

The trustors are married and have two (2) children now living whose names are ALEXIS O. DENTINO (“Alexis”) and ABIGAIL N. DENTINO (“Abigail”). William has two (2) children, WILLIAM L. DENTINO (“Bill”) and STAMATIOS G. DENTINO, M.D. (“Sam”), by a prior marriage.

ARTICLE II.                                                                     TRUST PRINCIPAL

2.01.                     Community and Separate Estates of Property. The principal of the trust shall consist of the properties described in Schedule A and all other properties transferred to the trust by either trustor by inter vivos gift, testamentary disposition, designation as beneficiary or other means. All community property transferred to the trust (inter vivos, testamentary or otherwise) and its proceeds shall retain its character as community property during the trustors’ joint lives, and shall herein be referred to as the “community estate” or the “community property.” All quasi-community property transferred to the trust (inter vivos, testamentary or otherwise) and its proceeds shall retain its character as quasi-community property during the trustors’ joint lives, and shall herein be referred to as the “quasi-community estate” or the “quasi-community property.” All separate property transferred to the trust (inter vivos, testamentary or otherwise) and its proceeds shall retain its character as separate property of the transferring trustor during the trustors’ joint lives, and shall herein be referred to as that trustor’s “separate estate” or the “separate property.” On documents of title, the letters “SPH” or “SPW,” should they be present, shall connote the following: “SPH” shall connote separate property or quasi-community property in the name of the husband; “SPW” shall connote separate property or quasi-community property in the name of the wife; and no letters shall connote community property. Such connotations are rebuttable if the facts indicate that ownership is other than as so designated. Should an asset not be designated “SPH” (or otherwise designated as the separate property of the husband) or “SPW” (or otherwise designated as the separate property of the wife), the separate, community or quasi-community character shall be as reflected in the books and records of the trustors and the trustee. No amendment or revocation of this Declaration shall change the character of any property held by the trustee, and property returned to the trustors shall retain its character as it was within the trust, unless clear and specific provision for the change is made in the document amending or revoking this Declaration. The trustee shall not be held personally liable for making any distributions authorized in this Declaration consistent with the designations made by the trustors.

2.02.                     Community Property Character of Jointly Held Property. The trustors declare and agree that all property transferred to the trust (in the past, now or in the future) the title to which was held in their names as joint tenants with right of survivorship or other form of co-ownership, shall constitute their community property. In transferring any such property to the trust, the trustors expressly intend to confirm or transmute (i.e., change) the character of such property (to the maximum extent permitted by applicable law) as or to their community property. Notwithstanding the foregoing, in the event legal proceedings are commenced to dissolve their marriage, the trustors reserve their rights of reimbursement under California Family Code Section 2640 for contributions to community property traceable to a separate property source.

ARTICLE III.                                                                DISTRIBUTIONS DURING TRUSTORS’ JOINT LIVES

3.01.                     Distribution of Income. Except as provided in paragraph 3.03, while both trustors are living the trustee shall pay to the trustors or apply for their benefit as much of the net income of the trust as either trustor may request from time to time; provided, however, that only the trustor who has transferred separate property to the trust may request the income from that trustor’s separate estate. Any income not paid to or applied for the trustors during a calendar year shall be added to the trust principal at the end of the year, except as otherwise provided in paragraph 3.03.

3.02.                     Distribution of Principal. Except as provided in paragraph 3.03, the trustee shall pay to the trustors or apply for their benefit any amounts from the principal of the trust, first from the community estate, then from the quasi-community estate and then from the separate estates of both trustors, in equal shares to the extent possible, that the trustee considers necessary for the trustors’ education, support in their accustomed manner of living and their medical, dental, hospital and nursing expenses, expenses of invalidism, comfort, welfare or happiness. The trustee shall also distribute any asset of the community estate or the quasi-community estate requested in writing by either trustor and any asset of a trustor’s separate estate that is requested in writing by that trustor. If the item requested is the trustors’ community property or quasi-community property, it shall be distributed to the trustors as community property or quasi-community property, as the case may be. If the item requested is the separate property of one of the trustors, it shall be distributed to that trustor as separate property.

3.03.                     Incapacity. If at any time either trustor has become physically or mentally incapacitated, whether or not a court of competent jurisdiction has declared the trustor incompetent or mentally ill or has appointed a conservator, the trustee shall pay to the non-incapacitated trustor or apply for either trustor’s benefit, first from the community estate, then from the quasi-community estate and then from the separate estates of both trustors, in equal shares to the extent possible, the amounts of net income and principal necessary in the trustee’s discretion for the health, education, support, maintenance, comfort, welfare or happiness of both trustors, in accordance with their accustomed manner of living, until the incapacitated trustor is again able to manage his or her own affairs or until the earlier death of either trustor. The non-incapacitated trustor may also withdraw, from time to time, accumulated trust income and principal of community property and quasi-community property, and of separate property contributed by that trustor. Income and principal from community property or quasi-community property so paid or withdrawn shall be held and administered as community property or quasi-community property by the non-incapacitated trustor, as the case may be. Any income in excess of the amount distributed or applied for the benefit of the trustors shall be accumulated and added to principal of the community, quasi-community or separate estate, as the case may be. If a conservator of the person or estate is appointed for either trustor, the trustee shall take into account any payments made for either trustor’s benefit by such conservator.

3.04.                     Residences, Furniture and Furnishings. The following provisions shall apply with respect to each residence occupied by the trustors and its furniture and furnishings:

A.                                    Trustors’ Right to Occupy Residence. The trustors shall have the right to occupy the residence and to possess and use any furniture and furnishings located therein without any obligation to pay rent or to account to the trustee or any Beneficiary hereunder.

B.                                    Management and Care of Residence. While the trustors shall possess and occupy the residence, the trustors shall arrange for management and care of the residence and the trustee shall pay all costs associated therewith. The trustee shall be relieved of all responsibility with respect to the residence, except that (i) the trustee shall be obligated to pay all operating expenses, taxes, insurance and assessments and all installments of principal or interest which shall fall due on any note secured by a mortgage or deed of trust constituting a lien on the residence, and (ii) during any period of incapacity of the trustors, the trustee shall also manage and care for the residence and pay all costs associated with its ownership and operation. The trustee shall charge all disbursements with respect to the residence to the income of the community or separate estate owning an interest in the residence, except that all principal payments on any mortgage and all capital improvements shall be charged to principal of such estate.

C.                                    Ability to Exchange Residence. Upon receipt of written instructions from the trustors, the trustee shall exchange the residence for other residential property or shall sell the residence and shall use the funds of the trust to purchase other residential property suitable for the trustors, taking into account the manner in which the trustors are accustomed to living and such other factors as the trustee may consider relevant. Any sale or purchase may be solely for cash or partly for cash and partly on credit, and at such price and upon such terms as the trustee shall determine. Any other residential property received in exchange or by purchase shall be subject to all the terms and conditions of this paragraph 3.04, including but not limited to the provisions hereof relating to possession and occupancy, sale or exchange, and the acquisition of other residential property in the place thereof.

D.                                    Right to Rent Apartment. In the event the trustors shall notify the trustee in writing that they desire to lease or rent an apartment in lieu of living in the residence or replacement residential property, the trustee shall pay the rent for such apartment from the net income of the community estate, or the principal if necessary. In the event the trustors shall subsequently desire to reside in a private residence, the trustee shall acquire a residence upon the terms and conditions provided in this paragraph 3.04.

3.05.                     Annual Exclusion Gifts. The trustee shall make annual gifts to the issue of either trustor, to the full extent of the Federal annual gift tax exclusion under Code Section 2503(b), or any successor statute, as directed by (i) the trustors, (ii) one of the trustors and an Agent acting for the other trustor under the power and authority granted in a valid durable power of attorney, from the community estate, (iii) a trustor or an Agent acting for a trustor under the power and authority granted to such Agent in a valid durable power of attorney, from the separate estate of such trustor or (iv) Agents acting for both trustors under the power and authority granted to such Agents in valid durable powers of attorney.

ARTICLE IV.                                                                 DIVISION AFTER FIRST DEATH

4.01.                     Applicability of Article; “Decedent” and “Survivor”. Upon the death of the first trustor to die, the trustee shall distribute the trust principal, including any additions made to the trust as a result of the deceased trustor’s death such as from the decedent’s will or life insurance policies, in accordance with the provisions of this Article IV. The first trustor to die shall herein be referred to as the “decedent,” and the surviving trustor shall herein be referred to as the “survivor.”

4.02.                     Deferral of Division or Distribution of Trust Estate. The trustee may, in the trustee’s discretion, defer distribution or division of the trust estate for so long as such deferral is reasonably required for the proper administration of the trust, including but not limited to the convenience of administering the assets of the trust estate after the decedent’s death and until distribution pursuant to this Article and allowing sufficient time to inventory and value trust assets, determine and satisfy any creditor’s claims, plan for and pay taxes and make the distributions pursuant to this Article; provided, however, that the trustee shall not delay a division or distribution so that a transfer fails to qualify for a marital or charitable deduction or so that a generation-skipping transfer tax would be payable. When the trustee defers distribution or division of the trust assets, the deferred division or distribution shall be made as if it had taken place at the time prescribed in this Declaration in the absence of this paragraph, and all rights given to the Beneficiaries of such trust assets under other provisions of this Declaration shall be deemed to have accrued and vested as of such prescribed time.

4.03.                     Debts. Expenses and Taxes. Debts, expenses and taxes shall be paid in accordance with Article XVI.

4.04.                     Specific Bequests.

A.                                    William Is Decedent. If William is the decedent, the following specific bequests shall be made, free of all Death Taxes:

(1)                                 Personal Items. William’s leather-strap Omega watch shall be distributed to Bill, if he survives William, and if not, then to Sam if he survives William. William’s metal-band Omega watch shall be distributed to Sam, if he survives William, and if not, then to Bill, if he survives William. William’s silver money clip shall be distributed to Sam, if he survives William, and if not, then to Bill, if he survives William.

(2)                                 Bill Notes Receivable and Proceeds of Prudential Policy. All debts of Bill to William, William and Rebecca and/or the trustee (collectively “Bill Notes Receivable”) shall be distributed to the trustee of the Dentino Children Trust, set forth in paragraph 9.18. If Prudential/Pruco Life Insurance Company (“Prudential”) policy number #L9 006 242 is in force at William’s death, a portion of the proceeds thereof, as determined below, shall be distributed to the trustee of the Dentino Children Trust, set forth in paragraph 9.18. The portion of such policy to be distributed to the trustee of the Dentino Children Trust shall be an amount equal to $400,000 less the sum of the principal balance of all Bill Notes Receivable and all accrued interest on the Bill Notes Receivable (regardless of enforceability) as of the date the Bill Notes Receivable are distributed to the trustee of the Dentino Children Trust. To the extent any of the Bill

Notes Receivable constitute community property of the trustors, such portion and any accrued interest thereon shall be considered William’s half of the trustors’ community property and other assets of the trust estate of equivalent value, as selected by the trustee, shall be considered Rebecca’s half of the trustors’ community property, so that an equal, but non-prorata, division of the trustor’s community property can be made. The trustors acknowledge that such policy, and its proceeds, constitute community property of the trustors. However, for purposes of allocating the trust estate in accordance with this Article IV upon the death of the decedent, if William is the decedent, such policy proceeds allocable to the Dentino Children Trust shall be considered William’s half of the trustors’ portion of the community property and other assets of the trust estate of equivalent value, as selected by the trustee, shall be considered Rebecca’s half of the trustors’ community property, so that an equal, but non-prorata, division of the trustors’ community property can be made.

B.                                    Rebecca Is Decedent. If Rebecca is the decedent, the following specific bequests shall be made, free of all Death Taxes: Rebecca’s pave sapphire and diamond bracelet and earrings set, Rolex watch and original yellow gold wedding ring and diamond shall be distributed to Alexis, if she survives Rebecca, and if not, then to Abigail, if she survives Rebecca. Rebecca’s gold and diamond Omega watch, gold and diamond bracelet (not tennis bracelet) and white gold wedding ring and diamond shall be distributed to Abigail, if she survives Rebecca, and if not, then to Alexis, if she survives Rebecca.

4.05.                     Residue. The trustee shall divide the residue of the trust principal into the following three separate trusts:

A.                                    Survivor’s Trust. The trustee shall distribute to the survivor all of the assets of the trust that have retained the character of the survivor’s separate property, the survivor’s interest in community property and the survivor’s share of the decedent’s quasi-community property under Probate Code Section 101, and all accrued and undistributed income thereon. The trustee shall also distribute to the survivor from the decedent’s interest in the community estate and the decedent’s separate estate, if any, all of the decedent’s interest in any household furniture and furnishings, jewelry, clothing, personal automobiles, books and other tangible articles of a household or personal nature not otherwise specifically distributed under the preceding provisions of this Declaration, together with the decedent’s interest in any separate insurance policy on such property and subject to any encumbrances thereon. The survivor may (but shall not be obligated to) assign the right to receive any or all of the property described in this paragraph A to the Survivor’s Trust under Article V.

B.                                    Marital Trust and Family Bypass Trust. From the decedent’s remaining interest in the community estate, quasi-community estate and the decedent’s separate estate, if any, the trustee shall allocate and distribute shares thereof to the Marital Trust and the Family Bypass Trust. The Marital Trust share shall equal the smallest fractional share that can be allocated and distributed that, if taken as a Federal estate tax marital deduction or a state estate or inheritance tax marital deduction, whichever is greater, will entirely eliminate (or reduce to the maximum extent possible) any Federal estate tax or state estate or inheritance tax on the decedent’s death, after taking into account all factors relevant to this tax objective, including but not limited to the factors listed below. The Family Bypass Trust share, if any, shall equal the remaining share. If there is no tax in effect with respect to which a marital deduction will reduce or defer taxes upon the decedent’s death, then all of such remaining interest shall be allocated to the Family Bypass Trust. The trustee shall allocate assets of the trust estate allocable to the Marital Trust and the Family Bypass Trust on a fractional basis; provided, however, that the trustee shall have the power to allocate in kind certain assets entirely to one trust as long as offsetting allocations are made to the other trust. The Marital Trust share, if any, shall be held in trust and distributed in accordance with Article VI, Marital Trust. The Family Bypass Trust share shall be held in trust and distributed in accordance with Article VII, Family Bypass Trust. The factors are as follows:

(1)                                 Claimed and Allowed Deductions. All deductions claimed or allowed in determining the estate or inheritance tax payable by reason of the decedent’s death.

(2)                                 Net Value of All Decedent’s Property; Disclaimer. The net value of all other property included in the decedent’s gross estate, whether or not it is given under this Declaration and whether it passes at the time of the decedent’s death or has passed before the decedent’s death to or in trust for any person or entity, so that it is included in the decedent’s gross estate and qualifies for the estate or inheritance tax marital deduction. If the survivor disclaims any property that would otherwise qualify for the estate or inheritance tax marital deduction, this disclaimer shall be disregarded for purposes of this paragraph 4.05B.

(3)                                 Estate Tax Credits. All credits allowed for estate or inheritance tax purposes; provided, however, that for this purpose account shall not be taken of any credit for (a) Death Taxes paid in the estate of one whose death occurs after the decedent’s death or (b) any state Death Tax, unless, and to the extent, a Death Tax would be payable to the state or states regardless of the Federal credit.

(4)                                 Valuation Date and Other Tax Sensitive Assets. The shares allocable to the Marital Trust and to the Family Bypass Trust shall be determined using the value of assets as finally determined for Federal estate tax purposes. The gifts to the Marital Trust and to the Family Bypass Trust may be satisfied in cash or in kind, in undivided interests, or partly in each, each such asset to be valued for this purpose on the date it is distributed. Any assets that are not eligible for the estate or inheritance tax marital deduction shall be allocated to the Family Bypass Trust. Any insurance on the life of the survivor and any assets for which a credit for foreign Death Taxes is allowable for Federal estate tax purposes shall be allocated to the Family Bypass Trust, unless there is insufficient other property to fully fund the Marital Trust share.

(5)                                 Division of Marital Trust. The Marital Trust may be divided into one or more separate Marital Trusts in accordance with paragraph 6.06, Marital Deduction Intention and Election, and paragraph 4.06F.

C.                                    Simultaneous Death. In the event both trustors die simultaneously or under circumstances that make it difficult or impossible to determine which of them survived the other, then, for purposes of the division of the trust estate under this paragraph 4.06, the trustee shall presume that the trustor who has the larger “Gross Estate” as defined in Code Section 2031, reduced by the deductions allowed by Code Section 2053 and 2054, predeceased the other.

D.                                    Qualified Retirement Plans. Should the decedent designate this trust or the Marital Trust to receive benefits (“Benefits”) from any Qualified Retirement Plan, the following provisions shall apply:

(1)                                 To the extent that the value of the Benefits are includible in the Gross Estate of the decedent under Code Section 2039 or otherwise, and to the extent that the value of the Benefits does not exceed the amount allocated to the Marital Trust, the rights to the interest in the Benefits shall be allocated to the Marital Trust prior to the allocation of any other assets thereto.

(2)                                 To the maximum extent possible, the trustee shall not make any of the payments required by Article XVI out of the Benefits.

(3)                                 To the maximum extent possible, the Marital Trust’s interest in the Benefits shall be allocated to that portion of the Marital Trust for which the trustee does not make the election under Code Section 2652(a)(3) to treat the assets of the Marital Trust as if the qualified terminable interest property election had not been made for purposes of the GST tax.

E.                                     Residences. In allocating assets among the various trusts, the trustee shall allocate interests in the primary residence and any secondary residence(s) of the trustors as directed by the survivor, provided that such direction by the survivor shall not cause any such trust or trusts to be over-funded or under-funded in comparison to how they would have been funded without any direction by the survivor.

F.                                      Division of Marital Trust. If an election is to be made to qualify all or part of the Marital Trust for the Federal estate tax marital deduction, and if a Code Section 2652(a)(3) reverse QTIP election is to be made, the Marital Trust so qualified shall, if necessary, be divided and established as two separate trusts rather than one to permit the reverse QTIP election to be made with respect to one trust (the Exempt Marital

Trust), but not the other (the Non-exempt Marital Trust). The division shall be accomplished in a manner that complies with Code Section 2642(a)(3).

G.                                    Material Purpose and Possible Changed Circumstances. The trustors confirm that a material purpose of establishing the Marital, Family Bypass and Disclaimer Trusts and of the terms of each such trust is to delay, avoid and/or reduce taxes on the trusts, the trust estates and the Beneficiaries, all as allowed by the laws in effect from time to time. However, the trustors acknowledge that the tax laws are extremely complex and there is continuing uncertainty as to the application of the current tax laws and what tax laws will be in effect at the decedent’s death, during the life of the survivor and at the death of the survivor, with the result that the trustors are unable to know or anticipate with precision exactly how the tax laws that exist from time to time will apply to their trusts.

4.06.                     Allocation Guidelines. In dividing the decedent’s interest in the community estate, the quasi-community estate and the decedent’s separate estate between the Marital Trust and the Family Bypass Trust, the trustee shall consider, when other assets are available, not allocating to the Marital Trust:

A.                                    Assets that do not qualify for the marital deduction;

B.                                    Assets that are subject, by reason of the decedent’s death, to any estate, inheritance, legacy or succession tax, or any other death duty in any foreign country or political subdivision thereof;

C.                                    Shares of stock that would otherwise qualify for redemption under Code Section 303, except to the extent they exceed the maximum number of shares that would so qualify for redemption under that Section;

D.                                    Assets characterized as income in respect of a decedent under Code Section 691;

E.                                     United States Treasury Bonds eligible for redemption at par as payment of Federal estate taxes; and

F.                                      Unmatured life insurance policies.

4.07.                     Aggregate Theory of Community Property. The trustors agree that the aggregate theory of community property shall apply for purposes of post-death division of their community property, including those assets held in the trust estate and assets outside the trust; provided, however, that (i) as to any community property interest in any qualified plan (401(k), IRA, profit sharing plan) or Roth IRA with respect to which husband is the participant, such interest may be deemed wife’s property to any extent but shall not be deemed solely husband’s property, and (ii) as to any community property interest in any qualified plan (401(k), IRA, profit sharing plan) or Roth IRA with respect to which wife is the participant, such interest may be deemed husband’s property to any extent but shall not be deemed solely wife’s property. The trustee shall take into account any written agreement between the trustors superseding their agreement herein and providing for non-pro rata division of their community property, whether passing under this Declaration or outside this Declaration. In allocating assets among the various trusts, the trustors expressly authorize the trustee to divide any community property in the trust estate in a non-pro rata fashion, i.e., based on the “aggregate” theory of community property rather than the “item” theory of community property. The trustee is authorized to allocate community property among separate trusts on the basis of the value of the entire pool of community assets rather than on an asset-by-asset basis. For example, if husband is the decedent and he is the participant in a $200,000 community property IRA, and the trust estate consists of $1,800,000 of community property, then the trustee can consider the $200,000 IRA as 100% of wife’s property and thereby allocate $800,000 to the Survivor’s Trust and allocate the remaining $1,000,000 of the trust estate between the Family Bypass Trust and the Marital Trust.

4.08.                     Disclaimer by Survivor. If the survivor effectively disclaims an interest in any property or any portion of property that, but for such disclaimer, would pass to the survivor as an outright gift or for the benefit of the survivor under the Survivor’s Trust or the Marital Trust, such interest shall pass to the Disclaimer Trust. If the survivor effectively disclaims an interest in any property or any portion of property that, but for such disclaimer, would pass for the benefit of the survivor under the Disclaimer Trust, such interest shall be distributed in accordance with Article IX, Distribution After Survivor’s Death, applicable to the Disclaimer Trust as if the survivor had then died.

4.09.                     Unclaimed Administration Expenses, Management and Transmission Expenses. All unclaimed administration expenses attributable in whole or in part to the Marital Trust shall be paid from the Family Bypass Trust or otherwise paid and deducted to avoid triggering an estate tax payable due to the death of the decedent. The term “unclaimed administration expenses” means administration expenses, described in Code Sections 2053(a)(2) and 2053(b), or any successor provisions, that are eligible for deduction on the Federal estate tax return but that are not allowed on that return because they are claimed as income tax deductions or otherwise. Management and transmission expenses shall be paid and deducted so as not to trigger an estate tax due to reduction in the marital deduction.

ARTICLE V.                                                                      SURVIVOR’S TRUST.

5.01.                     Applicability of Article. The portion of the trust estate to be distributed in accordance with this Article V, Survivor’s Trust, shall be distributed as follows:

5.02.                     Distribution of Income. The trustee shall pay to the survivor or apply for the survivor’s benefit as much of the net income of the Survivor’s Trust as the survivor may request from time to time. The trustee shall also pay to or apply for the benefit of the survivor any sums from the net income of the Survivor’s Trust that the trustee, in the trustee’s discretion, considers necessary for the survivor’s education, support in his or her accustomed manner of living and his or her medical, dental, hospital and nursing expenses, expenses of invalidism, comfort, welfare or happiness. Any income not distributed as provided above shall be accumulated and added to principal at the end of the year.

5.03.                     Distribution of Principal. The trustee shall pay to or apply for the benefit of the survivor any sums from the principal of the Survivor’s Trust that the trustee, in the trustee’s discretion, considers necessary for the survivor’s education, support in his or her accustomed manner of living and his or her medical, dental, hospital and nursing expenses, expenses of invalidism, comfort, welfare or happiness. In addition, the trustee shall distribute any asset of the Survivor’s Trust requested in writing by the survivor.

5.04.                     Gifts. The trustee shall make annual gifts from the trust estate to the issue of the survivor, to the full extent of the Federal annual gift tax exclusion under Code Section 2503(b), or any successor statute, as directed by the survivor or an Agent acting for the survivor under the power and authority granted in a valid durable power of attorney.

5.05.                     Debts, Expenses and Taxes. Debts, expenses and taxes shall be paid in accordance with Article XVI.

5.06.                     Survivor’s Testamentary General Power of Appointment. On the death of the survivor, the trustee shall distribute the balance then remaining of the Survivor’s Trust to one or more persons and entities, including the survivor’s estate, on such terms and conditions, either outright, in trust or by creating further powers of appointment as the survivor shall appoint by a valid Will or inter vivos document in accordance with paragraph 10.05, executed after the decedent’s death, that specifically refers to this power of appointment.

5.07.                     Distribution Upon Death of Survivor. Upon the survivor’s death, unless otherwise appointed by the survivor pursuant to paragraph 5.06, any remaining balance of the Survivor’s Trust shall be distributed in accordance with Article IX, Distribution After Survivor’s Death.

ARTICLE VI.                                                                 MARITAL TRUST.

6.01.                     Applicability of Article. The portion of the trust estate to be distributed in accordance with this Article VI, Marital Trust, shall be distributed as follows:

6.02.                     Unitrust Payments to Survivor. During the lifetime of the survivor, the trustee shall pay to or apply for the benefit of the survivor in each taxable year of the trust, in quarter-annual or more frequent installments payable at the end of the period, a unitrust amount equal to five percent (5%) of the net fair market value of the trust assets (excluding residential property and tangible personal property, as described below), valued annually on the first day of the trust’s taxable year for Federal income tax purposes. This valuation shall be made in such reasonable manner as the trustee shall, in the trustee’s discretion, determine. In a taxable year of the trust that is less than 12 months and in the year of the death of the survivor, the amount to be paid by the trust shall be a fraction of five percent (5%). The numerator of that fraction shall be the number of days in the trust’s first taxable year or the number of days in the trust’s year preceding the day on which the survivor died, and the denominator shall be 365. The survivor shall have the exclusive and unrestricted right to occupy residential property as a personal residence or to direct the trustee to rent the property and for the survivor to receive the net income (excluding any deductions for depreciation), and the trustee shall not pay the unitrust amount with respect to any such property of the trust. Despite the foregoing, the unitrust amount for the period between the last distribution date and the date of the survivor’s death shall not be distributed to the survivor or the survivor’s estate but shall instead be distributed in accordance with the provisions for distribution of the remaining property of the trust on the death of the survivor. No person shall have the power to appoint any part of the trust property to any person other than the survivor. This provision is intended to satisfy the right of the survivor to a qualifying income interest for life as provided in Treasury Regulation §20.2056(b)-7(d)(2), incorporating the definition of “income” in Treasury Regulation §20.2056(b)-5(f). For this reason, the trustee shall pay to or apply for the benefit of the survivor in quarter-annual or more frequent installments the entire net income of the trust with respect to any property of the trust during any period in which the property is subject to the law of a jurisdiction that does not permit satisfying a right to income by payment of a unitrust amount; and the trustee shall not pay the unitrust amount with respect to such property during that period. If it is necessary in order for the Marital Trust to qualify for the marital deduction that any net income of the Marital Trust in excess of the amount distributable to the survivor under the preceding provisions of this paragraph be paid to the survivor, then the trustee shall pay to or apply for the survivor’s benefit such excess net income no less often than annually.

6.03.                     Distribution of Principal. In addition to the distributions required under paragraph 6.02, and subject to paragraph 7.04 regarding the order of distribution of principal from the trusts, the trustee shall also pay to or apply for the benefit of the survivor all sums from the principal of the Marital Trust as the trustee, in the trustee’s discretion, considers necessary for the survivor’s education, support in his or her accustomed manner of living and his or her medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into account other resources (excluding the survivor’s principal residence) known to the trustee to be available to the survivor for those purposes.

6.04.                     Tax Payment to Survivor’s Estate. On the demand of the appropriate fiduciary representing the survivor’s estate, the trustee of the Marital Trust shall distribute to that fiduciary an amount equal to the portion of any Federal and/or state tax apportioned to assets of the Marital Trust pursuant to Article XVI. If no such fiduciary exists at the time otherwise required for the payment of any such taxes, the trustee may pay directly to the taxing authorities any such taxes.

6.05.                     Distribution Upon Death of Survivor. Upon the survivor’s death, the trustee shall accumulate any accrued and undistributed income of the Marital Trust from the last distribution date and distribute it and any remaining principal of the Marital Trust in accordance with Article IX, Distribution After Survivor’s Death.

6.06.                     Marital Deduction Intention and Election. The trustors intend that the Marital Trust qualify for the marital deduction provisions of the Code so that the decedent’s executor can make the election provided by Code Section 2056(b)(7)(B)(v) to treat all or a specific portion of the Marital Trust as qualified terminable interest property, and any provision in this Declaration that would otherwise prevent the Marital Trust from qualifying for such election shall be null and void and shall have no effect ab initio. Each of the trustors authorizes his or her executor, in the executor’s absolute discretion, to make or not make the election provided by Code Section 2056(b)(7)(B)(v) to treat all or a specific portion of the Marital Trust as qualified terminable interest property for the purpose of qualifying all or a specific portion of the Marital Trust for the Federal estate tax marital deduction, recognizing that, if the executor does not make such an election, the Marital Trust will not qualify for the marital deduction. If there is no executor appointed for the decedent, the trustee shall have the authority and discretion granted to the executor. The trustors direct that the executor and trustee shall not take any action or exercise any power that will impair the marital deduction. If a valid election is made to qualify less than all of the Marital Trust for the marital deduction under Code Section 2056(b)(7), then the trustee shall divide the Marital Trust into two (2) separate trusts designated as the Qualified Marital Trust and the Non-Qualified Marital Trust. The Qualified Marital Trust shall consist of that portion of the Marital Trust qualifying for the marital deduction under Code Section 2056(b)(7); the Non-Qualified Marital Trust shall consist of the balance of the Marital Trust. The division shall be made on a fractional basis. The separate trusts need not be funded with a prorata portion of each asset held by the undivided trust, but the division of the trust must be made on the basis of the fair market value of the assets of the trust at the time of division. Each such separate trust shall have the same provisions as the original Marital Trust from which it is established and references in this Declaration to the Marital Trust shall refer to the separate trusts derived from it. Further, the trustors specifically direct that the following provisions shall apply to the Marital Trust, notwithstanding any contrary provision in this Declaration:

A.                                    Directive to Convert to Income Producing Property. The survivor (including an attorney-in-fact or a conservator appointed for the survivor), by written instrument delivered to the trustee, shall have the power to direct the trustee to make any nonproductive property productive (i.e., income producing) or to convert any nonproductive property, including life insurance policies, to productive property, and the trustee shall comply with any such direction within a reasonable time after its receipt.

B.                                    Discount Paid as Interest. For all bonds purchased at a discount, the trustee shall, at least annually, accumulate and pay each discount as interest if necessary from principal or the sale or redemption proceeds.

C.                                    Personal Residence. The survivor shall have the right to continue to occupy any real property free of rent in which the trust holds an interest and which the trustors were using regularly or occasionally as a residence or vacation home at the time of the decedent’s death, or that the survivor uses regularly or occasionally as a residence or vacation home.

D.                                    Management and Transmission Expenses. Management and transmission expenses shall be paid and deducted so as not to trigger an estate tax payable due to reduction of the marital deduction.

E.                                     No Power to Appoint Marital Trust to Anyone Other Than Survivor. No person shall have the power to appoint any of the Marital Trust to any person other than the survivor.

F.                                      Retention of Assets. The trustee may retain assets passing to the Marital Trust, subject to paragraph A above and the requirement of prudence in the exercise of this power.

G.                                    Protection of QTIP Marital Deduction. It is of paramount concern to the trustors that property transferred to the Marital Trust qualify for the marital deduction under Code Section 2056 for qualified terminal interest property. Therefore, (i) if any provision of this Declaration would cause a transfer of property to the Marital Trust to fail to qualify for the election under Code Section 2056(b)(7) for qualified terminal interest property, then such provision shall have no force or effect with respect to the Marital Trust or property transferred to the Marital Trust, and such provision shall be void ab initio, and (ii) if any provision is required for a transfer of property to qualify for such election and such provision is not in this Declaration, then such provision is incorporated herein by reference.

6.07.                     Qualified Retirement Plans.

A.                                    Annual Distributions. To the extent that the Benefits (as defined in paragraph 4.05D) are allocated to the Marital Trust, the survivor shall have the right, exercisable annually, to compel the trustee, custodian or other fiduciary of the Qualified Requirement Plan to withdraw therefrom an amount equal to the income earned on the assets held in the Qualified Retirement Plan and to distribute the same to the Marital Trust, for distribution to the survivor as a portion of the income of the Marital Trust in accordance with paragraph 6.02. The right to compel a distribution under this paragraph shall be cumulative and shall not lapse during the lifetime of the survivor.

B.                                    Elections. The trustee is authorized to make or not make distribution elections to accelerate or defer distribution to the Marital Trust of the Benefits, taking into account, to the extent that the trustee deems advisable, the tax consequences of such elections and the liquidity needs of the Marital Trust. In this connection, the trustee is authorized, but not required, to elect to defer distribution to the maximum extent permissible under Code Section 401(a)(9)(B).

C.                                    Records. The trustee shall make reasonable efforts to maintain records of: (i) the income generated within the Qualified Requirement Plan; (ii) the allocation of each distribution of Benefits between income and principal; and (iii) the tracing of distributions from the Marital Trust to the survivor with respect thereto.

6.08.                     Personal Residence. The trustee shall sell any personal residence held in the trust and purchase a replacement residence, in each case if so directed by the survivor.

ARTICLE VII.                                                            FAMILY BYPASS TRUST

7.01.                     Applicability of Article. The portion of the trust estate to be distributed in accordance with this Article VII, Family Bypass Trust, shall be distributed as follows.

7.02.                     Unitrust Payments to Survivor. During the lifetime of the survivor, the trustee shall pay to or apply for the benefit of the survivor in each taxable year of the trust, in quarter-annual or more frequent installments payable at the end of the period, a unitrust amount equal to five percent (5%) of the net fair market value of the trust assets (excluding residential property and tangible personal property, as described below), valued annually on the first day of the trust’s taxable year for Federal income tax purposes. This valuation shall be made in such reasonable manner as the trustee shall, in the trustee’s discretion, determine. In a taxable year of the trust that is less than 12 months and in the year of the death of the survivor, the amount to be paid by the trust shall be a fraction of five percent (5%). The numerator of that fraction shall be the number of days in the trust’s first taxable year or the number of days in the trust’s year preceding the day on which the survivor died, and the denominator shall be 365. The survivor shall have the exclusive and unrestricted right to occupy residential property as a personal residence or to direct the trustee to rent the property and for the survivor to receive the net income (excluding any deductions for depreciation), and the trustee shall not pay the unitrust amount with respect to any such property of the trust. Despite the foregoing, the unitrust amount for the period between the last distribution date and the date of the survivor’s death shall not be distributed to the survivor or the survivor’s estate but shall instead be distributed in accordance with the provisions for distribution of the remaining property of the trust on the death of the survivor.

7.03.                     Distribution of Principal. Subject to paragraph 7.04, the trustee shall pay to or apply for the benefit of the survivor as much of the principal of the Family Bypass Trust as the trustee, in the trustee’s discretion, considers necessary for the survivor’s education, support in the survivor’s accustomed manner of living and the survivor’s medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration the survivor’s other income or resources known to the trustee and reasonably available for such purposes to the end that distributions from the trust shall be supplemental to the other sources.

7.04.                     Order of Invasion of Principal. Discretionary distributions of principal of the trusts pursuant to paragraphs 5.03, 6.03, 7.03 and 8.03 to or for the benefit of the survivor shall be made first from the Survivor’s Trust until it is exhausted, then from the Non-Exempt Marital Trust until it is exhausted, then from the Exempt Marital Trust until it is exhausted; thereafter, discretionary distributions of principal to the survivor pursuant to paragraphs 7.03 and 8.03 shall be made as the Independent Trustee shall determine within the Independent Trustee’s discretion.

7.05.                     Distributions Upon Death of Survivor. Upon the survivor’s death, the trustee shall distribute the balance then remaining of the principal of the Family Bypass Trust, plus any accrued and undistributed income of the Family Bypass Trust from the last distribution date, in accordance with Article IX, Distribution After Survivor’s Death.

ARTICLE VIII.                                                       DISCLAIMER TRUST.

8.01.                     Applicability of Article. The portion of the trust estate to be distributed in accordance with Article VIII, Disclaimer Trust, shall be distributed as follows:

8.02.                     Distribution of Income. The trustee shall pay to or apply for the benefit of the survivor all net income of the Disclaimer Trust in convenient installments but not less often than quarterly.

8.03.                     Distribution of Principal. Subject to paragraph 7.04, the trustee shall pay to or apply for the benefit of the survivor as much of the principal of the Disclaimer Trust as the trustee, in the trustee’s discretion, considers necessary for the survivor’s education, support in his or her accustomed manner of living and his or her medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration the survivor’s other income or resources known to the trustee and reasonably available for such purposes to the end that distributions from the trust shall be supplemental to the other sources.

8.04.                     Distributions Upon Death of Survivor. Upon the death of the survivor, any remaining income and principal of the Disclaimer Trust shall be distributed in accordance with Article IX, Distribution After Survivor’s Death

ARTICLE IX.                                                                DISTRIBUTION AFTER SURVIVOR’S DEATH

9.01.                     Applicability of Article. Upon the death of the survivor, the trustee shall distribute in accordance with the provisions of this Article, any principal and income of the Survivor’s Trust, Marital Trust, Family Bypass Trust and Disclaimer Trust that is not otherwise distributed under other provisions of this Declaration, and any additions made to the trusts as a result of the survivor’s death under, for example, the survivor’s Will or life insurance policies or trusts established by the survivor.

9.02.                     Deferral of Division or Distribution of Trust Estates. The trustee may, in the trustee’s discretion, defer distribution or division of the trust estates for so long as such deferral is reasonably required for the proper administration of the trusts, including but not limited to the convenience of administering the assets of the trust estates after the survivor’s death and until distribution pursuant to this Article and allowing sufficient time to inventory and value trust assets, determine and satisfy any creditor’s claims, plan for and pay taxes and make the distributions pursuant to this Article; provided, however, that the trustee shall not delay a distribution or division that would cause a generation-skipping transfer tax to be payable. When the trustee defers distribution or division of the trust assets, the deferred division or distribution shall be made as if it had taken place at the time prescribed in this Declaration in the absence of this paragraph, and all rights given to the Beneficiaries of such trust assets under other provisions of this Declaration shall be deemed to have accrued and vested as of such prescribed time.

9.03.                     Specific Bequests.

A.                                    Jewelry and Certain Personal Items. If William is the survivor, the specific bequests in paragraph 4.04A(1) shall be made free of all Death Taxes. If Rebecca is the survivor, the specific bequests in paragraph 4.04B shall be made free of all Death Taxes. The trustee shall distribute from the trust estate the balance of all items of feminine jewelry, free of all Death Taxes, to Alexis and Abigail, if they survive the survivor, as they shall agree, and if they do not agree, then in substantially equal shares as the trustee shall determine, or if only one of them survives the survivor, to such one of them. The trustee shall distribute the balance of all items of masculine jewelry, free of all Death Taxes, to Bill and Sam, if they survive the survivor, as they shall agree, and if they do not agree, then in substantially equal shares as the trustee shall determine, or if only one of them survives the survivor, to such one of them.

B.                                    Balance of Personal Items. The trustee shall distribute from the trust estate, in equal shares and free of all Death Taxes, all personal items of property including but not limited to, clothing, books, pictures, automobiles, furniture and furnishings and other tangible articles of a household or personal nature not otherwise specifically distributed under the provisions of this Declaration, together with any insurance policies on such property and subject to any encumbrances thereon, to those children of either of the trustors who survive the survivor as they shall agree, and if they do not agree, then in substantially equal shares as the trustee shall determine. The trustee may, in the trustee’s sole discretion, sell any such personal items rather than distribute them and distribute the sales proceeds along with the rest of such personal items. If there are no surviving children of either of the trustors, the trustee shall distribute all remaining personal items of property in accordance with paragraph 9.04, Residue.

C.                                    Proceeds of Prudential Policy and Bill Notes Receivable. If William is the survivor, the following specific bequests shall be made, free of all Death Taxes:

(1)                                 Proceeds of Prudential Policy. If Prudential policy number L9 006 242 is in force at William’s death, the portion of the proceeds of such policy specified below in this paragraph (1) shall be distributed to the trustee of the Dentino Education Trust, set forth in paragraph 9.17. If Alexis and Abigail survive William, then $200,000 of the proceeds of such policy shall be distributed to the trustee of the Dentino Education Trust, set forth in paragraph 9.17. If only Alexis survives William, then $100,000 of the proceeds of such policy shall be distributed to the trustee of the Dentino Education Trust, set forth in paragraph 9.17. If only Abigail survives William, then $100,000 of the proceeds of such policy shall be distributed to the trustee of the Dentino Education Trust, set forth in paragraph 9.17.

(2)                                 Bill Notes Receivable and Proceeds of Prudential Policy. All Bill Notes Receivable shall be distributed to the trustee of the Dentino Children Trust, set forth in paragraph 9.18. If Prudential policy number L9 006 242 is in force at William’s death, a portion of the proceeds thereof, as determined below, shall be distributed to the trustee of the Dentino Children Trust, set forth in paragraph 9.18. The portion of such policy to be distributed to the trustee of the Dentino Children Trust shall be an amount equal to $400,000 less the sum of the principal balance of all Bill Notes Receivable and all accrued interest on the Bill Notes Receivable (regardless of enforceability) as of the date the Bill Notes Receivable are distributed to the trustee of the Dentino Children Trust.

9.04.                     Residue. The trust estate not distributed under paragraph 9.03 shall be distributed as follows:

A.                                    William Decedent: Rebecca Survivor. If William is the decedent and Rebecca is the survivor, (i) the residue, if any, of the trust estates of the Marital Trust, Family Bypass Trust and Disclaimer Trust shall be distributed in accordance with paragraph 9.05, William’s Remainder, and (ii) the residue, if any, of the trust estate of the Survivor’s Trust shall be distributed in accordance with paragraph 9.11, Rebecca’s Remainder.

B.                                    Rebecca Decedent; William Survivor. If Rebecca is the decedent and William is the survivor, (i) the residue, if any, of the trust estates of the Marital Trust, Family Bypass Trust and Disclaimer Trust shall be distributed in accordance with paragraph 9.11, Rebecca’s Remainder, and (ii) the residue, if any, of the trust estate of the

Survivor’s Trust shall be distributed in accordance with paragraph 9.05, William’s Remainder.

9.05.                     William’s Remainder. The residue of the trust estate(s) to be distributed in accordance with this paragraph shall be distributed as follows:

A.                                    Marital Trust(s). The residue of the Marital Trust shall be allocated among the issue of William who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Marital Trust and a Non-Exempt Marital Trust, then the allocation to the issue of a deceased child of William, if any, shall be made first from the Exempt Marital Trust to the extent an offsetting allocation of equal value to each of the children of William can be made from the Non-Exempt Marital Trust. The purpose of the proviso in the preceding sentence is to insure that on an aggregate basis the Marital Trusts are allocated among the issue of William by right of representation, with the portions allocable to the issue of a deceased child of William, if any, taken from the Exempt Marital Trust to the extent possible without changing the overall aggregate allocation among the issue.

B.                                    Family Bypass Trust. The residue of the Family Bypass Trust shall be allocated among the issue of William who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Family Bypass Trust and a Non-Exempt Family Bypass Trust, then the allocation to the issue of a deceased child of William, if any, shall be made first from the Exempt Family Bypass Trust to the extent an offsetting allocation of equal value to each of the children of William can be made from the Non-Exempt Family Bypass Trust. The purpose of the proviso in the preceding sentence is similar to the proviso in paragraph A above, but with respect to the Family Bypass Trust.

C.                                    Disclaimer Trust. The residue of the Disclaimer Trust, if any, shall be allocated among the issue of William who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Disclaimer Trust and a Non-Exempt Disclaimer Trust, then the allocation to the issue of a deceased child of William, if any, shall be made first from the Exempt Disclaimer Trust to the extent an offsetting allocation of equal value to each of the children of William can be made from the Non-Exempt Disclaimer Trust. The purpose of the proviso in the preceding sentence is similar to the purpose of the proviso in paragraph A above, but with respect to the Disclaimer Trust.

D.                                    Distribution. The portions of the trust estates allocated to Bill and Sam shall be distributed outright and free of trust to them. The portions of the trust estates allocated to each child of William other than Bill and Sam shall be aggregated and held in a separate trust for the child and distributed in accordance with paragraph 9.06; provided, however, that Exempt Trusts and Non-Exempt Trusts shall remain separate from each other. The portions of the trust estates allocated to each grandchild of William shall be aggregated and held in a separate trust for such grandchild and distributed in accordance with paragraph 9.07; provided, however, that Exempt Trusts and Non-Exempt Trusts shall remain separate from each other. The portions of the trust estates allocated to the issue of a deceased grandchild of William shall be aggregated and held in a separate trust for such issue and distributed in accordance with paragraph 9.08; provided, however, that Exempt Trusts and Non-Exempt Trusts shall remain separate from each other.

E.                                     No Issue. If there are no issue of William who survive the survivor, paragraph 9.10 shall apply.

9.06.                     Trust for Child of William. The portion of the trust estate to be distributed pursuant to this paragraph 9.06 for a child of William shall be distributed as provided below. Except to the extent provided to the contrary, the following provisions shall apply to the administration of both Exempt and Non-Exempt trusts for the child.

A.                                    Distributions for Education and Other Purposes. If the child is a full-time student at a college or university and is maintaining a grade point average of two (2.0) or better (wherein a grade point average of four (4.0) is an A), the trustee shall pay for the child’s reasonable education expenses, provided and to the extent that the child does not have resources under paragraph 9.17 available for such purposes. Payment shall be made first out of net income and then out of principal of the child’s trust. While the child is not a full-time student, as described above, the trustee shall pay to or apply for the child’s benefit as much of the net income and principal of the trust as the trustee, in the trustee’s discretion, considers necessary for the child’s medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration any of the child’s other income or resources known to the trustee and reasonably available for such purposes to the end that distribution from the trust shall be supplemental to the other sources.

B.                                    Income Supplementing Distributions. If the child is employed and has attained age twenty-one (21), the trustee shall pay to the child each calendar year an amount, but not in excess of the net income of the child’s trust, after any payments made pursuant to paragraph A above, equal to fifty percent (50%) of the child’s gross income from employment during such calendar year (hereinafter referred to as “income supplementing”). The trustee may prorate the income supplementing payments during the year, based on reasonable estimates of the net income of the trust and the child’s gross income, as determined by the trustee in the trustee’s discretion. The trustee shall have the absolute discretion to determine whether the child is employed full-time. The term “gross income” includes both gross earnings from employment and gross earnings if self-employed, and shall include passive income, such as interest, stock dividends or rentals, if the capital producing such passive income was not received by the child as a gift or inheritance. The trustee may require the child to provide such tax and/or employment verification, including tax returns, and such other information as the trustee deems reasonable to determine the child’s gross income, and the trustee may establish such budgets and reserves as the trustee considers reasonable. If the child declines to provide such verification or information, the child shall not be entitled to income supplementing payments from the child’s trust under this paragraph with respect to the year for which the child has declined to provide such verification or information.

C.                                    Special Loans. The trustee shall, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, loan without interest to the child, if at least age twenty-five (25), a reasonable amount from the trust estate for the child’s use in making a down payment on the purchase of a personal residence and, if the child is at least age twenty-one (21), loan without interest to the child such sum as is reasonably necessary for paying the expenses of the child’s wedding. William intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee in this paragraph 9.06C without fear of liability to any Beneficiary. Therefore, the trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or non-exercise), of any discretion granted to the Independent Trustee in this paragraph 9.06C.

D.                                    Discretionary Distributions. In addition to the payments authorized by paragraphs A, B, and C above, the trustee shall also, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, pay to the child such sums from the child’s trust, if any, as the Independent Trustee determines to be appropriate under any or all of the following circumstances, taking into account the William’s desire that the child be a productive and self-supporting member of society, so long as such child is not so disabled as to prevent him or her from being productive and self-supporting. Payments shall be made first out of net income and then out of principal. The circumstances are as follows:

(1)                                 Disability. If the child is so disabled, either mentally or physically or both, that the child is unable to provide for the child’s support. Under these circumstances, the trustee may, but shall not be required to, purchase and maintain in effect medical insurance for the child.

(2)                                 Low Income. If the child is pursuing a career, such as a teacher, which the Independent Trustee, in the Independent Trustee’s absolute discretion, determines to be socially productive, but does not produce a substantial monetary reward.

(3)                                 Care for Others. If the child is caring for one or more family members, including minor children and/or other relatives, and the Independent Trustee determines, in the Independent Trustee’s absolute discretion, that so caring for such family members reasonably precludes the child from earning a reasonable income or supplementing to any significant degree the income of a working spouse of the child.

(4)                                 Other Circumstances. Any other circumstance which, in the Independent Trustee’s absolute discretion, warrants payments to the child, provided that the Independent Trustee determines that such payments are in accord with William’s overall philosophy regarding the child being (or attempting to be) a productive and self-supporting member of society (except as otherwise provided in the preceding paragraphs (1), (2) and (3)).

(5)                                 Exculpation of Trustee. The trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or nonexercise) of any discretion granted to the Independent Trustee in this paragraph 9.06D. William intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee without fear of liability to any Beneficiary.

E.                                     Unused Income Before Age 25. Until the child attains age twenty-five (25), any net income not distributed pursuant to the preceding provisions of this paragraph 9.06 shall be accumulated and added to principal; provided, however, that the Independent Trustee may determine, within the Independent Trustee’s absolute discretion, to direct the trustee to distribute any such net income to the child or to a custodial account for the child under the California Uniform Transfers to Minors Act.

F.                                      Child’s Right to Income at Age 25. From and after the child attains age twenty-five (25), the trustee shall pay to the child during his or her lifetime the net income of the child’s trust.

G.                                    Distribution of Principal.

(1)                                 At Age 30. Upon the child attaining age thirty (30), the trustee shall distribute to the child, outright and free of trust, one-third (1/3) of the trust estate.

(2)                                 Termination of Trust at Age 35. The trust shall terminate when the child attains age thirty-five (35) and the trust estate shall be distributed outright and free of trust to the child.

H.                                   Death of Child Prior to Distribution of Entire Trust. If the child dies prior to distribution of the trust estate to the child (including any undistributed net income and any portion delayed pursuant to paragraph 10.04), any portion of the trust estate not effectively appointed by the child pursuant to paragraph 12.09, if and to the extent applicable, shall be distributed as the child shall appoint, outright or in trust, or on any terms and conditions, among the issue of William other than the child. Any portion of the child’s trust not effectively appointed shall be allocated among the then living issue of the child, by right of representation. If the child is not survived by issue, any portion of the child’s trust not effectively appointed pursuant to paragraph 12.09, if and to the extent applicable, instead shall be allocated among the then living issue of William, by right of representation. Each such portion allocated to a child of William shall be added to such child’s trust under this paragraph 9.06. Each such portion allocated to a grandchild of William shall be added to such grandchild’s trust under paragraph 9.07 (or form a new trust for such grandchild under paragraph 9.07). Each such portion allocated to the issue of a deceased grandchild of William shall be aggregated and added to the trust for such issue under paragraph 9.08 (or form a new trust for such issue under paragraph 9.08). Any addition to a partially distributed trust shall augment proportionally the distributed and the undistributed portions thereof. If none of the issue of William is then living, paragraph 9.10 shall apply.

9.07.                     Trust for Grandchild of William. The portion of the trust estates to be distributed pursuant to this paragraph 9.07 for a grandchild of William shall be distributed as provided below. Except to the extent indicated to the contrary, the following provisions shall apply to the administration of both the Exempt Trusts and Non-Exempt Trusts for the grandchild.

A.                                    Distribution to Grandchild Under Age 20. Until the first to occur of the grandchild attaining age twenty (20) or the September after graduation from high school, the trustee shall pay to the grandchild as much of the net income and principal of the grandchild’s trust as the trustee considers necessary for the grandchild’s education, support in his or his accustomed manner of living and his or his medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into account other resources known to the trustee to be available to the grandchild for those purposes so that distributions from the grandchild’s trust for those purposes shall be supplemental to such other resources.

B.                                    Distributions to Grandchild After Graduation or Attaining Age 20. When paragraph A above is no longer applicable, if the grandchild is a full-time student at a college or university and is maintaining a grade point average of two (2.0) or better (wherein a grade point average of four (4.0) is an A), the trustee shall pay for the grandchild’s reasonable education expenses, provided and to the extent that the grandchild does not have other resources known to the trustee for such purposes. Payments shall be made first out of net income and then out of principal of the grandchild’s trust. While the grandchild is not a full-time student, as described above, the trustee shall pay to the grandchild as much of the net income and principal of the grandchild’s trust as the trustee considers necessary for the grandchild’s medical, dental, hospital and nursing expenses and expenses of invalidism; provided, however, that the trustee shall take into account other resources known to the trustee to be available to the grandchild for these purposes so that distributions from the grandchild’s trust for these purposes shall be supplemental to such other resources.

C.                                    Income Supplementing Distributions. If the grandchild is employed and has attained age twenty-five (25), the trustee shall pay to the grandchild each calendar year an amount, but not in excess of the net income of the grandchild’s trust after payments made pursuant to paragraph B above, equal to fifty percent (50%) of the grandchild’s gross income from employment during such calendar year (hereinafter referred to as “income supplementing”). The trustee may prorate the income supplementing payments during the year, based on reasonable estimates of the net income of the trust and the child’s gross income, as determined by the trustee in the trustee’s discretion. The trustee shall have the absolute discretion to determine whether the child is employed full-time. The term “gross income” includes both gross earnings from employment and gross earnings if self-employed, and shall include passive income, such as interest, stock dividends or rentals, if the capital producing such passive income was not received by the grandchild as a gift or inheritance. The trustee may require the grandchild to provide such tax and/or employment verification, including tax returns, and such other information as the trustee deems reasonable to determine the grandchild’s gross income, and the trustee may establish such budgets and reserves as the trustee considers reasonable. If the grandchild declines to provide such verification or information, the grandchild shall not be entitled to income supplementing payments from the grandchild’s trust under this paragraph with respect to the year for which the grandchild has declined to provide such verification or information.

D.                                    Special Loans. The trustee shall, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, loan without interest to the grandchild, if at least age twenty-five (25), a reasonable amount from the trust estate for the grandchild’s use in making a down payment on the purchase of a personal residence and if the child is at least age twenty-one (21), loan without interest to the grandchild such sum as is reasonably necessary for paying the expenses of the grandchild’s wedding. William intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee in this paragraph 9.07D without fear of liability to any Beneficiary. Therefore, the trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or non-exercise), of any discretion granted to the Independent Trustee in this paragraph 9.07D.

E.                                     Discretionary Distributions. In addition to the payments authorized by paragraphs B, C and D above, the trustee shall also, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, pay to the grandchild such sums from the grandchild’s trust, if any, as the Independent Trustee determines to be appropriate under any or all of the circumstances set forth below, taking into account William’s desire that the grandchild be a productive and self-supporting member of society, so long as the grandchild is not so disabled as to prevent him or her from being productive and self-supporting. Payments shall be made first out of net income and then out of principal. The circumstances are as follows:

(1)                                 Disability. If the grandchild is so disabled, either mentally or physically or both, that he or she is unable to earn a reasonable income. Under these circumstances, the trustee may, but shall not be required to, purchase and maintain in effect medical insurance for the grandchild.

(2)                                 Low Income Occupation. If the grandchild is pursuing a career, such as a teacher, which the Independent Trustee, in the Independent Trustee’s absolute discretion, determines to be socially productive, but does not produce a substantial monetary reward.

(3)                                 Care for Others. If the grandchild is caring for one or more family members, including minor children and/or other relatives, and the Independent Trustee determines, in the Independent Trustee’s absolute discretion, that so caring for such family members reasonably precludes the grandchild from earning a reasonable income or supplementing to any significant degree the income of a working spouse of the grandchild.

(4)                                 Other Circumstances. Any other circumstance which, in the Independent Trustee’s absolute discretion, warrants payments to the grandchild, provided that the Independent Trustee determines that such payments are in accord with William’s overall philosophy regarding the grandchild being (or attempting to be) a productive and self-supporting member of society (except as otherwise provided in the preceding paragraphs (1), (2) and (3)).

(5)                                 Exculpation of Trustee. The trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or nonexercise) of any discretion granted to the Independent Trustee in this paragraph 9.07E. William intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee without fear of liability to any Beneficiary.

F.                                      Unused Income Before Age 30. Until the grandchild attains age thirty (30), any net income not distributed pursuant to the preceding provisions of this paragraph 9.07 shall be accumulated and added to principal; provided, however, that the Independent Trustee may determine, within the Independent Trustee’s absolute discretion, to direct the trustee to distribute any such net income to the grandchild or to a custodial account for the grandchild under the California Uniform Transfers to Minors Act.

G.                                    Grandchild’s Right to Income At Age 30. From and after the grandchild attaining age thirty (30), the trustee shall pay to the grandchild during his or her lifetime the net income of the grandchild’s trust.

H.                                   Distribution of Principal. The trust shall terminate upon the grandchild attaining age thirty-five (35) and the trustee shall distribute all principal and income outright and free of trust to the grandchild.

I.                                        Death of Grandchild Prior to Distribution of Entire Trust. Upon the death of the grandchild prior to distribution of the grandchild’s entire trust (including any undistributed net income and any portion delayed pursuant to paragraph 10.04), any portion of the grandchild’s trust not effectively appointed by the grandchild pursuant to paragraph 12.09, if and to the extent applicable, shall be allocated to a trust for the benefit of the issue of the grandchild who survive the grandchild, to be distributed as provided in paragraph 9.08. If the grandchild is not survived by issue, any portion of the grandchild’s trust not effectively appointed pursuant to paragraph 12.09, if and to the extent applicable, instead shall be distributed to the then living issue of the parent of the grandchild who was a child of William, by right of representation, or if there are no such issue then living, to the issue of William who survive the grandchild, by right of representation; provided, however, that if outright distribution of a part of the grandchild’s trust would be made to a person for whose benefit a trust is then being or would be administered under this Declaration due to the age of the person, the part of the grandchild’s trust which would have been distributed to such person shall instead be added to that trust and shall be administered in accordance with its terms. Any addition to a partially distributed trust shall augment proportionally the distributed and the undistributed portions thereof. If there are no issue of William then living, the trust shall be distributed in accordance with paragraph 9.10.

9.08.                     Trust for Great-Grandchildren, Etc., of William. Each trust created under this Declaration for the benefit of the issue of a deceased grandchild of William shall be distributed as follows:

A.                                    Family Pot Trust for Great-Grandchildren. As long as any such issue who are children of the deceased grandchild of William (i.e., great-grandchildren of William), are under age thirty-five (35), the trustee shall pay to or apply for the benefit of such children, including those who are age thirty-five (35) or older, as much of the net income and principal of the trust as the trustee considers necessary for their education, support in their accustomed standard of living and their medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration any other income or resources of such children known to the trustee and reasonably available for such purposes to the end that distributions from the trust shall be supplemental to the other sources. The trustee may pay more to or for some of such children and may make payments to or for some of such children to the exclusion of others. Any net income not paid or applied shall be accumulated and added to principal; provided, however, that when the youngest of such children has attained age twenty-one (21), the trustee shall distribute to such children all of the net income of the trust not paid or applied under the preceding sentence at least annually. Any payment of net income or principal (including payment of net income to such children) shall be charged against the trust as a whole rather than against the ultimate distributive share of such children to whom or for whose benefit the payment is made.

B.                                    Distribution When Youngest Great-Grandchild is 35. When all such children of the deceased grandchild of William are age thirty-five (35) or older, or at such time that there are no such children then living, the trust shall terminate and the trustee shall distribute the undistributed net income and principal of the trust among the issue of the deceased grandchild of William then living, by right of representation, or if there are none, then among the then living issue of the child of William who was an ancestor of such issue of the deceased grandchild, by right of representation, or if there are none then living, then among the then living issue of William, by right of representation; provided, however, that any property that would otherwise be distributed to a person for whose benefit a trust is then being or would be administered under this Declaration shall instead be added to that trust and administered in accordance with its terms. If none of William’ issue is then living, paragraph 9.10 shall apply.

9.09.                     Small Trust Estate. If the trust for any of William’s issue under paragraphs 9.06-9.08 has a total value at the end of any calendar year of less than that amount which the trustee deems practical to administer, the trustee in the trustee’s discretion may distribute the entire trust estate to the child, in the case of a trust administered pursuant to paragraph 9.06, to the grandchild, in the case of a trust administered pursuant to paragraph 9.07, or to the issue then living of a deceased grandchild, by right of representation, in the case of a trust administered pursuant to paragraph 9.08, and may terminate the trust.

9.10.                     William’s Contingent Remainder Beneficiaries. If all of the trust estate to be distributed in accordance with paragraphs 9.06-9.09 is not distributed in accordance with such paragraphs, then the trust estate or portion thereof shall be distributed outright and free of trust to the then living issue of William’s parents, Leo and Odeal B. Dentino. by right of representation, and if none of them is then living, then the trust estate or portion thereof shall be distributed in accordance with paragraph 9.16.

9.11.                     Rebecca’s Remainder. The residue of the trust estate(s) to be distributed in accordance with this paragraph shall be distributed as follows:

A.                                    Marital Trust(s). The residue of the Marital Trust shall be allocated among the issue of Rebecca who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Marital Trust and a Non-Exempt Marital Trust, then the allocation to the issue of a deceased child of Rebecca, if any, shall be made first from the Exempt Marital Trust to the extent an offsetting allocation of equal value to each of the children of Rebecca can be made from the Non-Exempt Marital Trust. The purpose of the proviso in the preceding sentence is to insure that on an aggregate basis the Marital Trusts are allocated among the issue of Rebecca by right of representation, with the portions allocable to the issue of a deceased child of Rebecca, if any, taken from the Exempt Marital Trust to the extent possible without changing the overall aggregate allocation among the issue.

B.            Family Bypass Trust. The residue of the Family Bypass Trust shall be allocated among the issue of Rebecca who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Family Bypass Trust and a Non-Exempt Family Bypass Trust, then the allocation to the issue of a deceased child of Rebecca, if any, shall be made first from the Exempt Family Bypass Trust to the extent an offsetting allocation of equal value to each of the children of Rebecca can be made from the Non-Exempt Family Bypass Trust. The purpose of the proviso in the preceding sentence is similar to the purpose of the proviso in paragraph A above, but with respect to the Family Bypass Trust.

C.            Disclaimer Trust. The residue of the Disclaimer Trust, if any, shall be allocated among the issue of Rebecca who survive the survivor, by right of representation; provided, however, that if there are both an Exempt Disclaimer Trust and a Non-Exempt Disclaimer Trust, then the allocation to the issue of a deceased child of Rebecca, if any, shall be made first from the Exempt Disclaimer Trust to the extent an offsetting allocation of equal value to each of the children of Rebecca can be made from the Non-Exempt Disclaimer Trust. The purpose of the proviso in the preceding sentence is similar to the purpose of the proviso in paragraph A above, but with respect to the Disclaimer Trust.

D.            Distribution. The portions of the trust estates allocated to each child of Rebecca shall be aggregated and held in a separate trust for the child and distributed in accordance with paragraph 9.12; provided, however, that Exempt Trusts and Non- Exempt Trusts shall remain separate from each other. The portions of the trust estates allocated to each grandchild of Rebecca shall be aggregated and held in a separate trust for such grandchild and distributed in accordance with paragraph 9.13; provided, however, that Exempt Trusts and Non-Exempt Trusts shall remain separate from each other. The portions of the trust estates allocated to the issue of a deceased grandchild of Rebecca shall be aggregated and held in a separate trust for such issue and distributed in accordance with paragraph 9.14; provided, however, that Exempt Trusts and Non-Exempt Trusts shall remain separate from each other.

E.            No Issue. If there are no issue of Rebecca who survive the survivor, paragraph 9.16 shall apply.

9.12.       Trust for Child of Rebecca . The portion of the trust estate to be distributed pursuant to this paragraph 9.12 for a child of Rebecca shall be distributed as provided below. Except to the extent provided to the contrary, the following provisions shall apply to the administration of both Exempt and Non-Exempt trusts for the child.

A.            Distributions for Education and Other Purposes. If the child is a full-time student at a college or university and is maintaining a grade point average of two (2.0) or better (wherein a grade point average of four (4.0) is an A), the trustee shall pay for the child’s reasonable education expenses, provided and to the extent that the child does not have resources under paragraph 9.17 available for such purposes. Payment shall be made first out of net income and then out of principal of the child’s trust. While the child is not a full-time student, as described above, the trustee shall pay to or apply for the child’s benefit as much of the net income and principal of the trust as the trustee, in the trustee’s discretion, considers necessary for the child’s medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration any of the child’s other income or resources known to the trustee and reasonably available for such purposes to the end that distribution from the trust shall be supplemental to the other sources.

B.            Income Supplementing Distributions. If the child is employed and has attained age twenty-one (21), the trustee shall pay to the child each calendar year an amount, but not in excess of the net income of the child’s trust, after any payments made pursuant to paragraph A above, equal to fifty percent (50%) of the child’s gross income from employment during such calendar year (hereinafter referred to as “income supplementing”). The trustee may prorate the income supplementing payments during the year, based on reasonable estimates of the net income of the trust and the child’s gross income, as determined by the trustee in the trustee’s discretion. The trustee shall have the absolute discretion to determine whether the child is employed full-time. The term “gross income” includes both gross earnings from employment and gross earnings if self-employed, and shall include passive income, such as interest, stock dividends or rentals, if the capital producing such passive income was not received by the child as a gift or inheritance. The trustee may require the child to provide such tax and/or employment verification, including tax returns, and such other information as the trustee deems reasonable to determine the child’s gross income, and the trustee may establish such budgets and reserves as the trustee considers reasonable. If the child declines to provide such verification or information, the child shall not be entitled to income supplementing payments from the child’s trust under this paragraph with respect to the year for which the child has declined to provide such verification or information.

C.            Special Loans. The trustee shall, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, loan without interest to the child, if at least age twenty-five (25), a reasonable amount from the trust estate for the child’s use in making a down payment on the purchase of a personal residence and, if the child is at least age twenty-one (21), loan without interest to the child, such sum as is reasonably necessary for paying the expenses of the child’s wedding. Rebecca intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee in this paragraph 9.12C without fear of liability to any Beneficiary. Therefore, the trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or non-exercise), of any discretion granted to the Independent Trustee in this paragraph 9.12C.

D.            Discretionary Distributions. In addition to the payments authorized by paragraphs A, B and C above, the trustee shall also, as directed by the Independent

Trustee in the Independent Trustee’s absolute discretion, pay to the child such sums from the child’s trust, if any, as the Independent Trustee determines to be appropriate under any or all of the following circumstances, taking into account the Rebecca’s desire that the child be a productive and self-supporting member of society, so long as such child is not so disabled as to prevent him or her from being productive and self-supporting. Payments shall be made first out of net income and then out of principal. The circumstances are as follows:

(1)           Disability. If the child is so disabled, either mentally or physically or both, that the child is unable to provide for the child’s support. Under these circumstances, the trustee may, but shall not be required to, purchase and maintain in effect medical insurance for the child.

(2)           Low Income. If the child is pursuing a career, such as a teacher, which the Independent Trustee, in the Independent Trustee’s absolute discretion, determines to be socially productive, but does not produce a substantial monetary reward.

(3)           Care for Others. If the child is caring for one or more family members, including minor children and/or other relatives, and the Independent Trustee determines, in the Independent Trustee’s absolute discretion, that so caring for such family members reasonably precludes the child from earning a reasonable income or supplementing to any significant degree the income of a working spouse of the child.

(4)           Other Circumstances. Any other circumstance which, in the Independent Trustee’s absolute discretion, warrants payments to the child, provided that the Independent Trustee determines that such payments are in accord with Rebecca’s overall philosophy regarding the child being (or attempting to be) a productive and self-supporting member of society (except as otherwise provided in the preceding paragraphs (1), (2) and (3)).

(5)           Exculpation of Trustee. The trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or nonexercise) of any discretion granted to the Independent Trustee in this paragraph 9.12D. Rebecca intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee without fear of liability to any Beneficiary.

E.            Unused Income Before Age 25. Until the child attains age twenty-five (25), any net income not distributed pursuant to the preceding provisions of this paragraph 9.12 shall be accumulated and added to principal; provided, however, that the Independent Trustee may determine, within the Independent Trustee’s absolute discretion, to direct the trustee to distribute any such net income to the child or to a custodial account for the child under the California Uniform Transfers to Minors Act.

F.             Child’s Right to Income at Age 25. From and after the child attains age twenty-five (25), the trustee shall pay to the child during his or her lifetime the net income of the child’s trust.

G.            Distribution of Principal.

(1)           At Age 30. Upon the child attaining age thirty (30), the trustee shall distribute to the child, outright and free of trust one-third (1/3) of the trust estate.

(2)           Termination of Trust at 35. The trust shall terminate when the child attains age thirty-five (35) and the trust estate shall be distributed outright and free of trust to the child.

I.             Death of Child Prior to Distribution of Entire Trust. If the child dies prior to distribution of the trust estate to the child (including any undistributed net income and any portion delayed pursuant to paragraph 10.04), any portion of the trust estate not effectively appointed by the child pursuant to paragraph 12.09, if and to the extent applicable, shall be distributed as the child shall appoint, outright or in trust, or on any terms and conditions, among the issue of Rebecca other than the child. Any portion of the child’s trust not effectively appointed shall be allocated among the then living issue of the child, by right of representation. If the child is not survived by issue, any portion of the child’s trust not effectively appointed pursuant to paragraph 12.09, if and to the extent applicable, instead shall be allocated among the then living issue of Rebecca, by right of representation. Each such portion allocated to a child of Rebecca shall be added to such child’s trust under this paragraph 9.12. Each such portion allocated to a grandchild of Rebecca shall be added to such grandchild’s trust under paragraph 9.13 (or form a new trust for such grandchild under paragraph 9.13). Each such portion allocated to the issue of a deceased grandchild of Rebecca shall be aggregated and added to the trust for such issue under paragraph 9.14 (or form a new trust for such issue under paragraph 9.14). Any addition to a partially distributed trust shall augment proportionally the distributed and the undistributed portions thereof. If none of the issue of Rebecca is then living, paragraph 9.16 shall apply.

9.13.       Trust for Grandchild of Rebecca. The portion of the trust estates to be distributed pursuant to this paragraph 9.13 for a grandchild of Rebecca shall be distributed as provided below. Except to the extent indicated to the contrary, the following provisions shall apply to the administration of both the Exempt Trusts and Non-Exempt Trusts for the grandchild.

A.            Distribution to Grandchild Under Age 20. Until the first to occur of the grandchild attaining age twenty (20) or the September after graduation from high school, the trustee shall pay to the grandchild as much of the net income and principal of the grandchild’s trust as the trustee considers necessary for the grandchild’s education, support in his or his accustomed manner of living and his or his medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into account other resources known to the trustee to be available to the grandchild for those purposes so that distributions from the grandchild’s trust for those purposes shall be supplemental to such other resources.

B.            Distributions to Grandchild After Graduation or Attaining Age 20. When paragraph A above is no longer applicable, if the grandchild is a full-time student at a college or university and is maintaining a grade point average of two (2.0) or better (wherein a grade point average of four (4.0) is an A), the trustee shall pay for the grandchild’s reasonable education expenses, provided and to the extent that the grandchild does not have other resources known to the trustee for such purposes. Payments shall be made first out of net income and then out of principal of the grandchild’s trust. While the grandchild is not a full-time student, as described above, the trustee shall pay to the grandchild as much of the net income and principal of the grandchild’s trust as the trustee considers necessary for the grandchild’s medical, dental, hospital and nursing expenses and expenses of invalidism; provided, however, that the trustee shall take into account other resources known to the trustee to be available to the grandchild for these purposes so that distributions from the grandchild’s trust for these purposes shall be supplemental to such other resources.

C.            Income Supplementing Distributions. If the grandchild is employed and has attained age twenty-five (25), the trustee shall pay to the grandchild each calendar year an amount, but not in excess of the net income of the grandchild’s trust after payments made pursuant to paragraph B above, equal to fifty percent (50%) of the grandchild’s gross income from employment during such calendar year (hereinafter referred to as “income supplementing”). The trustee may prorate the income supplementing payments during the year, based on reasonable estimates of the net income of the trust and the child’s gross income, as determined by the trustee in the trustee’s discretion. The trustee shall have the absolute discretion to determine whether the child is employed full-time. The term “gross income” includes both gross earnings from employment and gross earnings if self-employed, and shall include passive income, such as interest, stock dividends or rentals, if the capital producing such passive income was not received by the grandchild as a gift or inheritance. The trustee may require the grandchild to provide such tax and/or employment verification, including tax returns, and such other information as the trustee deems reasonable to determine the grandchild’s gross income, and the trustee may establish such budgets and reserves as the trustee considers reasonable. If the grandchild declines to provide such verification or information, the grandchild shall not be entitled to income supplementing payments from the grandchild’s trust under this paragraph with respect to the year for which the grandchild has declined to provide such verification or information.

D.            Special Loans. The trustee shall, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, loan without interest to the grandchild, if at least age twenty-five (25), a reasonable amount from the trust estate for the grandchild’s use in making a down payment on the purchase of a personal residence and, if the child is at least age twenty-one (21), loan without interest to the grandchild such sum as is reasonably necessary for paying the expenses of the grandchild’s wedding. Rebecca intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee in this paragraph 9.13D without fear of liability to any Beneficiary. Therefore, the trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or non-exercise), of any discretion granted to the Independent Trustee in this paragraph 9.13D.

E.            Discretionary Distributions. In addition to the payments authorized by paragraphs B, C and D above, the trustee shall also, as directed by the Independent Trustee in the Independent Trustee’s absolute discretion, pay to the grandchild such sums from the grandchild’s trust, if any, as the Independent Trustee determines to be appropriate under any or all of the circumstances set forth below, taking into account Rebecca’s desire that the grandchild be a productive and self-supporting member of society, so long as the grandchild is not so disabled as to prevent him or her from being productive and self-supporting. Payments shall be made first out of net income and then out of principal. The circumstances are as follows:

(1)           Disability. If the grandchild is so disabled, either mentally or physically or both, that he or she is unable to earn a reasonable income. Under these circumstances, the trustee may, but shall not be required to, purchase and maintain in effect medical insurance for the grandchild.

(2)           Low Income Occupation. If the grandchild is pursuing a career, such as a teacher, which the Independent Trustee, in the Independent Trustee’s absolute discretion, determines to be socially productive, but does not produce a substantial monetary reward.

(3)           Care for Others. If the grandchild is caring for one or more family members, including minor children and/or other relatives, and the Independent Trustee determines, in the Independent Trustee’s absolute discretion, that so caring for such family members reasonably precludes the grandchild from earning a reasonable income or supplementing to any significant degree the income of a working spouse of the grandchild.

(4)           Other Circumstances. Any other circumstance which, in the Independent Trustee’s absolute discretion, warrants payments to the grandchild, provided that the Independent Trustee determines that such payments are in accord with Rebecca’s overall philosophy regarding the grandchild being (or attempting to be) a productive and self-supporting member of society (except as otherwise provided in the preceding paragraphs (1), (2) and (3)).

(5)           Exculpation of Trustee. The trustee and the Independent Trustee shall have no liability to any Beneficiary, whether fixed or contingent, for or related to the exercise (or nonexercise) of any discretion granted to the Independent Trustee in this paragraph 9.13E. Rebecca intends that the Independent Trustee be free to exercise (or not exercise) the discretions granted to the Independent Trustee without fear of liability to any Beneficiary.

F.             Unused Income Before Age 30. Until the grandchild attains age thirty (30), any net income not distributed pursuant to the preceding provisions of this paragraph 9.13 shall be accumulated and added to principal; provided, however, that the Independent Trustee may determine, within the Independent Trustee’s absolute discretion, to direct the trustee to distribute any such net income to the grandchild or to a custodial account for the grandchild under the California Uniform Transfers to Minors Act.

G.            Grandchild’s Right to Income At Age 30. From and after the grandchild attaining age thirty (30), the trustee shall pay to the grandchild during his or her lifetime the net income of the grandchild’s trust.

H.            Distribution of Principal. The trust shall terminate upon the grandchild attaining age thirty-five (35) and the trustee shall distribute all principal and income outright and free of trust to the grandchild.

I.             Death of Grandchild Prior to Distribution of Entire Trust. Upon the death of the grandchild prior to distribution of the grandchild’s entire trust (including any undistributed net income and any portion delayed pursuant to paragraph 10.04), any portion of the grandchild’s trust not effectively appointed by the grandchild pursuant to paragraph 12.09, if and to the extent applicable, shall be allocated to a trust for the benefit of the issue of the grandchild who survive the grandchild, to be distributed as provided in paragraph 9.14. If the grandchild is not survived by issue, any portion of the grandchild’s trust not effectively appointed pursuant to paragraph 12.09, if and to the extent applicable, instead shall be distributed to the then living issue of the parent of the grandchild who was a child of Rebecca, by right of representation, or if there are no such issue then living, to the issue of Rebecca who survive the grandchild, by right of representation; provided, however, that if outright distribution of a part of the grandchild’s trust would be made to a person for whose benefit a trust is then being or would be administered under this Declaration due to the age of the person, the part of the grandchild’s trust which would have been distributed to such person shall instead be added to that trust and shall be administered in accordance with its terms. Any addition to a partially distributed trust shall augment proportionally the distributed and the undistributed portions thereof. If there are no issue of Rebecca then living, the trust shall be distributed in accordance with paragraph 9.16.

9.14.       Trust for Great-Grandchildren, Etc., of Rebecca. Each trust created under this Declaration for the benefit of the issue of a deceased grandchild of Rebecca shall be distributed as follows:

A.            Family Pot Trust for Great-Grandchildren. As long as any such issue who are children of the deceased grandchild of Rebecca (i.e., great-grandchildren of Rebecca), are under age thirty-five (35), the trustee shall pay to or apply for the benefit of such children, including those who are age thirty-five (35) or older, as much of the net income and principal of the trust as the trustee considers necessary for their education, support in their accustomed standard of living and their medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration any other income or resources of such children known to the trustee and reasonably available for such purposes to the end that distributions from the trust shall be supplemental to the other sources. The trustee may pay more to or for some of such children and may make payments to or for some of such children to the exclusion of others. Any net income not paid or applied shall be accumulated and added to principal; provided, however, that when the youngest of such children has attained age twenty-one (21), the trustee shall distribute to such children all of the net income of the trust not paid or applied under the preceding sentence at least annually. Any payment of net income or principal (including payment of net income to such children) shall be charged against the trust as a whole rather than against the ultimate distributive share of such children to whom or for whose benefit the payment is made.

B.            Distribution When Youngest Great-Grandchild is 35. When all such children of the deceased grandchild of Rebecca are age thirty-five (35) or older, or at such time that there are no such children then living, the trust shall terminate and the trustee shall distribute the undistributed net income and principal of the trust among the issue of the deceased grandchild of Rebecca then living, by right of representation, or if there are none, then among the then living issue of the child of Rebecca who was an ancestor of such issue of the deceased grandchild, by right of representation, or if there are none then living, then among the then living issue of Rebecca, by right of representation; provided, however, that any property that would otherwise be distributed to a person for whose benefit a trust is then being or would be administered under this Declaration shall instead be added to that trust and administered in accordance with its terms. If none of Rebecca’s issue is then living, paragraph 9.16 shall apply.

9.15.       Small Trust Estate. If the trust for any of Rebecca’s issue under paragraphs 9.12-9.14 has a total value at the end of any calendar year of less than that amount which the trustee deems practical to administer, the trustee in the trustee’s discretion may distribute the entire trust estate to the child, in the case of a trust administered pursuant to paragraph 9.12, to the grandchild, in the case of a trust administered pursuant to paragraph 9.13, or to the issue then living of a deceased grandchild, by right of representation, in the case of a trust administered pursuant to paragraph 9.14, and may terminate the trust.

9.16.       Rebecca’s Contingent Remainder Beneficiaries. If all of the trust estate to be distributed in accordance with paragraphs 9.12-9.15 is not distributed in accordance with such paragraphs, then the trust estate or portion thereof shall be distributed outright and free of trust to the then living issue of Rebecca’s parents, William Bruce Roberts and Kay Scott Davis, by right of representation, and if none of them is then living, then the trust estate or portion thereof shall be distributed in accordance with paragraph 9.10.

9.17.       Dentino Education Trust. The trust estate to be distributed in accordance with this paragraph 9.17 shall be allocated equally to Alexis and Abigail, or allocated to the survivor of them. The portion allocated to Alexis shall be used to pay for, or distributed to her for, her education expenses after high school. The portion allocated to Abigail shall be used to pay for, or distributed to her for, her education expenses after high school. If Alexis or Abigail does not exhaust her trust estate under this paragraph 9.17 for her education expenses by the time she attains age twenty-eight (28), the remainder shall be distributed or paid to the other one of them for her education expenses. Any balance remaining after completion of Alexis and Abigail’s education, or at both of them attaining age twenty-eight (28), whichever occurs earlier, shall be distributed to them equally, or to the survivor of them if then living, and if not, then in accordance with paragraph 9.05, William’s Remainder, as if the survivor had then died.

9.18.       Dentino’s Children Trust.

A.            Allocation. The trust estate to be distributed in accordance with this paragraph 9.18 shall be allocated among the issue of William who survive him, by right of representation; provided, however, that if the trust estate includes any Bill Notes Receivable, the portion of the trust estate allocated to Bill shall be comprised of Bill Notes Receivable (measured at their aggregate principal balance then due, plus accrued interest, and regardless of enforceability), but not in an amount more than the share otherwise allocable to Bill. The portion thereof allocated to each such issue shall be held in a separate trust for such issue and distributed in accordance with paragraph 9.18B.

B.            Distribution. The portion of the trust estate to be distributed in accordance with this paragraph 9.18B for a child of William shall be distributed as follows: The trustee shall distribute the net income of the trust to the child, commencing at age twenty-three (23). Undistributed net income shall be accumulated and added to principal. The trust shall terminate when the child attains age twenty-eight (28) and the principal and all accumulated net income shall be distributed outright and free of trust to the child; provided however, that principal shall be distributed earlier to or for the benefit of the child as the trustee, in the trustee’s discretion, considers necessary for the child’s education, support in his or her accustomed manner of living and his or her medical, dental, hospital and nursing expenses and expenses of invalidism, after taking into consideration other resources of the child known to the trustee and reasonably available for such purpose to the end that distribution from the trust shall be supplemental to the other resources.

C.            Death of Child Prior to Termination. If the child dies prior to termination of the trust pursuant to the preceding paragraph B, the trust estate shall be distributed in accordance with paragraph 9.18A, as if William had then died. If there are no children of William then living but William has issue then living, the trust estate shall be distributed in accordance with paragraph 9.05, as if William had then died. If William has no issue then living, the trust estate shall be distributed to Rebecca, if she is then living, and if not, then in accordance with paragraph 9.10.

ARTICLE X.                                     GENERAL PROVISIONS APPLICABLE TO CERTAIN TRUSTS AND POWERS.

10.01.     Application of Article. Except as otherwise provided in this Article, the provisions of this Article shall apply to all trusts established pursuant to Articles V, VI, VII, VIII and IX and all powers of appointment created pursuant to this Declaration.

10.02.     Multiple Trusts for Same Beneficiary.

A.            Discretionary Distributions. If any Beneficiary is also a beneficiary of one or more other trusts, whether administered under this Declaration or otherwise, the trustee may, within the trustee’s absolute discretion, consult with the trustee of such other trust(s) in determining whether to make discretionary distributions from a trust hereunder to such Beneficiary; in such consultation, the trustee may, within the trustee’s absolute discretion, take into account the income, estate, generation-skipping transfer, excise and other tax consequences from making or not making the distribution from a particular trust.

B.            Distributions for Particular Purposes. If any Beneficiary is also a beneficiary of one or more other trusts, whether administered under this Declaration or otherwise, which authorize or require payments for the same purpose, the aggregate amount paid from all such trusts known to the trustee or Independent Trustee, whichever one has control over the payments, for such purpose shall not exceed the maximum amount necessary for such purpose. The trustee or the Independent Trustee, as the case may be, may, in the trustee or the Independent Trustee’s discretion, charge all of a payment to one trust for the Beneficiary to the exclusion of the others, or the trustee or the Independent Trustee may charge a portion of such payment to two or more trusts for the Beneficiary.

10.03.     Distribution to Beneficiary Under Age 21 or Legally Disabled. This paragraph shall not apply to the Marital Trust or any Qualified Subchapter S Trust. If any provision of this Declaration would require the trustee to distribute income or principal of a trust, or a portion thereof, to an individual who, at the time of such distribution, has not attained age twenty-one (21) or is legally disabled, the trustee may:

A.                                    Distribute Outright. Distribute such property to such individual or to such individual’s Agent, if any; or

B.                                    Distribute to Custodian If Under Age 21. If such individual has not attained age twenty-one (21), distribute such property to a custodian under the California Uniform Transfers to Minors Act until the age of twenty-one (21); or

C.                                    Retain in Trust. Retain in further trust the property which would otherwise have been distributed to such individual and pay to him or her as much of the net income and principal thereof as the trustee considers necessary for such individual’s health, education, maintenance and support. Upon the later to occur of (i) such individual attaining age twenty-one (21), or (ii) such individual no longer being legally disabled, as the case may be, the trustee shall distribute to him or her the principal and undistributed income then being administered for his or her benefit pursuant to this paragraph. If such individual dies before becoming entitled to receive distribution in full of his or her trust, then upon his or her death, he or she may appoint all or any portion of the principal and undistributed income then being administered for his or her benefit pursuant to this paragraph on any terms and conditions, either outright or in trust, in favor of any one or more persons and entities, including his or her estate. Any such portion not effectively appointed by such individual shall be distributed to his or her estate.

D.                                    “Legally Disabled.” The term “legally disabled” includes any physical, mental or emotional condition that renders a person unable to conduct his or her financial affairs in a prudent and efficient manner. The condition of legal disability may be evidenced by a written statement of the disabled person’s physician.

10.04.              Independent Trustee May Postpone or Accelerate Distributions. This paragraph shall not apply to the Marital Trust, the Family Bypass Trust, the Disclaimer Trust or the Survivor’s Trust.

A.                                    Actions That Can Be Taken. For each trust of which one or more issue of either of the trustors are a Current Beneficiary, but subject to Article XIII and as to any QSST or ESBT, as the case may be, the Independent Trustee may, in the Independent Trustee’s sole discretion, direct from time to time the trustee of any trust under Article IX in writing to take any one or more of the following actions, and the trustee shall comply with such direction, as follows:

(1)                                 Net Income.

(a)                                 Beneficiary Entitled to Net Income. If a Beneficiary is entitled to distributions of net income, the Independent Trustee may direct the trustee to reduce or eliminate any such distributions of net income to the Beneficiary, in which case the undistributed net income shall be accumulated and added to the principal of the trust.

(b)                                 Further Descendants’ Trusts. If a great-grandchild or further descendant of either of the trustors is entitled to distributions of net income, the Independent Trustee may direct the trustee to reduce or eliminate any such distribution to one or more of such great-grandchildren or further descendants of either of the trustors, in which case such net income may be distributed to other persons who would be entitled thereto or accumulated and added to the principal of the trust, as directed by the Independent Trustee.

(c)                                  Delay Conversion of ESBT to QSST. Notwithstanding Article XIII, the Independent Trustee may direct the trustee of a trust for which an Electing Small Business Trust election is in effect to delay taking actions necessary for such trust to be converted to a Qualified Subchapter S Trust.

(2)                                 All Trusts; Change in Time for Principal Distributions. The Independent Trustee may delay for a period of up to ten (10) years, the date on which a Beneficiary would otherwise be entitled to distribution of principal from a trust, or for a longer period if the Beneficiary is incarcerated. The Independent Trustee may also accelerate the date on which a Beneficiary would otherwise be entitled to distribution of principal from a trust, but not to a date prior to the date on which such Beneficiary attains age twenty-eight (28). Such delay or acceleration may apply to all or any portion of such principal.

(3)                                 Changes in Direction. The Independent Trustee may change or modify from time to time any direction the Independent Trustee is authorized to give the trustee under this paragraph 10.04A.

B.                                    Discretion. The discretion granted to the Independent Trustee in this paragraph 10.04 shall be the Independent Trustee’s absolute discretion. As examples, and without limitation, the Independent Trustee may exercise his discretion to delay (as permitted above) distribution of net income or principal to a Beneficiary if the Independent Trustee believes that the Beneficiary to whom the distribution would otherwise be made does not have the legal competence or the maturity, judgment and ability to handle wisely such distribution or such distribution would not otherwise be in the best interests of such Beneficiary, or the Independent Trustee may accelerate (as permitted above) a principal distribution if the Independent Trustee believes that the Beneficiary has the maturity, judgment and ability to handle wisely such distribution and such earlier distribution is in the best interests of the Beneficiary. Examples of when it would not be in the best interests of the Beneficiary to make a distribution would be alcohol abuse, drug abuse, gambling abuse, creditor problems or incarceration. In determining whether to exercise any such discretion with respect to a Beneficiary, and without limitation, the Independent Trustee may request that the Beneficiary undergo testing for drug or alcohol abuse and provide the results thereof to the Independent Trustee. The Independent Trustee shall incur no liability to any person, whether a Beneficiary or otherwise, by reason of the determination to accelerate, postpone or limit distribution of net income or principal unless made in bad faith, nor shall the Independent Trustee be obligated to provide any Beneficiary with notice or accountings of the Independent Trustee’s exercise of his, her or its absolute discretion to accelerate, postpone or limit distribution of net income and/or principal hereunder.

C.                                    Certain Tax Consequences. The trustors understand that the Independent Trustee’s exercise of the discretions granted to the Independent Trustee may result in the loss of tax advantages or higher taxes being paid by the trustee and/or Beneficiaries. Nevertheless, the trustors have granted such discretions to the Independent Trustee because the trustors view the potential adverse impact on Beneficiaries of receiving too much in money or other assets, or receiving money or other assets too soon, as outweighing adverse tax results. Therefore, the Independent Trustee shall not be liable to anyone for adverse results with respect to any type of tax attributable in whole or in part to the Independent Trustee’s exercise (or non-exercise) of the discretions granted to the Independent Trustee, unless made in bad faith.

10.05.              Powers and Powers of Appointment.

A.                                    Manner of Exercise. Any power, including a power of appointment, granted to an individual under this Declaration may be exercised either by (i) such individual by a Will (or Codicil thereto), or (ii) a written direction other than a Will executed by such individual or such individual’s Agent and delivered to the trustee during the individual’s lifetime (hereinafter referred to as a “written direction”), which Will or written direction refers to the paragraph of this Declaration under which the power is granted. A written direction may be revoked or amended by a subsequent written direction executed by the individual or his or her Agent that complies with the above formalities. If a conflict occurs between the terms of the individual’s Will and the terms of a written direction or between the terms of two or more written documents, the terms of the most recent document shall prevail. A power of appointment may be exercised by an individual even if (i) the individual is a minor or under disability, or (ii) all of the assets constituting the trust with respect to which the power is granted have not been received by the trustee. If the trustee does not receive actual notice of the exercise of a power of appointment by Will or written direction within six (6) months after the death of the individual holding the power, the trustee may, without liability, distribute the property subject to the power as if the power had not been exercised.

B.                                    Restrictions on Implementation of Exercise of a Power of Appointment. Notwithstanding paragraph 10.05A to the contrary, no power of appointment may be exercised by any individual under this Declaration with respect to policies of insurance on the life of such individual, or the proceeds thereof, unless such policies or proceeds would be included in the individual’s Gross Estate at such individual’s death without regard to such power of appointment. Unless the implementation of the exercise of a power of appointment described herein is specifically restricted under this document, a power of appointment (i) exercisable during the power holder’s lifetime shall be implemented upon delivery to the trustee or thereafter as provided in the instrument exercising the power, and (ii) exercisable at the death of the power holder shall be implemented upon such individual’s death or thereafter as provided in the instrument exercising the power.

C.                                    Compelled Exercise Not Effective. The purported exercise of any power, including a power of appointment, granted under this Declaration shall be of no force or effect if such purported exercise was the result of compulsion. If such purported exercise is the result of compulsion, the trustee shall administer the property subject to such power as if such purported exercise had not occurred. The purported exercise of a power shall be deemed to be the result of compulsion if such purported exercise is in response to or by reason of any order or other direction of any court having jurisdiction over the individual holding the power, the trustee and the property subject to the power of the trust containing such property. An individual’s Agent may not exercise a power given to such individual under this Declaration if such purported exercise is in response to or by reason of any such order or other direction of any court having jurisdiction over the Agent unless the order or other direction was obtained by the Agent in a proceeding in which the Agent was the petitioner or voluntarily acquiesced.

10.06.              Survivorship Provision. If any person, other than the survivor, fails to survive any event by ninety (90) days, such person shall be deemed to have predeceased that event, and any gifts to or for the benefit of such person occurring by reason of that event, unless otherwise specifically provided to the contrary, shall lapse and instead shall be distributed as if such person had predeceased that event; provided, however, that if the preceding survivorship provision would have the effect of (i) causing a generation-skipping transfer tax to be payable or (ii) invalidating a marital deduction, then this paragraph shall not apply. In particular, this paragraph shall not apply to the situation described in paragraph 4.05C regarding simultaneous death.

10.07.              Rule Against Perpetuities. Unless earlier terminated, each trust established hereunder or by the exercise of a power of appointment granted hereunder shall terminate as follows:

A.                                    Termination. All trusts, including any trust established by the exercise of a power of appointment thereunder, shall terminate twenty-one (21) years after the death of the last survivor of the issue who are living on the date of this Declaration of each of the trustors’ grandparents. Notwithstanding the foregoing, any trust established by the exercise of a lifetime General Power of Appointment shall terminate as provided in the instrument in which such power is exercised.

B.                                    Distributions Upon Termination. Upon such termination, each trust shall be distributed to the Income Beneficiaries thereof in proportion to their respective rights to receive income. In the case of a trust providing for discretionary income distributions, the trust estate shall be distributed by right of representation to the issue who are Income Beneficiaries or, if there are none, in equal shares to all Income Beneficiaries.

10.08.              Spendthrift Restrictions.

A.                                    In General. A Beneficiary or his or her Agent may disclaim or release his or her interest in principal or income, but no Beneficiary shall anticipate, assign, encumber, or subject to any creditor’s claim or to legal process any interest in principal or income before its actual receipt by any Beneficiary, except that a Beneficiary may assign the right to receive payment of any sum otherwise distributable to him or her at the time of assignment under this Declaration to a trust which is, during the Beneficiary’s lifetime revocable by him or her. The beneficial and legal interests in this trust, its principal, and its income shall be free from interference or control of any Beneficiary’s creditor and shall not be subject to claims of any such creditor or liable to attachment, execution, bankruptcy or other process of law. No interest in the income or principal of any trust shall be voluntarily or involuntarily anticipated, assigned, encumbered or subjected to creditor’s claim or legal process before actual receipt by the Beneficiary. Except for any bequest to the survivor and except as otherwise provided in Article VI and paragraph 13.03E, if the creditor of any Beneficiary of any trust herein attempts by any means to subject to the satisfaction of his or her claim that Beneficiary’s interest in any distribution, then, despite any other provision in this Declaration (excluding bequests to the survivor, Article VI and paragraph 13.03E), until the release of the writ of attachment or garnishment or other process, the distribution directed to be made to that Beneficiary shall be disposed of as follows:

(1)                                 Distributions for Needs. The trustee shall pay to or apply for the benefit of the Beneficiary all sums that the trustee determines to be necessary for the reasonable support, education and medical, dental, hospital and nursing expenses and expenses of invalidism of the Beneficiary, after taking into account other resources of the Beneficiary.

(2)                                 Excess Retained as Principal. The portion of the distribution in excess of the amount described in paragraph A shall be added to principal.

B.                                    Exception for Assignments by Survivor. The restrictions of this paragraph 10.08 on assignment shall not apply to any assignment by the survivor pursuant to paragraph 4.05.

C.                                    Exception for Modification by Independent Trustee. The provisions of this paragraph 10.08 applicable to any trust may be modified, eliminated and/or reinstated from time to time by the Independent Trustee, in the Independent Trustee’s sole discretion; provided, however, that (i) in no event shall the right of the survivor to all net income from the Marital Trust and to all bequests to the survivor be eliminated or modified in any way, (ii) in no event shall the right of the Income Beneficiary to all net income of a QSST under paragraph 13.03E be eliminated or reduced in any such way and (iii) the purported exercise of such discretion by the Independent Trustee shall be of no force or effect if such purported exercise was the result of compulsion, and the trust shall be administered as if such purported exercise has not occurred. The purported exercise of such discretion shall be deemed to be the result of compulsion if such exercise is in response to or by reason of any order or other direction of a court.

10.09.              No-Contest Provision.

A.                                    Contests. If, without probable cause (as defined in California Probate Code §21311(b) or any successor statute), any Beneficiary of any trust created by this Declaration, singly or in conjunction with any other person or persons, files a direct contest (as defined in California Probate Code §21310 or any successor statute), that alleges the invalidity of this Declaration or any provision in this Declaration, then the right of that Beneficiary to take any interest given to him or her by this Declaration shall be determined as it would have been determined had the Beneficiary predeceased the execution of this Declaration without surviving issue; provided, however, that this no-contest provision shall not apply to any action joined in or brought by the trustee to obtain a tax benefit or to achieve an administrative convenience for the trustee or Independent Trustee in carrying out their respective functions.

B.                                    Defense. The trustee is authorized to defend, at the expense of the trust estate, any contest or attack described above or any provision of this Declaration.

10.10.              Attorneys’ Fees. If any action or proceeding of any nature is commenced by a Beneficiary or other person against the trustee, then the prevailing party shall be entitled to recover all attorney fees and costs incurred in defending or prosecuting such action or proceeding. The amount awarded against a Beneficiary shall be a charge against any interest such Beneficiary may have in the trust estate. The amount awarded against the trustee shall be an administrative charge against the trust estate. If the trustee’s opposition to the action or proceeding was in bad faith, then the amount awarded shall be a charge against the compensation or other interest of the trustee in the trust and the trustee shall be personally liable for any amount that remains unsatisfied.

10.11.              Qualified Retirement Plans.

A.                                    Designated Beneficiary Trust. Each trust under this Declaration is expressly intended to comply with the requirements of Proposed Treasury Regulations Section 1.401(a)(9)-1, Q&A D-5 through D-7, so that a trustor may designate the trust as a “designated beneficiary” of the trustor’s Qualified Retirement Plans (within the meaning of such Proposed Regulations). Each trust under this Declaration shall be recognized for purposes of administering the Qualified Retirement Plans of a trustor even if the trust would otherwise be invalid under California Probate Code Section 15200, et seq., for lack of trust corpus. It is a trustor’s responsibility, during the trustor’s lifetime, to deliver appropriate documentation to the plan administrator of each of the trustor’s Qualified Retirement Plans consistent with the requirements of Proposed Treasury Regulations Section 1.401(a)(9)-1, Q&A D-7(a). It is the trustee’s responsibility, no later than nine months after the death of the trustor, to deliver appropriate documentation to the plan administrator of each of the trustor’s Qualified Retirement Plans consistent with the requirements of Proposed Treasury Regulations Section 1401(a)(9)-1, Q&A D-7(b) for any such plan designated as a beneficiary.

B.                                    Administration of Retirement Plan Trusts. Notwithstanding anything in this Declaration to the contrary, other than provisions designed for the Marital Trust to qualify for the marital deduction (to the extent the decedent’s executor or the trustee makes the election under Code Section 2056(b)(2)(B)(v)), if a trust created under this Declaration is named as the beneficiary of a trustor’s Qualified Retirement Plan, there shall be created for a Beneficiary hereunder a separate subshare or subtrust from that Beneficiary’s share or trust, as the case may be (the Beneficiary’s “Primary Trust”), which subshare or subtrust shall receive the benefits directly from the Qualified Retirement Plan on behalf of that Beneficiary. The amount allocated to each Beneficiary shall be determined under the provisions of this Declaration. Each Beneficiary’s separate subtrust created from that Beneficiary’s Primary Trust shall be referred to as the “[Name of Beneficiary] Retirement Plan Trust.” Each Beneficiary’s Retirement Plan Trust may be further divided into an Exempt Trust and a Non-Exempt Trust. Each Beneficiary’s Retirement Plan Trust shall be administered and distributed in accordance with the provisions of this Declaration, as modified by this paragraph 10.11, other than provisions designed for the Marital Trust to qualify for the marital deduction (to the extent the decedent’s executor or the trustee makes the election under Code Section 2056(b)(2)(B)(v)).

C.                                    Distributions During Life of Beneficiary. During the life of the Beneficiary, the trustee shall distribute each year to or for the benefit of the Beneficiary from the Beneficiary’s Retirement Plan Trust all amounts distributed from the Qualified Retirement Plan to the Beneficiary’s Retirement Plan Trust in that year (net of expenses), but disregarding distributions taken by the trustee from the Qualified Retirement Plan to the extent applied to pay Death Taxes and GST taxes (if any) and income taxes thereon paid in accordance with paragraph D below.

D.                                    Taxes. In addition to the provisions of Article XVI, the trustee may pay Death Taxes and GST taxes, if any) attributed to the Qualified Retirement Plan allocated to the Beneficiary’s Retirement Plan Trust out of other assets allocated to a trust for the benefit of the Beneficiary or from funds received by the Trustee from the Beneficiary. To the extent the Death Taxes and GST taxes (if any) attributed to the Qualified Retirement Plan are not paid out of other assets, the trustee shall pay such Death Taxes and GST taxes (if any) and a reasonable allowance for income tax payable by the trustee thereon out of distributions from the Qualified Retirement Plan.

E.                                     Not Liable for Debts, Expenses or Taxes on Other Trust Assets. Notwithstanding anything in this Declaration to the contrary, any benefit under a Qualified Retirement Plan payable to a Beneficiary’s Retirement Plan Trust shall not be used to pay any debts, expenses and/or taxes of a trustor or of any other trust created under this Declaration.

F.                                      Withdrawals from Qualified Retirement Plan and Trustee’s Discretion to Accelerate. Each year, the trustee shall withdraw from the Qualified Retirement Plan, the minimum required distribution under Code Section 401(a)(9) and the Treasury Regulations thereunder as they may be amended from time to time. The trustee is authorized to make or not make distribution elections to accelerate or defer distributions from the Qualified Retirement Plan to the Beneficiary’s Retirement Plan Trust, taking into account, to the extent that the trustee deems advisable, the tax consequences of such elections and the liquidity needs of the Beneficiary’s Retirement Plan Trust and its Beneficiary. Upon a Beneficiary reaching the age or ages for distribution (if any) under that Beneficiary’s Primary Trust, the Beneficiary shall have the power to direct the trustee to make withdrawals from that Beneficiary’s Qualified Retirement Plan as to such portion or portions of the Beneficiary’s Retirement Plan Trust as would have been distributed to such Beneficiary under the Beneficiary’s Primary Trust. The trustee shall be relieved of any liability or responsibility for any Beneficiary- directed action. Upon the Beneficiary reaching the age for final distribution (if any) under that Beneficiary’s Primary Trust, that Beneficiary shall immediately become the trustee of that Beneficiary’s Retirement Plan Trust.

G.                                    Distribution upon Beneficiary’s Death. Upon the death of the Beneficiary, any balance in the Beneficiary’s Retirement Plan Trust shall be distributed in accordance with the principles of that Beneficiary’s Primary Trust.

10.12.              Material Purpose and Possible Changed Circumstances. The trustors confirm that a material purpose of establishing the various trusts under this Declaration and of the terms of each such trust is to delay, avoid and/or reduce taxes on the trusts, the trust estates and the Beneficiaries, all as allowed by the laws in effect from time to time. However, the trustors acknowledge that the tax laws are extremely complex and there is continuing uncertainty as to the application of the current tax laws and what tax laws will be in effect throughout the terms of the various trusts, with the result that the trustors are unable to know or anticipate with precision the tax laws that exist from time to time will apply to their trusts.

ARTICLE XI.                                                                ALLOCATION PROVISIONS.

11.01.              Application of Article. Allocations between principal and income shall be determined as provided in this Article.

11.02.              Principal and Income.

A.                                    Power to Determine Principal and Income. Except when this Declaration specifically provides otherwise, the trustee shall have the power, exercisable in the trustee’s discretion, to determine principal and income of the trust estate and from time to time apportion and allocate receipts, expenses, and other charges between those accounts, including the power to charge in whole or in part against principal, or to amortize out of or charge forthwith to income, premiums paid on the purchase of bonds or other obligations. The trustee is not required to establish a reserve for depreciation against income but may do so if the trustee, in the trustee’s discretion, so determines. The reserve and charges shall be established on the assumptions and in the amounts determined by the trustee, in the trustee’s discretion. No inference of imprudence or partiality shall arise if the trustee, in exercising the discretion conferred on the trustee, has allocated a receipt or expenditure in a manner contrary to any provision of the California Uniform Principal and Income Act (UPAIA). Except as the trustee exercises the discretion conferred on the trustee or as otherwise provided in this Declaration, matters relating to principal and income shall be governed by the provisions of the UPAIA, as amended from time to time.

B.                                    Partnerships and LLCs. If the trust is operated as a unitrust, this paragraph shall not change the unitrust payment amount. Receipts from partnerships and limited liability companies in the nature of a distribution of operating profit or operating cash flow shall be allocated to income. Receipts from partnerships and limited liability companies attributable substantially to the sale of capital assets or Section 1231(b) assets (as opposed to the sale of inventory or property held primarily for sale to customers in the ordinary course of business) shall be allocated to principal. In situations where a receipt is not clearly allocable entirely to income or entirely to principal, the trustee shall allocate such receipt to principal and/or to income in such proportions as the trustee shall determine in the trustee’s discretion.

C.                                    S Corporations. If the trust is operated as a unitrust, this paragraph shall not change the unitrust payment amount. Receipts from S corporations shall be allocated to principal or to income in the same manner as provided in paragraph 11.02B for receipts from partnerships and limited liability companies, except as otherwise provided in paragraph 13.03 with respect to a qualified subchapter S trust.

11.03.              Allocation of Income and Expenses Among Successive Beneficiaries.

A.                                    Allocation of Income. Income accrued or unpaid on trust property when received into the trust shall be treated as any other income. Income accrued or held undistributed by the trustee at the termination of any interest in the trust shall go to the next beneficiaries of the trust in proportion to their interest in it.

B.                                    Allocation of Expenses. The trustee need not prorate taxes and current expenses among successive beneficiaries on a daily basis but shall consider all taxes and other current expenses to have been paid and charged to the period in which they were paid.

11.04.              Unitrust Conversion and Reconversion. The trustee of any trust having one Beneficiary entitled to distribution of all of the net income of the trust may, in the trustee’s discretion, convert the trust to a unitrust effective on January 1 of the next occurring calendar year. Commencing on conversion, the trustee shall pay to or apply for the benefit of the Beneficiary in each taxable year of the trust, in semi-annual or more frequent installments payable at the end of the period, a unitrust amount equal to five percent (5%) of the net fair market value of the trust assets (excluding residential property and tangible personal property, as described below), valued annually on the first day of the trust’s taxable year for Federal income tax purposes; provided, however, that the Independent Trustee may, in the Independent Trustee’s sole discretion, reduce such percentage amount, but not below three percent (3%). This valuation shall be made in such reasonable manner as the trustee shall, in the trustee’s discretion, determine. In a taxable year of the trust that is less than 12 months and in the year of the death of the Beneficiary, the amount to be paid by the trust shall be a fraction of five percent (5%) (or such reduced percentage as provided above). The numerator of that fraction shall be the number of days in the trust’s year preceding the day on which the Beneficiary died, and the denominator shall be 365. The Beneficiary shall have the exclusive and unrestricted right to occupy residential property as a personal residence or to direct the trustee to rent the property and for the Beneficiary to receive the net income (excluding any deductions for depreciation), and the trustee shall not pay the unitrust amount with respect to any such property of the trust. Despite the foregoing, the unitrust amount for the period between the last distribution date and the date of the Beneficiary’s death shall not be distributed to the Beneficiary or the Beneficiary’s estate but shall instead be distributed in accordance with the provisions for distribution of the remaining property of the trust on the death of the Beneficiary.

11.05.              Reconversion. The trustee of a unitrust may, in the trustee’s discretion, convert a unitrust back to a regular trust at any time, and may thereafter convert such trust back to a unitrust in accordance with paragraph 11.04.

ARTICLE XII.                                                           GENERATION-SKIPPING TRANSFER TAX PROVISIONS.

12.01.              Application of Article. Except for any provision that qualifies a transfer for the marital deduction or ensures the marital deduction, the provisions of this Article shall apply notwithstanding any other provision in this Declaration to the contrary.

12.02.              Definitions. For purposes of this Article, the following terms shall have the following meanings:

A.                                    Code. “Code” refers to the Internal Revenue Code of 1986, as amended from time to time, and any successor law. “Section” refers to a Section of the

Code and any amended or successor provision. References to Code or Section shall also refer to any comparable state law provision.

B.                                    Generation-Skipping Tax. “Generation-skipping tax” or “generation-skipping transfer tax” refers to the tax imposed under Chapter 13 of the Code.

C.                                    Exempt. “Exempt” refers to property or a trust that has a generation-skipping inclusion ratio of zero. “Non-Exempt” refers to property or a trust that is not Exempt.

D.                                    Trust. “Trust” refers to one trust or the separate shares of a trust if the shares will be “substantially separate and independent shares of different beneficiaries” entitled to be treated as separate trusts for generation-skipping purposes under Section 2654(b).

E.                                     Other Terms. “Direct skip,” “generation-skipping exemption,” “inclusion ratio,” “skip person” and “non-skip person,” “taxable distribution” and “taxable termination” refer to those same terms as defined in Chapter 13 of the Code.

12.03.              Dividing Trusts. It is important for the trustee to consider exercising the discretion granted in this paragraph. The trustee may in the trustee’s discretion divide the trust into two shares or trusts in a manner that satisfies all of the requirements for a “qualified severance” in accordance with Treasury Regulation section 26.2642-6(d), as such regulation may be amended from time to time, incorporated herein by reference. If the trustee’s power under this paragraph would constitute a General Power of Appointment, then instead the trustee shall divide the trust as described above only as directed by the Independent Trustee, in the Independent Trustee’s discretion.

12.04.              Combining Trusts. When property is to be added to a trust or when separate trusts are to be combined, the trustee may in the trustee’s discretion preserve the Exempt or Non-Exempt generation-skipping character of the property of the trust, even if this requires the establishment of additional separate trusts with the same terms.

12.05.              Exercising Discretion to Divide and Combine Trusts. In exercising discretion to divide and combine trusts, the trustee may take into account efficiencies of administration, generation-skipping and other transfer tax considerations affecting the trusts and the Beneficiaries, S elections for any corporations the stock of which is held in a trust and other considerations the trustee deems appropriate.

12.06.              Coordination Decisions. It is the trustors’ intention to encourage the trustee to administer the trusts in ways that use available tax advantages such as generation-skipping exemptions to the maximum extent reasonably possible and that reduce unnecessary income and transfer taxation on the trusts and the Beneficiaries. In order to carry out these objectives, the trustee of any trust may consult with other trustees and may coordinate decisions and actions with those of the trustee of other trusts established by the trustors or by others for the benefit of the Beneficiaries. In administering trusts for the benefit of a particular Beneficiary or group of Beneficiaries, the trustee is specifically authorized to adopt different investment patterns and objectives for different trusts based on the generation-skipping inclusion ratios and to prefer making distributions from Exempt Trusts to persons who are skip persons and to prefer making distributions from Non-Exempt Trusts to persons who are non-skip persons.

12.07.              Reserved.

12.08.              Distributions From Exempt and Non-Exempt Trusts; Medical and Education Expenses. If any Beneficiary who is a skip person has an Exempt Trust and a Non-Exempt Trust, the trustors recommend but do not require that any discretionary payments to the Beneficiary be made first from such Exempt Trust until it is exhausted before making such payments from such Non-Exempt Trust; provided, however, any payments to or for a Beneficiary that qualify as a transfer described in Code Section 2611(b)(1) shall first be made from Non-Exempt Trusts, before being made from Exempt Trusts.

12.09.              General Power of Appointment.

A.                                    Testamentary General Power of Appointment to Avoid Generation-Skipping Transfer Tax. The provisions of this paragraph 12.09 shall apply to each Non-Exempt Trust with respect to which a taxable distribution or a taxable termination would otherwise occur upon the death of a Beneficiary other than either trustor. Upon satisfaction of all of the conditions set forth below, such Beneficiary shall have a testamentary power, exercisable by Will and with the consent of the Independent Trustee, within the Independent Trustee’s sole discretion, to appoint all or any portion of such trust on any terms and conditions in favor of the creditors of such Beneficiary’s estate (other than to the Independent Trustee). If the Independent Trustee consents to such Beneficiary’s exercise of such testamentary power of appointment, the Independent Trustee may later revoke that consent and then later reinstate that consent, as the Independent Trustee shall determine within the Independent Trustee’s sole discretion. The conditions to exercise of such Beneficiary’s testamentary power of appointment are as follows:

(1)                                 No Greater State Tax. Such Beneficiary’s possession of the testamentary power of appointment will not cause the trust estate to be subject to a state inheritance or estate tax upon the death of the Beneficiary, which tax exceeds the generation-skipping transfer tax that would otherwise be payable with respect to such taxable distribution or taxable termination.

(2)                                 U.S. Citizen or U.S. Trust. Such Beneficiary is a United States citizen, or if not a United States citizen, a substantial portion of the trust estate of such trust is subject to Federal estate and/or generation-skipping transfer tax.

(3)                                 No Section 2701 Application. Such Beneficiary’s possession of the testamentary power of appointment will not cause a material portion of the trust estate of such trust to be subject to the special valuation rules of Code Section 2701.

B.                                    Non-Exercise of General Power of Appointment. Any portion of any trust not effectively appointed upon the Beneficiary’s death under this paragraph 12.09 shall be distributed pursuant to the terms of such trust without regard to this paragraph 12.09.

C.                                    Independent Trustee Discretion. For purposes of implementing the provisions of this paragraph 12.09, the Independent Trustee may take whatever action is deemed necessary or appropriate to reduce the amount of generation-skipping transfer tax payable and to resolve ambiguities arising in situations not explicitly covered by this Declaration. The Independent Trustee shall not be subject to any obligation, liability or surcharge for acting or failing to act under this paragraph 12.09, unless such action or failure to act was in bad faith.

12.10.              Interest on Pecuniary Amounts. When a Beneficiary who is a skip person is entitled to receive payment of a pecuniary amount or an annuity, the Beneficiary shall be entitled to receive interest on delayed distributions to the extent provided by California law. If California law has no provision expressly applicable to trusts, interest shall be paid in accordance with California law applicable to a decedent’s estate.

12.11.              Good Faith Exercise. No trustee or Independent Trustee shall be liable for any good faith exercise (or nonexercise) of the powers granted in this Article.

ARTICLE XIII.                                                      S CORPORATION PROVISIONS.

13.01.              Applicability of Article. The provisions of this Article shall apply to all trusts established pursuant to this Declaration notwithstanding any other provision to the contrary in this Declaration.

13.02.              Establishment of Separate Trust. If any trust established under this Declaration receives or will receive stock in a corporation having in effect an election under Code Section 1362 to be an “S Corporation,” or a comparable election under California law, and such trust is not a permitted shareholder under Code Section 1361(c)(2)(A) or under California law, then the following shall apply:

A.                                    QSST for Survivor. If the survivor is the Income Beneficiary of such trust, then if necessary to preserve the S election a separate trust (“QSST”) shall be established to hold such stock, which shall be administered in accordance with the applicable provisions in this Declaration, as modified by the remaining provisions of this Article after this paragraph 13.02, unless any such modifications would cause loss of the marital deduction for any portion of the Marital Trust.

B.                                    Multiple Income Beneficiaries. If such trust has more than one Income Beneficiary, the trustee shall divide such trust into as many equal shares as there are Income Beneficiaries. Each separate share shall be administered as a separate trust in accordance with the provisions of this Declaration, as modified by the remaining provisions of this Article.

C.                                    Income Beneficiary Under Age for Income. If such trust is established under Article IX (as modified in accordance with paragraph 13.02B, if applicable) and the Income Beneficiary is not entitled to distribution of all net income of the trust, then a separate trust (“ESBT”) shall be established to hold such stock and the trustee shall make the election under Code Section 1361(e) for such trust to be an Electing Small Business Trust.

D.                                    Income Beneficiary Age. If such trust is established under Article IX (as modified in accordance with paragraph 13.02B, if applicable) and the Income Beneficiary is (or becomes) entitled to distribution of net income of the trust due to the age of the Income Beneficiary, the trustee shall take such steps as are necessary to (i) allow the Income Beneficiary to make an election under Code Section 1361(d), and a comparable election under California law, if appropriate, to have the trust treated as a qualified Subchapter S trust (“QSST”) and (ii) in the case of an existing ESBT, convert the ESBT to a qualified Subchapter S trust (“QSST”) under Code Section 1361(d)(3). If the Income Beneficiary fails to make such election in a timely manner, the trustee shall make the election under Code Section 1361(e) for such trust to be an Electing Small Business Trust or to continue an existing ESBT as an ESBT, as the case may be.

E.                                     Exception if Unnecessary Under Tax Laws. Notwithstanding the preceding provisions of this paragraph, should the trustee determine within the trustee’s discretion that establishing a separate trust would be unnecessary under the tax laws at that time to protect against loss of the S election of the corporation, then no such separate trust shall be established and the remainder of this Article shall have no application to such trust.

13.03.              QSST Dispositive Provisions. A QSST shall be administered in accordance with the other provisions of this Declaration, modified as follows:

A.                                    Only One Income Beneficiary. During the life of the Income Beneficiary, there shall be only one Income Beneficiary of the trust.

B.                                    Corpus Distributions. Any corpus distributed during the life of the Income Beneficiary shall be distributed only to such Beneficiary.

C.                                    Termination of Income Interest. The income interest of the Income Beneficiary in the trust shall terminate on the earlier of such Beneficiary’s death or the termination of the trust.

D.                                    Termination of Trust During Life of Income Beneficiary. Upon the termination of the trust during the life of the Income Beneficiary, the trust shall distribute all of its assets to such Beneficiary.

E.                                     Income Distributions. All of the net income of the trust, as determined in accordance with the California Trust Law, but modified as necessary so that such net income is the same as “income” within the meaning of Code Section 643(b), shall be distributed at least quarterly to the Income Beneficiary. In addition, the trustee shall distribute to the Income Beneficiary an amount of money equal to the income tax payable by the Income Beneficiary with respect to capital gains of the S Corporation held by the trust and taxable to the Income Beneficiary, provided the trustee has sufficient funds available for such distribution. Any income that is accrued, accumulated or undistributed on the death of the Income Beneficiary shall be distributed in a manner permitted by Code Section 1361(d)(3)(B).

F.                                      No Distributions to Satisfy Support Obligations. No distributions from the trust shall be made to satisfy the legal obligation of another to support the Income Beneficiary.

G.                                    Successor Trustee in the Event of Dependent Beneficiary. No person named as a trustee under this Declaration shall serve as a trustee or co-trustee of a QSST established under this Article for the benefit of a person whom such trustee is obligated to support or maintain. In any such case, the successor trustee provided for herein shall serve as trustee of such trust.

H.                                   Section 1361(d)(3) or Treasury Regulations Modifications. Should Code Section 1361(d)(3) or the Treasury Regulations be amended or interpreted so as to require different provisions than those contained in the preceding paragraphs A through E, then such different provisions shall be applicable in the place of those contained above.

I.                                        QSST for Survivor. If stock in an S corporation is placed in a QSST for the survivor pursuant to paragraph 13.02A, instead of in the Marital Trust, then (i) paragraph 6.06 shall apply to such QSST, with each reference in paragraph 6.06 to the Marital Trust applying to such QSST, and (ii) at such time as no stock of any corporation having in effect an S election is held in such QSST, the assets of such trust shall be added to the Marital Trust, provided that the addition of such assets to the Marital Trust does not disqualify such QSST from the election under Code Section 1361(d) and is not a taxable event for such QSST.

13.04.              ESBT Administration. Each trust for which an election under Code Section 1361(e) to be an Electing Small Business Trust is in effect shall be administered in accordance with all requirements for such a trust under Code Section 1361(e) and applicable Treasury Regulations.

13.05.              Intent. Each separate trust established under this Article as a QSST is intended to be a “Qualified Subchapter S Trust” as defined by Code Section 1361(d)(3). Consequently, (i) the provisions of this Article shall be interpreted so as to comply and be consistent with the provisions of Code Section 1361(d) and the Treasury Regulations and other applicable authority promulgated thereunder; (ii) any provision of this Article that cannot be so interpreted shall be void and of no force or effect (unless necessary to preserve a marital deduction, as provided in paragraph 13.02A), and (iii) any provision of this Declaration that would cause the trust to fail to qualify as a Qualified Subchapter S Trust shall be void and have no force or effect (unless necessary to preserve a marital deduction, as provided in paragraph 13.02A). Each separate trust established under this Article as an ESBT is intended to be an “Electing Small Business Trust” as defined by Code Section 1361(e). Consequently, (i) the provisions of this Article shall be interpreted so as to comply and be consistent with the provisions of Code Section 1361(e) and the Treasury Regulations and other applicable authority promulgated thereunder;(ii) any provision of this Article that cannot be so interpreted shall be void and of no force or effect, and (iii) any provision of this Declaration that would cause the trust to fail to qualify as an Electing Small Business Trust shall be void and have no force or effect.

13.06.              Good Faith Exercise. No trustee shall be liable for any good faith exercise (or nonexercise) of the powers granted in this Article.

ARTICLE XIV.                                                       PROVISIONS REGARDING TRUSTEES.

14.01.              Designation of Trustee.

A.                                    Dentino Family Trust.

(1)                                 In General. Except as otherwise provided in paragraph 14.01A(2), the trustors hereby designate themselves as the co-trustees of the Dentino Family Trust; provided, however, that (i) as to any asset or account titled with “SPH,” William shall serve as the sole trustee with respect to such asset or account, and (ii) as to any asset or account titled with “SPW,” Rebecca shall serve as the sole trustee with respect to such asset or account. Should either trustor become unable because of death, incompetency or other cause to serve as a co-trustee, or should William or Rebecca become unable or cease to serve as sole trustee with respect to an SPH asset or account or an SPW asset or account, as the case may be, then the other trustor shall serve as sole trustee of the Dentino Family Trust or the SPH or SPW asset or account, as the case may be. Should the other trustor become unable because of death, incompetency or other cause to serve as trustee, then WILLIAM J. MARTIN shall serve as trustee of the

Dentino Family Trust, SPH asset or account and SPW asset or account. Should WILLIAM J. MARTIN become unable because of death, incompetency or other cause to serve as trustee, STEVEN J. ORLANDO shall serve as trustee of the Dentino Family Trust or the SPH or SPW asset or account, as the case may be. Should STEVEN J. ORLANDO become unable because of death, incompetency or other cause to serve as trustee, DAVID P. SILLS shall serve as trustee of the Dentino Family Trust or the SPH or SPW asset or account, as the case may be.

(2)                                 Molina Stock. Notwithstanding paragraph 14.01 A(1), William shall serve as sole trustee with respect to all shares of stock in Molina Healthcare, Inc., a Delaware corporation, or its successor entity, held in the Dentino Family Trust. If William resigns or becomes unable to serve as sole trustee with respect to all such shares, then Rebecca shall serve as successor sole trustee of all such shares held in the Dentino Family Trust. If Rebecca resigns or becomes unable to serve as sole trustee with respect to all such shares, then the person designated by her shall serve as successor sole trustee of all such shares held in the Dentino Family Trust.

B.                                    Survivor’s Trust.

(1)                                 William as Survivor. If the survivor is William, he shall serve as trustee of the Survivor’s Trust. If he becomes unable because of death, incompetency or other cause to serve as trustee, WILLIAM J. MARTIN shall serve as successor trustee of the Survivor’s Trust. If WILLIAM J. MARTIN becomes unable because of death, incompetency or other cause to serve as trustee, STEVEN J. ORLANDO shall serve as successor trustee of the Survivor’s Trust. If STEVEN J. ORLANDO becomes unable because of death, incompetency or other cause to serve as trustee, DAVID P. SILLS shall serve as successor trustee of the Survivor’s Trust.

(2)                                 Rebecca as Survivor. If the survivor is Rebecca, she shall serve as trustee of the Survivor’s Trust. If she becomes unable because of death, incompetency or other cause to serve as trustee, WILLIAM J. MARTIN shall serve as successor trustee of the Survivor’s Trust. If WILLIAM J. MARTIN becomes unable because of death, incompetency or other cause to serve as trustee, STEVEN J. ORLANDO shall serve as successor trustee of the Survivor’s Trust. If STEVEN J. ORLANDO becomes unable because of death, incompetency or other cause to serve as trustee, DAVID P. SILLS shall serve as successor trustee of the Survivor’s Trust.

C.                                    Marital Trust, Family Bypass Trust and Disclaimer Trust.

(1)                                 William as Survivor. If the survivor is William, he and WILLIAM J. MARTIN shall serve as co-trustees of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If William becomes unable because of death, incompetency or other cause to serve as co-trustee, WILLIAM J. MARTIN shall serve as successor sole trustee of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If WILLIAM J.

MARTIN becomes unable because of death, incompetency or other cause to serve as co-trustee or sole trustee, STEVEN J. ORLANDO shall serve as successor co-trustee or sole trustee, as the case may be, of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If STEVEN J. ORLANDO becomes unable because of death, incompetency or other cause to serve as co-trustee or sole trustee, DAVID P. SILLS shall serve as successor co-trustee or sole trustee, as the case may be, of the Marital Trust, Family Bypass Trust and Disclaimer Trust.

(2)                                 Rebecca as Survivor. If the survivor is Rebecca, she and WILLIAM J. MARTIN shall serve as co-trustees of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If Rebecca becomes unable because of death, incompetency or other cause to serve as co-trustee, WILLIAM J. MARTIN shall serve as successor sole trustee of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If WILLIAM J. MARTIN becomes unable because of death, incompetency or other cause to serve as co-trustee or sole trustee, STEVEN J. ORLANDO shall serve as successor co-trustee or sole trustee, as the case may be, of the Marital Trust, Family Bypass Trust and Disclaimer Trust. If STEVEN J. ORLANDO becomes unable because of death, incompetency or other cause to serve as co-trustee or sole trustee, DAVID P. SILLS shall serve as successor co-trustee or sole trustee, as the case may be, of the Marital Trust, Family Bypass Trust and Disclaimer Trust.

D.                                    Trusts for Issue. WILLIAM J. MARTIN shall serve as trustee of all trusts established pursuant to this Declaration for the issue of either of the trustors. Should WILLIAM J. MARTIN become unable because of death, incompetency or other cause to serve as trustee, STEVEN J. ORLANDO shall serve as successor trustee of all trusts established pursuant to this Declaration for the issue of either of the trustors. If STEVEN J. ORLANDO becomes unable because of death, incompetency or other cause to serve as trustee, DAVID P. SILLS shall serve as successor trustee of all trusts established pursuant to this Declaration for the issue of either of the trustors. With respect to trusts for grandchildren or further descendants, the trustors request, but do not direct or require, that at some point the trustee appoint one or more children of a trustor to serve as co-trustee(s) and/or the trustee resign and appoint one or more children of a trustor as trustee, as the trustee deems appropriate under the circumstances then existing.

E.                                     Interested Trustees. See paragraph 15.11 regarding Interested Trustees.

14.02.              Designation of Co-Trustees, Successor Trustees and Independent Trustee.

A.                                    Designation. Notwithstanding the provisions of the preceding paragraph, at any time and from time to time, a person serving as sole trustee of any trust may designate one or more persons to serve with him or her as a co-trustee. If no successor trustee is designated in the preceding paragraph, a person serving as trustee or co-trustee may designate his or her successor, and/or as successors, to such designated trustees. A trustee may designate different persons to hold different powers and may waive bond for any or all co-trustees and successors designated. Additionally, a designation may (i) specify the compensation for so serving, (ii) be for a fixed or an unlimited duration, (iii) be subject to the designating trustee’s subsequent revocation or alteration, (iv) be for all or a portion of such trustee’s powers, and (v) otherwise set forth terms and conditions of such service as are not inconsistent with this Declaration. Notwithstanding the foregoing, an Independent Trustee may only designate another Independent Trustee, to hold all or a portion of such Independent Trustee’s powers or succeed the designating Independent Trustee.

B.                                    Manner of Designation. This power to designate co-trustee(s) and successor(s) may be exercised only by delivering to the designee(s), to all other then serving trustees of such trust, if any, and to the then adult Current Beneficiaries of such trust a signed writing specifically referring to this paragraph. Any designation of successors may be revoked or amended by a subsequent designation that complies with the foregoing formalities.

C.                                    Conflict. If a conflict occurs between the terms of two or more designations, the terms of the most recent designation shall prevail.

D.                                    Condition to Serving. Persons designated as co-trustee(s) or successor(s) pursuant to this paragraph 14.02 shall not serve as so designated until compliance with paragraph 14.03.

E.                                     Independent Trustee. If an Independent Trustee is needed or required under this Declaration, the trustee of the trust then serving shall be the Independent Trustee if the trustee satisfies the definition of an Independent Trustee. If no trustee serving at that time satisfies the definition of an Independent Trustee, then the first successor trustee named pursuant to paragraph 14.01 A, B, C or D, as the case may be, who would be an Independent Trustee shall serve as Independent Trustee for the sole purpose of exercising or not exercising the Independent Trustee’s powers. If no successor trustee named herein would be an Independent Trustee, then the trustee may appoint an Independent Trustee, or in default thereof, a majority of the then living members of the group consisting of the then living adult children of either of the trustors, may appoint an Independent Trustee, upon their own volition or upon the request of any Current Beneficiary or Agent for a Current Beneficiary, provided that the appointee is not a Related or Subordinate Party with respect to the trustee or any such children. The appointing party(ies) may also remove an Independent Trustee so appointed and appoint a successor Independent Trustee, provided that the appointee is not a Related or Subordinate Party with respect to any appointing party(ies). If no Independent Trustee is appointed pursuant to the preceding sentences within thirty (30) days after the initial attempt by one or more members of the applicable group to assemble a majority thereof, or after the request by a Current Beneficiary or Agent for a Current Beneficiary, then any Current Beneficiary, Agent for a Current Beneficiary or the trustee may petition the court having jurisdiction over the trust estate to appoint an Independent Trustee. Notwithstanding any provision in this Declaration or any law, no trustee shall have any obligation under any circumstances to seek appointment of an Independent Trustee and no trustee shall have any liability to any Beneficiary or anyone else on account of the trustee’s failure to seek appointment of an Independent Trustee or on account of or resulting from there being no Independent Trustee then acting.

14.03.              Provisions Concerning Successor Trustees. No person shall be deemed to have qualified as a co-trustee or as a successor trustee of any trust unless such person consents to serve in such capacity in a writing delivered to his, her or its predecessor or, if such predecessor is not then living and competent, to the then adult Current Beneficiaries of such trust or, if none, to a parent or Agent for a minor Current Beneficiary. Such writing shall specifically acknowledge acceptance of any terms and conditions imposed on such person so serving, including but not limited to limitations on compensation, duration of service and exercisable powers. Such person may undertake a reasonable investigation into the assets and liabilities of such trust before consenting to serve. All reasonable expenses incurred by such person in determining whether to consent to serve shall be paid from such trust as an expense of administration.

14.04.              Exculpatory Clause.

A.                                    Exculpation of Trustee in General. A trustee named or designated pursuant to this Declaration shall not be liable to any Beneficiary for the trustee’s acts or omissions, except in cases of willful misconduct, bad faith, gross negligence or reckless indifference to the interest of the Beneficiary, as provided in California Probate Code Section 16461(b), and shall be entitled to be defended, indemnified and held harmless by the trust estate of the trust(s) with respect to which such acts or omissions relate (except for willful misconduct, etc.). The previous sentence does not relieve a trustee of any obligation to restore to the trust any profit received by the trustee as a result of a breach of the trust.

B.                                    Disbursements. No trustee without actual notice of any death, birth or other event upon which the right to payments under this Declaration depends shall be liable for any disbursements unless made in bad faith.

C.                                    No Successor Liability for Predecessor or Co-Trustee. No trustee or successor trustee shall be liable or responsible for the acts, omissions or defaults of a co-trustee or predecessor trustee, as the case may be. Unless, within ninety (90) days of his, her or its appointment, a successor trustee is requested in writing by a Current Beneficiary or a Current Beneficiary’s Agent to investigate the actions of the predecessor trustee, such successor trustee shall not be required to make such investigation and may accept the accounting records of the predecessor trustee without liability. If requested to investigate any action of the predecessor trustee, all trustee’s fees, attorneys’ fees, accounting fees and other fees and costs so incurred shall be paid by and charged against the trust estate, subject to any right of reimbursement or contribution from the predecessor trustee.

D.            No Liability for Co-Trustee or Successor Trustee. No trustee who has (i) designated co-trustees or successor trustees, (ii) delegated powers, or (iii) employed professionals to assist with the administration of any trust established hereunder shall be liable or responsible for the acts, omissions or defaults of such designees, delegates or professionals, nor shall the trustee be obligated to supervise or monitor any of them more often than on a semi-annual basis, unless either (a) the trustee made such designation, delegation or employed such professional in bad faith, with gross negligence or with willful misconduct, or (b) the trustee has actual knowledge of facts which might reasonably be expected to put him or her on notice of such acts, omissions or defaults and fails to act with respect thereto.

14.05.     Voluntary Resignation A trustee may resign upon written notice to all other trustees or, if there are none, to his, her or its successor or, if there is none, to all then adult Current Beneficiaries and a parent or Agent for any minor Current Beneficiary; provided, however, that such trustee shall continue to serve as trustee until his, her or its successor accepts appointment as trustee. The resigning trustee shall not be relieved of liability until his, her or its accounting has been settled pursuant to paragraphs 15.05 or 15.06.

14.06.     Incapacity of Trustee. Any individual trustee who is deemed incapacitated pursuant to paragraph 14.06A shall temporarily or permanently, as the case may be, cease to serve as a trustee of all trusts under this Declaration as provided in paragraph 14.06B.

A.            Determination of Incapacity or Capacity. For purposes of this Declaration, an individual trustee shall be deemed to be incapacitated or to have recovered from a temporary incapacity if either (i) a physician who is not related by blood or marriage to any trustee or Beneficiary examines such individual and certifies in writing that such individual is or is not temporarily or permanently incapacitated or any two of the spouse and adult children of such individual declare in writing under penalty of perjury that, in their opinion, such individual is or is not temporarily or permanently incapacitated (in either case, a “determination”), or (ii) the court having jurisdiction over any trust under this Declaration of which such individual is serving as trustee finds that such individual is or is not temporarily or permanently incapacitated (a “finding”). As used herein, the term “incapacitated” means incapable of exercising powers as trustee under the criteria set forth in California Probate Code Section 800, et seq. If any trustee (including a person who has been determined to be incapacitated) or Current Beneficiary disputes a determination, such trustee or Current Beneficiary may petition the court for a finding under this paragraph, and the court’s finding shall supersede the determination. The expenses of any examination or court proceeding under this paragraph 14.06A shall be paid from all trusts under this Declaration of which such individual is a trustee in proportion to the relative book values of such trusts.

B.            Effect of Determination or Finding of Incapacity.

(1)           Temporary Incapacity. An individual trustee shall temporarily cease to serve as trustee of all trusts under this Declaration upon a determination or finding of temporary incapacity. If the temporarily incapacitated trustee is serving as a co-trustee, the other trustee(s) shall make any and all decisions during the period of temporary incapacity as though they were the only trustee(s), and no successor trustee for such temporarily incapacitated trustee shall serve in his or her place. If the temporarily incapacitated trustee is serving as sole trustee, the successor trustee(s) named or designated herein shall serve in his or her place and shall make any and all decisions during the period of temporary incapacity as though they were the only trustee(s).

(2)           Resumption of Trusteeship Upon Recovery From Temporary Incapacity. Any trustee deemed to be temporarily incapacitated shall resume serving as a trustee upon a determination or finding of capacity, if made within ninety (90) days following the determination or finding of temporary incapacity. Unless an accounting is waived by a majority of all Current Beneficiaries of any trust, the successor trustee serving in place of a temporarily incapacitated sole trustee during the period of temporary incapacity shall not be relieved of liability with respect to such trust until such successor trustee’s accounting has been settled pursuant to paragraphs 15.05 or 15.06.

(3)           Permanent Incapacity. An individual trustee shall permanently cease to serve as trustee of all trusts under this Declaration upon the first to occur of (a) the expiration of ninety (90) days following a determination or finding of temporary incapacity, unless the individual trustee has resumed serving as trustee pursuant to paragraph (2) above, and (b) a determination or finding of permanent incapacity. For purposes of the preceding sentence, if, within ten (10) days following an individual trustee’s resumption of service as trustee pursuant to paragraph (2) above, there is a subsequent determination or finding of his or her incapacity, the temporary period of capacity shall be disregarded and the ninety (90) day period shall commence from the initial determination or finding of incapacity. A trustee who permanently ceases to serve as trustee pursuant to this paragraph shall not be relieved of liability as trustee until his or her accounting has been settled pursuant to paragraphs 15.05 or 15.06.

C.            Consent to Examination and Waiver of Doctor-Patient Privilege. Each individual trustee hereunder, by accepting his or her office, agrees (i) to cooperate in any examination reasonably necessary to carry out the provisions of this paragraph 14.06, (ii) to waive the doctor-patient privilege in respect to the results of such examination to the extent required to implement this paragraph 14.06 and otherwise to facilitate the administration of all trusts being administered hereunder, and (iii) that his or her obligation to comply with the provisions of this paragraph 14.06 is specifically enforceable.

14.07.     Delegation by Trustees Permitted.

A.            Temporary Absence. If co-trustees are serving hereunder, an individual co-trustee may from time to time delegate to the other co-trustee(s) all or any of his or her powers as trustee during temporary absences due to vacation, business or employment, illness or emergency, or other similar cause. Such delegation shall be in writing, shall specify the powers delegated and may be revoked or modified by a comparable writing. A statement that the trustee delegates all powers granted by this Declaration shall be sufficient to delegate all such powers. No delegation shall be made by anyone for longer than six (6) months, and any two delegations for the same purpose must be separated by at least thirty (30) days. Any such delegation shall be exercised by delivery by the delegating trustee to the other co-trustees of written notice specifying the powers delegated. Such delegation shall terminate as provided in the written notice, or upon the earlier to occur of (i) the delivery by the delegating trustee to the other co-trustees of written notice of termination and (ii) the expiration of six (6) months from the date of the delegation. Notwithstanding the foregoing, an Independent Trustee may only delegate to another Independent Trustee all or a portion of such Independent Trustee’s powers.

B.            Third Party Reliance on Delegation. Any third party, including any bank, savings and loan, title insurer, stock or bond broker or transfer agent may rely upon any delegation under this paragraph 14.07 and shall incur no liability for any action taken in reliance on such delegation in the absence of actual knowledge of its revocation or modification.

14.08.     Conflicts of Interest. No trustee named or designated herein shall be disqualified by reason of owning an interest in real or personal property, or in a corporation or other business venture, or by reason of being an officer, director or employee of any corporation or other business venture, an interest in which is also a part of the trust estate.

14.09.     Removal and Replacement of Trustee.

A.            By Survivor. The survivor may remove any trustee (or co-trustee) of any trust for any reason and without cause and appoint a replacement trustee (or co-trustee), provided that such replacement is not a Related or Subordinate Party with respect to the survivor.

B.            By Children. After the death of both trustors, a majority of all then living children of either trustor age thirty (30) or more may remove any trustee of any trust established hereunder for reasonable cause and substitute in lieu thereof a new trustee, provided that such new trustee is not a Related or Subordinate Party as to any of such children or any Current Beneficiaries of the trust. With respect to a replacement trustee, such majority of the children may specify (i) the compensation for so serving; (ii)

the term or duration of service; (iii) the powers to be held by each replacement trustee, and such majority may designate different persons to hold different powers, provided, however, that all of the removed trustee’s powers are vested in one or more of the replacement trustees; and/or (iv) otherwise set forth terms and conditions of such service as are not inconsistent with this Declaration. When the removed trustee has received written notice of his, her or its removal and has been notified in writing by his, her or its successor of the latter’s acceptance, the removed trustee shall surrender to the appropriate replacement trustee all books, records and assets in his, her or its possession comprising a portion of the trust estate or relating thereto. However, such removed trustee shall not be relieved of liability until his, her or its replacement has qualified and such trustee’s accounting has been settled pursuant to paragraphs 15.05 or 15.06. As used in this paragraph, the term “reasonable cause” includes, but is not limited to, (i) the legal incapacity of the trustee; (ii) the willful or negligent mismanagement by the trustee of trust assets; (iii) the abuse or abandonment of, or inattention to, the trust by the trustee; (iv) a Federal or state charge against the trustee involving the commission of a felony or serious misdemeanor; (v) an act of stealing, dishonesty, fraud, embezzlement or moral turpitude; (vi) the trustee’s failure to comply with a written agreement regarding compensation or any other legally enforceable written agreement affecting the trust’s operation; (vii) the failure of a corporate trustee to appoint a senior officer with at least five (5) years of experience in administering trusts to handle the account; (viii) unreasonably high turnover of account officers assigned to the trust (unless requested by the Current Beneficiaries); (ix) unreasonably poor investment performance; (x) the removal of all Current Beneficiaries from the State wherein the corporate trustee is licensed to conduct business as a corporate trustee; (xi) the relocation of the trustee away from the location where the trust operates so as to interfere with the administration of the trust; (xii) merger, acquisition or a deteriorating financial condition of a corporate trustee; or (xiii) any other reason for which a court of competent jurisdiction would remove a trustee. The power of removal and replacement may be exercised on a child’s behalf by his or her Agent.

14.10.     Bond Waived. No bond shall be required of any trustee named herein, or of any trustee designated in accordance with this Article XIV if such designation waives bond for such trustee, whether serving alone or with co-trustees and whether named or designated to serve alone or with co-trustees. Additionally, no bond shall be required of a trustee neither named nor designated herein, unless requested by a majority in percentage interest of all Income Beneficiaries of such trust or their Agents.

14.11.     Compensation for Services. The trustee shall pay himself, herself or itself reasonable compensation for services rendered to the trust estate as trustee, even if receiving compensation as a partner, officer, director or employee of any partnership, corporation or business venture, an interest in which is included in the trust estate, and shall reimburse himself, herself or itself for any expenses of the trust or the trust estate that such trustee has paid. If the trustee is a professional person, such as an attorney, consultant, physician or accountant, the trustee’s compensation shall not be less than his or her standard hourly rate for work as a professional person, and may be more if reasonable under the circumstances. Notwithstanding the foregoing, any person may waive the right to compensation for services rendered to the trust estate, provided such waiver is specific and in writing and is executed by the person rendering the services for which such compensation is being waived. A waiver may be limited in duration or to specific services.

14.12.     Majority Control; Vacancy. When more than two trustees are serving, the determination of a majority of them with respect to any matter affecting any trust shall control. The dissenting trustees shall not be liable to any person for any action taken or not taken pursuant to the decision of the majority. During a vacancy in a co-trusteeship, the remaining co-trustee or co-trustees may act for the trust.

14.13.     Actions by Independent Trustee.

A.            Powers Limited to Independent Trustee. If any of the following powers are granted the trustee by this Declaration, such powers shall be exercised only by an Independent Trustee:

(1)           Directions to Make Distributions or Loans. Directions to make distributions or loans pursuant to paragraphs 9.06C, 9.06D, 9.07D, 9.07E, 9.12C, 9.12D, 9.13D or 9.13E.

(2)           Timing of Distributions. To postpone or accelerate distributions to a Beneficiary pursuant to paragraph 10.04;

(3)           Support Disbursements. If the trustee is legally obligated to support a Beneficiary, to make discretionary distributions of income or principal to or for the benefit of the Beneficiary for his or her support that would discharge, in whole or in part, the trustee’s legal obligation to support the Beneficiary, except that if the Independent Trustee is legally obligated to support a Beneficiary, then the power to make such discretionary distributions shall be vested solely in the next designated successor trustee who does not have such legal obligation; and

(4)           Other Powers. To exercise any other power exercisable by the Independent Trustee under the terms of this Declaration.

B.            Liability of Independent Trustee Limited. An Independent Trustee shall not be liable for exercising or not exercising such powers, unless such exercise or non-exercise involves bad faith, willful misconduct, gross negligence or reckless indifference to the interest of the Beneficiary, as provided in California Probate Code Section 16461(b), and shall be entitled to be defended, indemnified and held harmless by the trust estate of the trust(s) with respect to which such powers were or could have been exercised (except for bad faith, etc.). The previous sentence does not relieve the

Independent Trustee of any obligation to restore to the trust any profit received by the Independent Trustee as a result of breach of the trust.

C.            Application to Independent Trustee; Delegation. The provisions of this Article shall apply to any person or corporation serving as Independent Trustee solely for such purpose; provided, however, that no Independent Trustee may delegate the powers granted such Independent Trustee by this paragraph 14.13 or described herein except to another Independent Trustee.

D.            Independent Trustee Compensation and Limited Responsibility. A person or corporation serving as Independent Trustee for such purpose shall have no responsibility for the administration and management of the trust estate and shall receive reasonable compensation for his, her or its services in the same way as described in paragraph 14.11 for the trustee.

14.14.     Certain Actions of Trustee Restricted. If a power conferred on a trustee under this Declaration would have the effect of invalidating a disclaimer made by such trustee, then the conferral of such power shall be void ab initio and such power shall instead be vested in any co-trustee or co-trustees designated herein whose holding of such power would not invalidate such disclaimer. If no such co-trustee or co-trustees are then serving, such power shall instead be vested in an Independent Trustee whose holding of such power would not invalidate such disclaimer.

14.15      Disclaimer of Fiduciary Powers. Any person or entity acting alone or jointly as a trustee of a trust may renounce or disclaim any one or more of the rights, powers, duties or discretions exercisable by such trustee of such trust without resigning as trustee, in which event any such renounced or disclaimed right, power, duty or discretion shall thereafter be exercisable solely by the other person(s) and/or entity(s) then acting as trustee of such trust who have not renounced or disclaimed such right, power, duty or discretion (if any). Except as hereinafter expressly provided otherwise, no such renunciation or disclaimer shall in any way affect the rights, powers, duties and discretions of any other person(s) and/or entity(s) then or thereafter acting as trustee of such trust. If the sole trustee or all of the person(s) and or entity(s) acting jointly as trustee, in whom any such right, power, duty or discretion is vested, renounce or disclaim such right, power, duty or discretion, or resign or otherwise cease to act, such right, power, duty or discretion shall thereafter be vested exclusively in and exercisable solely by the person (s) and/or entity(s) named or appointed as herein provided to act as the next successor trustee of such trust who or which is (or are) then willing and able to become a trustee for the purpose of exercising such right, power, duty or discretion, and such successor trustee shall thereupon become and thereafter act as a trustee of such trust for the sole purpose of exercising such renounced or disclaimed right, power, duty or discretion, and such successor trustee so becoming a trustee for such limited purpose shall have no other right, power, duty or discretion except as may be expressly otherwise provided elsewhere herein.

ARTICLE XV.                    TRUST ADMINISTRATION.

15.01.     Powers of Trustee. Subject to any limitations contained elsewhere in this Declaration, the trustee is granted all powers necessary to carry out the terms of this Declaration, powers granted by law and the following powers:

A.            Employ Professional and Other Assistance. To employ, compensate and grant discretionary authority to agents, managers, attorneys, accountants, brokers, investment counselors and others, even if they are associated with a trustee. The trustee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared by such persons as to matters which the trustee reasonably believes to be within such person’s professional or expert competence and shall not be liable for losses resulting therefrom.

B.            Pay Expenses and Carry Insurance. To pay all expenses, taxes, assessments, compensation of the trustee and other expenses incurred in the administration of all trusts established hereunder, including the collection, care, administration and protection of the trust and such insurance as the trustee deems advisable to protect the trust estate from damage or loss and to protect the trustee personally from liability.

C.            Receive and Retain Property. To receive and retain any property at any time subject to this Declaration, regardless of whether receipt or retention thereof violates sound diversification principles, or such property is under productive or unproductive.

D.            Hold Property. To hold property in the name of the trustee (with or without revealing fiduciary capacity), or in the name of a nominee, or in bearer form.

E.            Operate a Business. To hold and operate a business or an interest in a business at the risk of the trust estate and not at the risk of the trustee, and to incorporate or dissolve such business or to operate it as a corporation, limited liability company or partnership, limited or general, or in any other form. To exercise all voting and management rights attendant to owning an interest in such a business, including the right to vote securities, give proxies and pay assessments; to participate in voting trusts, pooling arrangements, foreclosures, reorganizations, consolidations, mergers and liquidations; to deposit securities with and transfer title to any protective or other committee; and to exercise or sell stock subscription or conversion rights.

F.             Manage and Control Property. To manage, control, lease for terms within or beyond the duration of a trust created hereunder, grant options with respect to, partition, divide, improve, insure and repair any kind of property, real or personal, to have all the rights, powers and privileges of an owner of the securities held in the trust, including, but not limited to, the powers to vote, give proxies and pay assessments, to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to deposit securities with and transfer title and delegate discretions to any protective or other committee as the trustee may deem advisable; and to exercise or sell stock options, stock subscriptions or conversion rights.

G.            Purchase and Sell. To purchase, exchange or sell for cash or upon terms at public or private sale any kind of property, real or personal, including trust funds administered by the trustee, shares of investment trusts, investment companies, mutual funds, mortgage participations, stocks, bonds, futures contracts and other securities, puts, calls, straddles and other options of every kind, general and limited partnership interests and interests in other business ventures, whether or not an interest in any such property is already included in the trust estate. The trustee may maintain brokerage accounts, including margin and commodity accounts, and in connection therewith borrow, pledge securities, make short sales and sell on margin or otherwise. If any security is purchased for a premium or at a discount, such premium or discount shall be amortized in a reasonable manner. The trustee’s investment performance shall be evaluated in light of his, her or its overall investment performance and not in light of any isolated investment.

H.            Create Restrictions. To create restrictions, easements and servitudes.

I.             Borrow and Lend. To borrow and lend money and to encumber trust property by mortgage, deed of trust, pledge, or otherwise for the debts of the trust or the joint debts of the trust and any co-owner of the property in which the trust has an interest and in connection therewith to execute any mortgages, deeds of trust, pledges, guarantees or other loan or security documents reasonably attendant thereto. While both trustors are living, the trustee shall also guaranty any debt or other obligation of a trustor or the trustors or an entity in which they have an interest (direct or indirect) upon written request of the trustors. Any loan, guarantee, pledge or encumbrance may be for a period within or beyond the duration of the trust. While both trustors are living, the trustee shall lend money to, and/or encumber all or any of the assets of the trust by mortgage, deed of trust, pledge, guarantee or otherwise to secure any indebtedness of the trustors together, irrespective of whether such mortgage, deed of trust, pledge, guarantee or otherwise is for the benefit of the trust or for the exclusive benefit of a trustor or the trustors. The trustee shall do the same for the survivor as to the Survivor’s Trust. The trustee may borrow from or lend money to the estate of a trustor or any trust created by a trustor or the trustors for adequate consideration (interest and security), as determined by the trustee in the trustee’s discretion and without any court or Beneficiary approval, regardless of whether the trustee is also a fiduciary of the lender or borrower or a beneficiary of the lender or borrower.

J.             Conduct Banking. To deposit trust funds in accounts of any kind, with any bank, savings and loan association or similar institution, including a trustee; to withdraw such funds; to designate in writing the persons, whether or not trustees, who may conduct such activities; and such institutions may rely, without liability, on such designation.

K.            Combine and Divide Trusts. To combine two or more trusts having the same Beneficiaries and Inclusion Ratios, provided they have substantially the same terms, as determined by the trustee, into a single trust. The trustee may also divide any trust established hereunder into two or more separate trusts of equal or unequal value but on the same terms and with the same Beneficiaries for the purpose of creating an Exempt Trust and a Non-Exempt Trust or for any other purpose. Division of a trust shall be made according to the value of the assets of the trust at the time of the division. Whenever such division will result in the residual transfer of property after the satisfaction of a pecuniary payment, such pecuniary payment shall carry Appropriate Interest. If any provision of this Declaration provides that property is to be added to a trust by reason of the partial or complete distribution or termination of another trust or otherwise, the trustee shall add property having an Inclusion Ratio of zero only to an Exempt Trust and the trustee shall add property having an Inclusion Ratio greater than zero only to a Non-Exempt Trust. If a trust with the appropriate Inclusion Ratio does not exist, the trustee shall establish a new trust having the same terms, conditions and Beneficiaries as the trust to which such property would otherwise have been added so that such property may be added to the new trust without changing the Inclusion Ratio of such property.

L.            Distribute Assets. To allocate or distribute trust assets, in cash or in kind or partly in each, including undivided interests, pro rata or non-pro rata, and for this purpose to sell trust assets. In making such allocation or distribution, the trustee is not required to consider the income tax bases of such assets or the potential income tax consequences to the distributees. Property distributed in kind shall be selected and valued as required by the Code, Treasury Regulations and Revenue Rulings. Unless otherwise required by the Code, Treasury Regulations and Revenue Rulings, the trustee shall value property distributed in kind at its value on the date or dates of distribution. Whenever the distribution of property would result in the residual transfer of property after the satisfaction of a pecuniary payment, such pecuniary payment shall carry Appropriate Interest.

M.           Pay a Deceased Beneficiary’s Death Taxes. To pay a deceased Beneficiary’s Death Taxes, including interest, attributable to such Beneficiary’s interest in the trust estate. The trustee may purchase assets from and make loans to such Beneficiary’s personal representative or trustee, as determined by the trustee.

N.            Deal With Insurance. To acquire by purchase, bequest, gift or in any other manner one or more policies insuring the life, health, or income of any Beneficiary or any person in whom any Beneficiary has an insurable interest, and to retain each policy as a part of any trust established hereunder, the benefits thereunder to be payable to such trust; and to exercise all options, benefits, rights and privileges of an owner thereof, including the right to borrow against and to pledge such insurance, to surrender it for its cash value, to name and change beneficiaries, to select and change settlement options, and to receive any benefits thereunder, all for the exclusive benefit of such trust.

(1)           Premiums. The trustee may but is not obligated to pay premiums for such life insurance or cause them to be paid by others and shall incur no liability if such premiums are not paid. If the trustee has actual notice that any premium has not been paid when due or will not be paid when due, the trustee may apply the cash value of such insurance to the purchase of paid-up insurance, borrow against such insurance for the payment of premiums, use other assets of the trust to pay such premiums, surrender such insurance or take such other action as the trustee deems reasonable and appropriate under the circumstances.

(2)           Trustee Powers Regarding Insurance. On receipt of proof of death of an insured, or on receipt of proof of the prior maturity of any policy, and on receiving possession of the policies, the trustee shall use reasonable efforts to collect all sums payable on them, which sums on receipt shall be principal and any interest paid thereon by the insurer shall be income. The trustee may maintain, defend, compromise, arbitrate or settle any suit or claim with respect to such insurance. However, the trustee shall not be responsible for any acts or omissions of the insured in connection with any policy and shall not be required to prosecute any action to collect any insurance or to defend any action relating to any policy unless indemnified in a manner and amount satisfactory to the trustee.

(3)           Reliance by Insurers. Insurers shall have no obligation to inquire into the terms of this Declaration or see to the application of the proceeds of any policy, and may rely without liability on a receipt, release or other document executed by the trustee.

(4)           Ownership. If the trust estate includes insurance on the life of a trustee, all other trustees or, if there are none, the next successor trustee shall exercise all incidents of ownership with respect to such insurance.

O.            Deal With Certain Treasury Bonds. The trustee may purchase and retain United States of America Treasury Bonds which may be redeemed at par in payment of the Federal estate tax which will be imposed upon the estate of any person in whose Gross Estate all or any portion of the assets of any trust established hereunder shall be included. The trustee may borrow to purchase such bonds and secure such borrowing in such manner as the trustee determines appropriate. Such borrowings shall bear interest at such rate as the trustee shall agree with the lender, even if one or more trustees are lenders. The trustee shall submit such bonds for redemption in payment of such person’s Federal estate tax liability without regard to the assets comprising his or her probate estate. The trustee may rely upon any written estimate by the executor of such person’s estate of the amount of the Federal estate tax imposed upon such estate and the amounts of Treasury bonds which may be redeemed at par in payment of that tax.

Any bonds purchased by the trustee shall be the separate property of the person on whose behalf such bonds were purchased and any liability incurred for such purchase shall be the separate liability of such person.

P.             Abandon Property. To abandon or decline to administer any property or interest in property belonging to the trust when, in the trustee’s discretion, the property has no material value or insufficient value to justify its collection or continued administration, or the abandonment is in the best interest of the trust and its Beneficiaries.

Q.            Leasing. To lease trust property for terms within or beyond the term of the trust for any purpose, including exploration for and removal of gas, oil, and other minerals; and to enter into community oil leases and pooling and unitization agreements.

R.            Deal With Claims. To pay, initiate, defend or contest any claim; to settle a claim by or against the trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the trust to the extent that the claim is uncollectible in the trustee’s opinion; and to institute, compromise and defend actions and proceedings relating to the trust, the interpretation of the trust, the performance of duties or exercise of discretion by the trustee or any property of the trust the trustee deems advisable, whether in court, by mediation or by arbitration. The trustee’s powers under this paragraph shall apply during the term of the trust and after distribution of trust assets. The trustee shall have no obligations or duties, however, for any litigation or claims occurring after distribution of trust assets, unless the trustee is adequately indemnified by the distributees for any loss connected with these matters.

S.             Partition. To partition, allot or distribute in cash, in undivided interest or in kind or partly in each at valuations determined by the trustee and to sell such property as the trustee may deem necessary to make divisions for distributions.

T.            Purchase or Sell From Estate or Trust. To purchase or sell property at its fair market value (i.e., for adequate and full consideration in money or money’s worth), as determined by the trustee in the trustee’s discretion, from or to a trustor’s probate estate or any trust established by either trustor or the trustors, regardless of whether the trustee is also a fiduciary of any such estate or trust or a beneficiary of any such estate or trust, all without approval of any Beneficiary or court.

U.            Withhold Distributions Subject to Disputes. To withhold from distribution, without the payment of interest, all or any part of the property that is to be distributed, as long as the trustee shall determine in the trustee’s discretion that such property may be subject to conflicting claims, to tax deficiencies, or to liabilities, contingent or otherwise.

V.            Allow Occupancy. To permit any person having an interest in the income of the trust to occupy any real property owned by the trust on such terms as the trustee shall deem proper, whether rent free or in consideration of payment of taxes. insurance, maintenance and ordinary repairs, or otherwise.

W.           Real Property. With respect to an interest in real property, to construct, or make ordinary or extraordinary repairs to, alterations to, or improvements in, buildings or other structures, demolish improvements, raze existing or erect new party walls or buildings, subdivide or develop land, dedicate land to public use or grant public or private easements, and make or vacate plats and adjust boundaries

X.            Appoint Trustee in Other Jurisdiction. To appoint a trustee to act in another jurisdiction regarding trust property in the other jurisdiction, confer on the appointed trustee all powers and duties of the appointing trustee, require that the appointed trustee furnish security, and remove any trustee so appointed.

Y.            Resolve Disputes. To resolve a dispute over the interpretation of the trust or its administration by mediation, arbitration or other procedure for alternative dispute resolution.

Z.            No Need to Make Adjustments. The trustee shall not be required to make adjustments in the rights of any Beneficiaries, or among the principal and income accounts, to compensate for the consequences of any tax decision or election that has had the effect, directly or indirectly, of preferring one Beneficiary or a group of Beneficiaries over others.

AA.         Powers on Termination. On termination of the trust, the powers of the trustee granted herein shall continue until distribution of the property to the persons entitled thereto, and the trustee may exercise the powers appropriate to wind up the administration of the trust and distribute the trust property to the persons entitled to it.

BB.         Limitations on Trustee’s Duty of Loyalty. Except in cases of willful misconduct, bad faith, gross negligence or reckless indifference to the interests of the Beneficiaries, as provided in California Probate Code Section 16461(b), it is not a breach of the trust for the trustee to take any of the following actions:

(1)           Lend the trustee’s own funds to the trust for any trust purpose, with interest at current rates, and receive reasonable security for such a loan;

(2)           Purchase for the trustee’s personal account trust property from the trust for adequate and full consideration in money or money’s worth;

(3)           Lease or sell the trustee’s own property to the trust at a rent or price not in excess of its fair market value;

(4)           Employ the trustee, a relative of the trustee, or a business in which the trustee has an interest, to perform needed services for the trust or any business in which the trust has an interest and to pay compensation not exceeding fair market value;

(5)           Acquire or retain an interest in property in which the trust also has an interest;

(6)           Acquire or retain stock of a corporate trustee or an affiliate of a corporate trustee unless the acquisition or retention would violate the trustee’s duties in the case of stock of a similar corporation other than the trustee or its affiliate;

(7)           Deposit funds in a bank in which the trustee has an interest;

(8)           Perform as trustee any action described above with a relative of the trustee or a business in which the trustee has an interest; and

(9)           Hold property of multiple trusts without segregating or dividing the property and without separately titling the property of each trust, but instead keeping accounts sufficient to identify the property of each trust.

15.02.     Income and Expenses. Income accrued on property distributed to a trust shall be treated as income. Income accrued at the termination of an interest in a trust shall retain its character as income and be administered as a part of the next succeeding interest. At the termination of an interest, the trustee shall not apportion periodic payments of principal not then due but may prorate taxes and other expenses.

15.03.     Accounting for Separate Trusts. If separate trusts are established hereunder, each trust shall constitute a separate and independent trust. The trustee shall keep an account for each trust and may, but shall not be required to, segregate trust assets. Each trust established hereunder may be designated by the name of its Income Beneficiary and the date of its creation or by such other designation as trustee deems appropriate.

15.04.     Delay in Distribution. If any trust established hereunder is subject to the Federal estate or generation-skipping transfer tax, the trustee may delay distribution or division of such trust until after the alternate valuation date under Code Section 2032; provided, however, that all rights to income and principal established under other provisions of this Declaration shall not be affected by such delay.

15.05.     Annual Accounting. Any person who is a Current Beneficiary of any trust being administered under this Declaration shall be entitled to receive an annual accounting of such trust. Any such account may be settled pursuant to California Probate Code Section 16060, et seq., or by sending the account to all Current Beneficiaries of such trust, or their Agents, at their respective last known addresses by certified mail, return receipt requested. If a Beneficiary is a minor and has no Agent, then such account may be sent to the parent of the Current Beneficiary and such parent, if not also a trustee, may approve the account with the same effect as if the Beneficiary were an adult and approved the account. No guardian ad litem shall be required for any minor, unborn or unascertained Beneficiary. Unless written objections are received by the trustee within one hundred eighty (180) days of mailing such account, the account and all transactions set forth therein shall be deemed settled and approved.

15.06.     Receipts Upon Distribution. As a condition precedent to the distribution of any part of the principal of a trust established hereunder to a Beneficiary entitled thereto the trustee may require such Beneficiary to deliver to the trustee a receipt for the portion of the trust estate then paid to such Beneficiary. As an alternative, the trustee may furnish such Beneficiary with an accounting of the acts and doings of the trustee then acting hereunder or of any predecessor trustee and may require such Beneficiary to deliver to the trustee a receipt for the portion of the trust estate then paid to such Beneficiary together with a release and discharge of the trustee from all liability for any act, investment, transaction or distribution of the trustee shown on that accounting up to and including the date of such distribution. If any such Beneficiary, after being furnished with the foregoing accounting of the trustee, refuses or neglects to furnish the trustee with such receipt, release and discharge, then the trustee, prior to making such distribution and at the expense of the appropriate trust(s), may submit its account or accounts to a court of proper jurisdiction in order to obtain a decree absolving the trustee from all further liability hereunder after the making of such distribution.

15.07.     Other Property May Be Added. Upon the trustee’s written acceptance, other property may be added to any trust established hereunder.

15.08.     Environmental Hazards and Compliance With Environmental Laws.

A.            Authorization to Inspect Property Prior to Accepting Property or Consenting to Serve as Trustee.

(1)           Due Diligence Prior to Acceptance. Prior to accepting assets as part of the trust estate and prior to consenting to serve as a trustee or co-trustee of any trust established hereunder, any person named or designated herein to so serve may take the following actions at the expense of the trust estate:

(a)           Site Inspection. To enter and inspect any existing or proposed asset of such trust (or of any partnership or corporation in which the trust holds an interest) for the purpose of determining the existence, location, nature, and magnitude of any past or present release or threatened release of any hazardous substance; and

(b)           Document Inspection. To review records of the currently serving trustee or either of the trustors (or of any partnership or corporation in which the trust or either of the trustors holds an interest) for the purpose of determining compliance with any Federal, state or local environmental laws or regulations, including those records relating to permits, licenses, notices, reporting requirements, and governmental monitoring of hazardous waste.

(2)           Equivalent Rights. The right of the person named or designated to serve as trustee to enter and inspect assets and records of a partnership or corporation under subparagraph (1) above shall be treated as equivalent to the right under state law of a partner or shareholder to inspect assets and records under similar circumstances.

(3)           No Consent From Due Diligence. Acts performed under this paragraph by a person named or designated as trustee shall not constitute consent to serve as a trustee or co-trustee.

(4)           Trustee Acceptance of Specific Assets. If, upon any review of a trust’s assets under this paragraph, the person named or designated to serve as trustee discovers that an asset of the trust or of an entity in which the trust holds an interest is contaminated with hazardous waste or otherwise not in compliance with any environmental law or regulation, he, she or it may decline to so serve solely as to such asset or interest while consenting to so serve as to all other assets and interests of the trust. Similarly, any currently acting trustee or co-trustee may refuse to accept the transfer of any asset or interest proposed to be transferred to the trustee. If there is no person willing to serve as trustee or co-trustee with respect to any asset or interest in or proposed to be transferred to any trust, the court having jurisdiction over such trust shall appoint a receiver or special trustee to hold and manage the rejected asset or interest, pending its final disposition.

B.            Termination, Bifurcation or Modification of Trust Due to Environmental Liability.

(1)           Permissible Actions. If any trust established hereunder holds one or more assets, either directly or through any corporation or partnership, the nature, condition or operation of which is likely to give rise to liability under, or is an actual or threatened violation of, any environmental law or regulation, the trustee may take one or more of the following actions:

(a)           Modify. Modify the trust provisions by granting the trustee such additional powers as are required to protect the trust and its Beneficiaries from liability or damage relating to the actual or threatened violation of any such environmental law or regulation;

(b)           Bifurcate. Bifurcate the trust;

(c)           Appoint Special Trustee. Appoint a special trustee to administer any such assets or business interests which fail to comply with or may give rise to liability under any environmental law and regulation; or

(d)           Abandon. Abandon such assets or business interests.

(2)           Terminate. With court approval, the trustee may terminate the trust or partially or totally distribute its assets to its Beneficiaries.

(3)           Broad Discretion. It is the trustors’ intent that the trustee have the widest possible discretion in identifying and responding to administration problems associated with the potential environmental liability of any trust or the trustee, in order to protect the interests of such trust, the trustee and the Beneficiaries of the trust.

C.            Trustee’s Powers Relating To Environmental Laws. The trustee may, on behalf of any trust established hereunder, take any action necessary or appropriate to prevent, abate, avoid or otherwise remedy any actual or threatened violation of any environmental law or regulation or any condition that may reasonably give rise to liability under any environmental law or regulation, including but not limited to performing investigations and audits and taking action considered a “response” under 42 U.S.C. Section 9601(25), relating to any asset which is or has been held as part of such trust.

D.            Indemnification of Trustee for Environmental Expenses.

(1)           Environmental Expenses. The trustee shall be entitled to be indemnified and reimbursed from any trust for any liabilities, losses, damages, penalties, costs or expenses incurred arising out of or relating to the actual or threatened violation of any environmental laws or regulations (hereinafter “environmental expenses”). Environmental expenses shall include, but not be limited to:

(a)           Investigation and Remediation. Costs of investigation, removal, remediation, response, or other cleanup costs of contamination by hazardous substances, as defined under any environmental law or regulation;

(b)           Legal Fees. Legal fees and costs arising from any judicial, investigative or administrative proceeding relating to any environmental law or regulation;

(c)           Other Fees and Fines. Civil or criminal fees, fines or penalties levied with respect to the violation of any environmental law or regulation; and

(d)           Consultants and Other Experts. Fees and costs payable to environmental consultants, engineers or other experts, including legal counsel, relating to the identification, avoidance or prevention of or in any other manner related to any environmental law or regulation.

(2)           Expenses for Assets Owned Directly or Indirectly. This right to indemnification or reimbursement shall extend to environmental expenses relating to:

(a)           Owned by Trust Outright. Any real property or business enterprise which is or has at any time been owned or operated by the trustee as part of any trust; and

(b)           Owned by Business. Any real property or business enterprise which is or has at any time been owned or operated by a corporation or partnership in which the trustee holds or has held at any time an ownership or management interest as part of any trust.

(3)           Expenses Paid From Trust. The trustee need not expend his, her or its own funds in payment of environmental expenses; instead, environmental expenses may be paid directly from trust assets. Any environmental expenses paid directly by the trustee shall be reimbursed from the trusts holding the assets giving rise to the environmental expenses. Pending reimbursement from such trusts, the trustee shall have a primary lien against the assets of such trusts.

(4)           Bad Faith. Notwithstanding anything in this paragraph 15.08D to the contrary, this right of indemnification or reimbursement shall not apply to any environmental expenses resulting from the trustee’s negligence, intentional wrongdoing, bad faith or reckless disregard of fiduciary obligation.

E.            Indemnification of Trustee for Environmental Expenses In Excess of Trust Value. If the assets of any trust are insufficient, or there is insufficient liquidity in any trust to satisfy the obligation of indemnification or reimbursement for environmental expenses provided in the preceding paragraph D, the trustee shall notify the trustors and the Current Beneficiaries thereof. If the assets giving rise to the environmental expenses were directly or indirectly transferred to the trust by the trustors, then the trustors shall within thirty (30) days thereafter indemnify or reimburse the trustee for such environmental expenses. Any indemnification under this paragraph shall be in a form reasonably acceptable to the trustee. Upon the death of a trustor prior to the indemnification or reimbursement of the trustee as required under this paragraph, the obligation of indemnification or reimbursement shall constitute a lien upon the property of such trustor and such trustor’s estate, and a legally enforceable debt of such trustor.

F.             Exoneration of Trustee for Acts Relating To Environmental Law. The trustee shall not be liable to any Beneficiary or to any third party for any action or inaction relating to any environmental law or regulation, or for the payment of any environmental expenses; provided, however, that the trustee shall be liable for any such action, inaction or payment which is a breach of trust or is committed negligently, in bad faith or with reckless or intentional disregard of the trustee’s fiduciary obligations hereunder.

G.            Allocation of Environmental Expenses and Receipts Between Income and Principal. The trustee may allocate all environmental expenses paid and all reimbursements or other funds received relating to environmental expenses between income and principal of the trust estate. In making such allocation, the trustee shall consider the effect of such allocation upon income available for distribution, the value of trust principal, and the income tax treatment of such expenses and receipts. The trustee may create a reserve for payment of anticipated environmental expenses.

15.09.     Special Provisions Regarding Business Interests. In respect to any ownership interest (“Ownership Interest”) in any business or entity (including but not limited to partnerships, corporations, limited liability companies, sole proprietorships or fee ownership of real estate) initially transferred to the trust by one or both trustors or initially acquired while one or both trustors are serving as trustee, or after such initial transfer or acquisition, held by another trust established under this Declaration (or activities related to any of the foregoing), but subject to paragraph 6.06, the following shall apply:

A.            Powers to Accept and Continue Ownership. The trustee is authorized within the trustee’s absolute discretion to accept transfer of any Ownership Interest from a trustor or the trustors (or from the estate of a trustor or a trust established by a trustor or the trustors) and to invest in and continue to own any such Ownership Interest and to retain any such Ownership Interest so acquired; to acquire additional Ownership Interests in such entity; and to become a limited or general partner, sole proprietor, member or stockholder in any new enterprise or enterprises related to such entity. Without independent investigation, the trustee may accept as correct and rely on financial or other statements rendered by an accountant, an officer or a principal of any entity in which the trustee is authorized to retain an Ownership Interest.

B.            No Diversification. All of the powers given to the trustee in paragraph 15.09A may, in the trustee’s absolute discretion, be exercised without regard to the normal principals of diversification or prudence applicable to trust investments, including but not limited to California Probate Code Sections 16007, 16048 and 16049, and the California Prudent Investor Act, especially with respect to any Ownership Interest transferred to the trust by a trustor or the trustors (or from a trustor’s estate or a trust established by a trustor or the trustors) or any Ownership Interest acquired by the trust while a trustor is the trustee or the trustors are the trustees.

C.            Control of Ownership Interests. Subject to fiduciary duties, the trustee shall have all powers with respect to all Ownership Interests, including, without limitation, the power to incorporate any business entity, to dissolve or liquidate any business entity, to retain, sell, exchange, merge, reorganize or otherwise dispose of any Ownership Interest, to loan money to an entity, to make capital contributions to an entity, to guarantee obligations of an entity in his capacity as trustee and to take any action that may be taken by shareholders, partners, members or owners.

D.            Profits and Losses. Profits and losses shall inure to and be chargeable to the trusts owning such Ownership Interests, and not to the trustee personally.

E.            No Liability for Losses or Misconduct, Etc. The trustee shall not be liable to any Beneficiary or to any other person for losses resulting from retaining any of Ownership Interests or for misconduct, mismanagement or negligence on the part of any partner, shareholder, member, employee, director or officer who is not the trustee himself. The trustee shall be held harmless against and be indemnified from the trust for any claims, liability, losses or damages chargeable against the trustee arising from or connected with the trustee’s possession, management or ownership as trustee of any Ownership Interest, regardless of its form, provided the trustee (a) shall not be indemnified for the trustee’s own acts or omissions while acting in the capacity of an employee, officer, manager or director and (b) did not fail to mitigate the loss or correct the negligence after having notice of it.

F.             Trustee’s Activities. Notwithstanding any fiduciary duty that might otherwise apply, the trustee in his individual capacity may serve as a manager, officer (including chief executive officer), director or employee of any entity in which the trustee is permitted to hold as trustee an Ownership Interest under this paragraph 15.09. Notwithstanding any fiduciary duty that might otherwise apply, the trustee may also own in his individual capacity or as trustee of another trust an interest in any entity in which the trustee is permitted to hold as trustee an Ownership Interest under this paragraph 15.09.

15.10.     Tax Elections and Allocations. The trustee may make all tax elections and allocations the trustee may consider appropriate; however, this authority shall be exercised only in a fiduciary capacity and may not be used to enlarge or shift any beneficial interest except as an incidental consequence of the discharge of fiduciary duties. All tax elections and allocations made by the trustee in good faith shall not require equitable adjustments.

15.11.     Special Provisions Regarding Trustees and Interested Trustees.

A.            Interested Trustee. “Interested Trustee” means for any trust a trustee or Independent Trustee who is or in the future may be eligible to receive income or principal pursuant to the terms of the trust, including from a trust to which any portion of the trust estate is transferred pursuant to this Declaration, even if the person’s only interest is a remote contingent remainder interest. A person is not an “Interested Trustee” if the person’s only interest is as a potential appointee under a non-fiduciary power of appointment held by another person the exercise of which will take effect only in the future, such as a testamentary power held by a living person.

B.            Certain Tax Elections by Non-Interested Trustees. No Interested Trustee shall make or participate in any decision with respect to any tax election or option under Federal, state or local law that could diminish or shift his or her beneficial interest hereunder to the beneficial interest hereunder of another person, or diminish or shift the beneficial interest of another person hereunder in favor or him or her. Any such tax election or option shall be made only by fiduciary or fiduciaries that do not have a beneficial interest hereunder or whose beneficial interest could not be enlarged, diminished or shifted by the election or option. If the only fiduciary or fiduciaries who otherwise could exercise such tax election or option hold beneficial interests hereunder that could be so enlarged, diminished or shifted, another individual or a bank or trust company (but not an individual, bank or trust company that is related or subordinate within the meaning of Code Sec. 672(c) to any acting fiduciary hereunder) shall be appointed by the Independent Trustee by an acknowledged instrument delivered to the person so appointed and the fiduciary so appointed shall alone exercise any such election or option.

C.            Trustee/Beneficiary. Notwithstanding any other provision of this Declaration, no Interested Trustee who is a Beneficiary of any trust created hereunder shall ever participate as trustee of that trust in (i) the exercise, or decision not to exercise, any discretion over beneficial payments, distributions, applications, uses or accumulations of income or principal by the trustee to or for any Beneficiary other than pursuant to an ascertainable standard, if any, expressly set forth and authorized in this Declaration, or (ii) the exercise of any general power of appointment described in Code Sections 2041 or 2514 (but this shall not apply to a general power of appointment, if any, granted in a non-fiduciary capacity). If a power to make discretionary distributions of income or principal is conferred on two or more trustees, the power may be exercised by any trustee who is not a current permissible beneficiary of that power. If, and as long as there is no trustee who is not a current permissible beneficiary of that power, the Independent Trustee shall appoint a trustee who is not a current permissible beneficiary of that power, and the power may be exercised by the trustee appointed by the Independent Trustee.

D.            Life Insurance Policies. Except as to the Survivor’s Trust, if any trust holds an interest in a life insurance policy on the life of a trustee of such trust, such trustee shall exercise no powers or rights with respect to such policy and all such powers and rights shall be held by and exercised (or not exercised) by the co-trustee of such trust, or if or while there is no co-trustee of such trust the next successor trustee designated herein shall hold and exercise (or not exercise) such powers and rights.

ARTICLE XVI.                  PAYMENT OF DEBTS, EXPENSES AND TAXES

16.01.     Payment of Debts and Expenses. Upon the death of a trustor, the trustee may pay the following obligations and liabilities of such trustor as soon as reasonably convenient, not necessarily in the order stated: (a) all bona fide debts of such trustor that are properly payable by such trustor’s probate estate if a timely creditor’s claim is filed, (b) the expenses of last illness and funeral of such trustor, (c) necessary and proper expenses of administration of this trust and such trustor’s probate estate, including without limitation, trustee’s fees, out of pocket expenses, and all other expenses directly associated with the administration of this trust or such trustor’s probate estate, and (d) the costs and expenses, including professional fees and appraisals, necessary to institute any legal proceeding and to file any tax returns required to determine the amount of any tax owed by such trustor or arising by reason of the death of such trustor; provided, however, that any property taxes, liens, encumbrances or other debts directly related to any property not held in or passing to this trust shall be charged to and paid from such property. Upon the death of the decedent, any payments so made shall be allocated and charged to the separate and community property of the decedent as provided by California law, and the trustee shall take such action as is necessary to recover from the survivor or the Survivor’s Trust amounts paid that are chargeable to the survivor’s property or the Survivor’s Trust. Upon the death of the survivor, any payments so made shall be allocated and charged to the Survivor’s Trust.

16.02.              General Rule for Payment and Apportionment of Death Taxes. Except as provided in paragraph 16.03 or elsewhere in this Declaration, each Death Tax arising by reason of a trustor’s death shall be paid by the trustee and charged to, prorated among, or recovered in the manner provided by California and Federal law in effect at the time of such trustor’s death (not to the exclusion of laws of other jurisdiction when applicable).

16.03.              Exceptions and Clarifications to General Rule for Payment and Apportionment of Death Taxes. The following exceptions and clarifications shall modify the general rule for the payment and apportionment of Death Taxes provided in paragraph 16.02:

A.                                    Gifts Indicated as Free of Death Tax. No Death Taxes (or the minimum amount possible) shall be charged to any property designated in this Declaration or in a trustor’s Will as passing without sharing in apportionment of Death Tax (using language by way of example and not limitation such as “without apportionment of Death Tax” or “free of all Death Taxes”). To the extent Death Taxes would have been charged to such property but for the application of this provision, such Death Taxes shall instead be charged among the other property subject to apportionment in a reasonable manner as determined by the trustee.

B.                                    Qualified Retirement Plans or Other “Outside” Assets. The trustee, in the trustee’s sole discretion, may, but need not, pay all or any part of any Death Tax chargeable against a Beneficiary’s interest in property held outside of the trust (including by way of example and not limitation a Qualified Retirement Plan) using funds provided by the Beneficiary, funds from the Beneficiary’s share of trust assets, or both. The trustors request, but do not require, the trustee to so pay taxes when doing so enhances the Beneficiary’s ability to benefit from income tax deferred compounding associated with property held outside of the trust (including by way of example and not limitation a Qualified Retirement Plan). The trustee shall not apply Qualified Retirement Plan assets passing under this Declaration to pay any Death Taxes to the extent such amounts are chargeable to other assets.

C.                                    Disclaimed Property. Any increase in Death Taxes resulting from a qualified disclaimer shall be paid to the greatest extent possible from the disclaimed property.

D.                                    Charitable Deduction Property. No Death Taxes (or the minimum amount possible) shall be charged against property includible in a trustor’s Gross Estate that qualifies for the charitable deduction under Code Section 2055, and each trustor waives the right to recover Federal estate tax from such property under Code Sections 2206 and 2207.

E.                                     Exempt QTIP Assets Pass Free of Death Tax. With respect to property transferred by the decedent during life or at death for the benefit of the survivor that is included in the survivor’s Gross Estate for federal estate tax under Code Section 2044, no Death Taxes (or the minimum amount possible) shall be charged against any of such property that is Exempt by reason of allocation of the decedent’s generation skipping transfer tax exemption. Each Death Tax shall instead be charged to the maximum extent possible against the balance of such property that is not so Exempt.

G.                                    Lifetime Transfers; 2207B Confirmation. Each trustor hereby reaffirms the right to recover Federal estate tax under Code Section 2207B.

H.                                   Gift Tax on Lifetime Gifts. If any Death Taxes are payable because gift taxes paid are included in a trustor’s Gross Estate under Code Section 2035(b), then the trustee shall prorate and charge such Death Taxes to the recipient(s) of the gift(s) that generated such gift taxes (on an equitable basis), to the extent reasonably possible. To the extent such proration and charge is not reasonably possible, such Death Taxes shall be charged among the various property that would have been subject to apportionment regardless of such inclusion of gift taxes, in a reasonable manner as determined by the trustee.

I.                                        Payment From Exempt and Non-Exempt Assets. If two or more trusts established under this Declaration have substantially identical terms and substantially identical Beneficiaries, but have differing inclusion ratios, the portion of Death Taxes allocated to the substantially identical trusts shall be paid first from such substantially identical trusts with an inclusion ratio of one and thereafter from such substantially identical trusts with progressively smaller inclusion ratios. The preceding provisions of this paragraph shall not apply to the extent that charging and paying such taxes as provided above increases the Inclusion Ratio of any trust hereunder.

16.04.              Payment of GST Tax. Upon an event causing a “direct skip,” a “taxable distribution,” or a “taxable termination” for the purposes of the Federal or other generation-skipping transfer tax, the trustee may pay the amount of generation-skipping transfer tax due from the assets subject to such tax (including the property being distributed), but the amount paid shall not exceed the amount of such tax generated by the treatment of such trust property as property subject to tax; provided, however, the trustee shall not apply Qualified Retirement Plan assets passing under this Declaration to pay any generation-skipping transfer tax to the extent such amounts are chargeable to other assets.

16.05.              Allocation of GST Exemption; Other Tax Elections. The trustee shall have the power to allocate each trustor’s available generation-skipping transfer exemption in such amounts and to such assets as the trustee, in the trustee’s sole discretion, believes will best minimize the aggregate transfer taxes paid by the trustors and other Beneficiaries of the trusts established by this Declaration and shall not make any offsetting adjustments to the interests of income or principal Beneficiaries or among various trust or gifts to compensate for any benefits or detriments arising from the allocation. Otherwise, whenever the trustee may have an election allowable under the Code or the tax law of any other jurisdiction, the trustee may make any one or more, or none, of such elections as the trustee, in the trustee’s sole discretion, deems best, and the trustee need not, but may, make offsetting adjustments to the interests of income or principal Beneficiaries or among various trusts or gifts to compensate for any benefit or detriments arising from making any such election.

16.06.              Portability; No Code Section 2010(c)(5) Election. If the trustee is serving as the decedent’s “executor,” the trustee shall not make the election under Code Section 2010(c)(5).

ARTICLE XVII.                                                  AMENDMENT AND REVOCATION.

17.01.              During Trustors’ Lives. As long as both trustors are living, this Declaration may be amended or revoked as follows:

A.                                    Either trustor acting alone may revoke this Declaration.

B.                                    This Declaration may be amended only by written agreement of both trustors.

C.                                    This Declaration may be amended by a trustor with respect to such trustor’s community estate, quasi-community estate and separate estate in a writing signed by such trustor and the trustee.

17.02.              During the Survivor’s Life. Following the death of the first trustor, the survivor may amend, revoke or terminate the Survivor’s Trust; however, no other trust established upon the death of the decedent may be amended, revoked or terminated, except as otherwise specifically provided in this Declaration. On the survivor’s death, none of the trusts created by this Declaration may be amended, revoked or terminated, except as otherwise specifically provided in this Declaration.

17.03.              Agents. Notwithstanding paragraphs 17.01 and 17.02, the Agent of a trustor may revoke or amend this Declaration at such times and in such ways as such trustor could revoke or amend this Declaration, except that an Agent under a durable power of attorney shall be limited in action as provided for in the durable power of attorney.

17.04.              Method of Revocation or Amendment. Any revocation or amendment of this Declaration may be made only by a written instrument delivered to the trustee.

17.05.              Revocation by Gift. While both trustors are living, the procedural requirements of this Article for revoking or amending trusts do not apply to gifts of trust property made from the trust estate that would be valid if the gifted property were not subject to this trust. While the survivor is living, the procedural requirements of this Article for revoking or amending trusts do not apply to gifts of trust property made from the Survivor’s Trust trust estate that would be valid if the gifted property were not subject to this trust. Any gift described above revokes the trust with respect to the gifted property.

17.06                 Effect of Defective Documents. The procedural requirements of this Article for revoking or amending trusts are intended to prevent fraud, reduce the risk of undue influence and provide certainty with respect to the intentions of the trustors or the survivor with respect to the Survivor’s Trust. A court, in order to give effect to the actual intentions of a trustor, may give effect to a document not satisfying all procedural requirements for revoking or amending a trust if the court finds that: (1) the trustor taking the action was competent; (2) the attempted revocation or amendment was not the result of fraud, undue influence or duress; (3) the document was clearly intended to amend or revoke the trust and (4) there is no reason to deny equitable relief. The proponent of the document shall have the burden of proof. The standard of proof with respect to these matters shall be: (1) preponderance of the evidence with respect to amendments having no impact or only incidental impact on distribution of the trust after the trustor’s death; and (2) clear and convincing evidence in the case of changes that substantially affect distribution of a trust.

17.07.              Effect of Amendment Not Acceptable to Trustee. The consent of the trustee is not required for a valid amendment. In the event a trust amendment substantially increases the duties or liabilities of the trustee or changes the trustee’s compensation without the trustee’s consent, the trustee shall have the right to resign.

17.08                 Limitation on Exercise of Powers by Conservator or Guardian of Estate. No conservator or guardian of a trustor’s estate shall have any power to amend or revoke the trust or exercise any power of appointment; provided, however, that if the conservator or guardian is acting under a court order made in compliance with a “substituted judgment” statute, then the conservator or guardian shall have the power to amend or revoke the trust to the same extent the trustor would have had such power. Until such an order is made, no conservator or guardian shall be deemed to hold such a power for any purpose.

ARTICLE XVIII.                                             DEFINITIONS.

As used in this Declaration, the terms set forth below shall have the following meanings:

18.01.              Agent. An individual’s “Agent” means (i) the individual’s attorney-in-fact acting under a durable power of attorney, to the extent such durable power of attorney authorizes the exercise of a particular power, or (ii) the individual’s duly appointed conservator or guardian, to the extent such conservator or guardian gives notice to the trustee and obtains approval for the exercise of such power from the Court which appointed the Agent as such conservator or guardian.

18.02.              Appropriate Interest. “Appropriate interest” means interest payable at the statutory rate of interest set forth in California Probate Code Section 12001, beginning from the date specified in California Probate Code Section 12003 and continuing until the date of payment.

18.03.              Beneficiary. “Beneficiary” means any person who may receive mandatory or discretionary distributions of income or principal hereunder, or is a remainder beneficiary.

18.04.              Charity. “Charity” means an organization described in Code Sections 170(c), 2055(a) and 2522(a).

18.05.              Child, Grandchild and Issue. “Child” means (i) lawful blood descendants, (ii) persons legally adopted before attaining majority, whether born or adopted before or after the date of execution of this Declaration, and (iii) illegitimate offspring provided that a parent-child relationship is determined to exist with the parent in question under the California Uniform Parentage Act in effect from time to time; provided, however, that if the parent in question is competent for more than one year (at any time) after an illegitimate offspring is born, such offspring shall be considered a child only if the parent has, for some period, had a normal parent-child relationship with such offspring. “Child” specifically excludes foster children and stepchildren. “Grandchild” refers to a child of a child. “Issue” includes a person’s lineal descendants, determined as provided in this paragraph, of all generations, except for illegitimate offspring who do not satisfy clause (iii) above.

18.06.              Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

18.07.              Current Beneficiary. “Current Beneficiary” means any person entitled, at the time such person’s status is to be determined, to mandatory or discretionary distributions of income or principal from the trust estate.

18.08.              Death Taxes. “Death Taxes” means any foreign, state, or Federal estate, inheritance, succession, or other transfer tax that may arise by reason of a person’s death, including any interest and penalties in connection with such various taxes, and including any “recapture” taxes (e.g., under Code Section 2032A), but specifically excluding any generation skipping transfer tax (or interest or penalties thereon).

18.09.              Discretion. Unless the discretion is made sole or absolute, the trustee must act reasonably and not in bad faith. If the discretion is made sole or absolute, the trustee must not act in bad faith.

18.10.              Education. “Education” includes elementary and secondary schooling, including instruction in music, art and other subjects conducted either before or after the regular school day, vocational training, college and postgraduate study, at an institution of the individual’s choice and payments for such education shall include tuition, books, supplies, tutors and reasonable travel and living expenses.

18.11.              Exempt; Exempt Trust. “Exempt” means having an Inclusion Ratio of zero for purposes of the generation-skipping transfer tax. An “Exempt trust” is a trust which has an Inclusion Ratio of zero for purposes of the generation-skipping transfer tax.

18.12.              Income Beneficiary. “Income Beneficiary” means any person entitled, at the time such person’s status is to be determined, to mandatory or discretionary distributions of income from the trust estate.

18.13.              Independent Trustee. “Independent Trustee” means a trustee who is none of (i) a Beneficiary of the trust with respect to which such trustee is serving, (ii) a person who has transferred or joined in the transfer of property to such trust, or (iii) a Related or Subordinate Party to any person described in clauses (i) or (ii) above. If a General Power of Appointment held by a Beneficiary of a trust may only be exercised with the consent of the Independent Trustee, the term “Independent Trustee” also means a person who does not have a substantial interest in the property subject to the power which is adverse to the exercise of the power in favor of the Beneficiary, his or her estate, his or her creditors or the creditors of his or her estate.

18.14.              May. “May” is discretionary.

18.15.              Non-Exempt; Non-Exempt Trust. “Non-Exempt” means having an Inclusion Ratio of greater than zero for purposes of the generation-skipping transfer tax. A “Non-Exempt trust” is a trust which has an Inclusion Ratio of greater than zero for purposes of the generation-skipping transfer tax.

18.16.              Pay To. “Pay to” includes applications of benefits for a Beneficiary and payments to a Beneficiary’s Agent. If the trustee is directed to pay all of the net income of a trust to an Income Beneficiary, such payments or applications shall be in monthly or other convenient installments, but not less frequently than quarterly, unless otherwise specified herein. The trustee may budget the estimated annual income and expenses of any trust created herein in such manner as to equalize, as far as practicable, periodic income payments to Current Beneficiaries of such trust where such equalization appears advisable.

18.17.              Qualified Retirement Plan. “Qualified Retirement Plan” means any employee benefit plan or individual retirement arrangement that is allowed to accumulate any part of its earnings on an income tax deferred basis under the Code including, by way of example and not limitation, plans described under Code sections 401, 403, 408, 408A, and 457. A Qualified Retirement Plan includes a plan that is reasonably believed to qualify under one or more such Code provisions even if it is subsequently determined that such plan does not so qualify.

18.18.              Right of Representation. Distribution of property to or division of property among the issue of a person by “right of representation” means to divide the property into as many equal shares as there are living children of such person, if any, and deceased children of such person who leave issue then living. Each living child of such person shall be allocated one share, and the share of each deceased child who leaves issue then living shall be allocated in the same manner.

18.19.              Shall. “Shall” is mandatory.

18.20.              Spouse. Reference to an individual’s “spouse” is to the person who is such individual’s lawfully married spouse, determined by the laws of the jurisdiction in which such individual resides. A person shall not be considered a “spouse,” however, unless he or she is living with such individual as husband or wife (disregarding temporary absences due to vacation, business or employment, illness or emergency) and no action for separation, separate maintenance, dissolution of marriage or similar proceeding is then pending.

18.21.              Tax Terminology. If used in this Declaration, the following terms shall have the meanings set forth or determined in accordance with the Code: “Adjusted Gross Estate,” “Adjusted Taxable Gifts,” “Direct Skip,” “General Power of Appointment,” “Gross Estate,” “Inclusion Ratio,” “Income in Respect of a Decedent,” “Maximum

Federal Estate Tax Rate,” “Nonadverse Party,” “Related or Subordinate Party,” “S Corporation,” “Taxable Estate” and “Tentative Tax.”

18.22.              Trust. “Trust” means a separate share of the trust estate established pursuant to this Declaration, as further divided into Exempt and Non-Exempt Trusts or otherwise divided herein.

18.23.              Value. “Value” means fair market value as defined in Treasury Regulation Section 20.2031-1(b).

ARTICLE XIX.                                                      MISCELLANEOUS PROVISIONS.

19.01                 Captions. Article numbers, the division of this Declaration into articles and the use of captions are for convenience to aid in interpretation, but are not to be considered in the construction and interpretation of this Declaration if there is a conflict between a caption and the text.

19.02.              Partial Invalidity. If any provision of this Declaration is unenforceable, the remaining provisions shall, nevertheless, be carried into effect.

19.03.              Rules of Construction and Change of Situs. The validity, construction and all rights under this Declaration are governed by the internal law (and not the law of conflicts) of the State of California; provided, however, that all matters pertaining to the trustee’s administration of real property shall be governed by the laws of the situs of such real property, including such state’s conflict of law principles. This paragraph shall apply regardless of any change of residence of any trustee or any Beneficiary, or the appointment or substitution of a trustee residing in another state. The trustee may, with the consent of a majority in percentage interest of all Income Beneficiaries of any trust or their Agents, change the situs of such trust and elect to have such trust be governed by the laws of another state.

19.04.              Interpretation. The masculine, feminine or neuter and the singular and plural shall include the others as appropriate. Unless otherwise specified to the contrary, reference to a particular section of any code, statute or regulation includes any successor thereto and amendment thereof.

19.05.              Intentional Omission. The trustors have intentionally omitted to provide in this Declaration for any person or persons not mentioned herein who, if the trustors had died intestate, would be entitled to share in his or her estate as an heir at law or otherwise, including but not limited to any person who does not meet the definition of a “child” pursuant to clause (iii) of paragraph 18.05.

19.06.              Trust Name. While both trustors are living, the trust shall be known as the DENTINO FAMILY TRUST.

Date: 9-20, 2017.

/s/ William Dentino
WILLIAM DENTINO, Trustor

/s/ Rebecca R. Dentino
REBECCA R. DENTINO, Trustor

Acceptance by Trustees

We accept the transfers of the properties described in the attached Schedule A and acknowledge that we will hold and distribute the assets of the trust in accordance with the provisions of this Declaration of the Sixth Amendment and Restatement of the Dentino Family Trust by William Dentino and Rebecca R. Dentino.

Date: 9-20, 2017.

/s/ William Dentino
WILLIAM DENTINO, Trustee

/s/ Rebecca R. Dentino
REBECCA R. DENTINO, Trustee

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF PLACER	)

On 9/20, 2017, before me, Susan J. Stewart, Notary Public (here insert name and title of the officer), personally appeared WILLIAM DENTINO, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Susan J. Stewart

[Seal]

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF PLACER	)

On 9/20, 2017, before me, Susan J. Stewart, Notary Public (here insert name and title of the officer), personally appeared REBECCA R. DENTINO, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Susan J. Stewart

[Seal]

DECLARATION OF THE SIXTH AMENDMENT AND RESTATEMENT OF THE DENTINO FAMILY TRUST

ACKNOWLEDGEMENTS

SCHEDULE A

DENTINO FAMILY TRUST

All assets described in that certain General Transfer dated March 14, 2012, executed by WILLIAM DENTINO and REBECCA R. DENTINO as trustors and as trustees, and all other assets transferred to the Dentino Family Trust.